Exhibit 10.2

General Terms and Conditions

for

Engineering, Procurement, and Construction

of

Air Quality Control (AQC) Systems

August 26, 2005

by and between

FirstEnergy Generation Corp.

and

Bechtel Power Corporation

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General Terms and Conditions for Engineering, Procurement, and Construction

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General Terms and Conditions for Engineering, Procurement, and Construction

ARTICLE 1 - DEFINITIONS

1.1 Definitions. The following terms, when used in this Agreement with initial capitalization, shall have the meanings given below unless in any particular instance the context clearly indicates otherwise:

"AE-Constructor" and/or "Contractor" means Bechtel Power Corporation, the entity primarily responsible for performing and procuring the work.

“Affiliate” means, with respect to a Party, any Person: (i) which such Party now or hereafter owns or controls directly or indirectly; (ii) which is owned or controlled by the same company or companies that owns, directly or indirectly, a controlling interest in such Party; or (iii) which owns or controls, directly or indirectly, such Party. As used herein, “control” means direct or indirect possession of the power to direct or cause the direction of the management or policies of a legal entity, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in Section 1.2.

“Applicable Codes and Standards” means the codes, standards or requirements set forth herein or in any Applicable Law, which codes and standards include those described in FirstEnergy’s Requirements, and shall govern Contractor’s performance of the Project. In the event of an inconsistency or conflict between any of the Applicable Codes and Standards as contained in this Agreement and any referenced attachment, exhibit, schedule or subcontract, the highest such performance standard shall govern Contractor’s performance under this Agreement.

“Applicable Law” means any federal, state, or local statute, ordinance, rule, regulation, policy or guidance, any judicial or administrative order or judgment (whether or not by consent), any duties imposed by common law, and any provision or condition of any permit, license, or other operating authorization of any Governmental Authority or other body having jurisdiction over the Parties, the performance of the Project, or the Site.

“AQC Unit” means a portion of a Subproject associated with a Generating Unit.

“Available Amount” has the meaning set forth in Section 12.6.

“BAPC Ohio” means Bechtel Associates Professional Corporation, (Ohio), an Ohio professional corporation which is an Affiliate of Contractor.

“Bond” means an on demand, non-replenishing performance and/or payment security, in form and substance mutually agreeable to the parties.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of Ohio are required to be closed.

“Change Order” means a written order issued by FirstEnergy to Contractor after the execution and delivery of this Agreement or a written instrument signed by both Parties after execution and delivery of this Agreement in accordance with Article 8 or a written determination pursuant to Section 19.4 that authorizes an addition to, deletion from, suspension of or other modification to the requirements of this Agreement, and, to the extent provided for herein, an adjustment to the Target Construction Cost, the Project Schedule, any Guaranteed Final Completion Dates, any scope of work under the Subproject, the Performance Guarantee, any of the Warranties or any other obligation of either Party hereunder.

“Changed Criteria” has the meaning set forth in Section 8.1(A).

“Commencement Date” for each Subproject means the date of issuance of a Notice to Proceed with full construction, or an equivalent release to commence full construction of that Subproject.

“Contractor Indemnified Parties” means Contractor, its Affiliates, and their respective directors, officers, agents, employees, invitees, successors, and assigns.

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"Contractor's Project Manager" means Contractor’s designated authorized Project representative actively engaged in the supervision of the Project and in all matters relating to this Agreement, who shall have complete authority to act on behalf of Contractor on all matters pertaining to the Project, including giving instructions and making changes in the Project.

“Contract Price”means the Fee, reimbursable costs, and all other amounts payable by FirstEnergy to Contractor under Section 5.1 (provided, the Contract Price shall not include any amounts paid to Contractor for payments to FE Vendors that Contractor administers on FirstEnergy’s behalf).

“Corrective Work”has the meaning set forth in Section 13.1(B).

“Craft Labor” means building and construction trades crafts employed by the Contractor or Subcontractors for the construction of the Project.

“Critical Path Schedule”has the meaning set forth in Section 6.4(A).

“Data" means documentation, manuals, maps, plans, schedules, programs, specifications, software, reports, drawings, designs and other relevant information and works of authorship.

“Development Phase” shall mean with respect to each Subproject, the time period prior to the Commencement Date.

“Drawings”mean the graphic and pictorial documents showing the design, location and dimensions of the Project, generally including plans, elevations, sections, details, schedules and diagrams and the 3-dimensional model. Upon approval by FirstEnergy pursuant to Section 3.3(C), such Drawings shall form a part of the Agreement.

“Effective Date”means the date of execution by FirstEnergy and Contractor of this Agreement, or such other date as may be mutually agreed by FirstEnergy and Contractor as the Effective Date of this Agreement.

“Environmental Law” means any Applicable Law relating to, (A) the protection of (i) natural resources and the environment, or (ii) human health and the public welfare from actual or potential exposure to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Substance, or (B) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, of any Hazardous Substance.

“FE Vendor” means a supplier of equipment, Materials, and/or services with respect to the Project or any Subproject, under direct contract with FirstEnergy (including any direct contract with FirstEnergy in which Bechtel acts as FirstEnergy’s agent).

“FE Vendor Arrangement” has the meaning set forth in Section 3.1(B).

“Fee” has the meaning set forth in Exhibit 5.1.

“Final Completion Certificate”means a certificate signed by Contractor in the form of Exhibit 6.3(C).

“Final Completion”has the meaning set forth in Section 6.3(A).

“Final Document Delivery” has the meaning set forth in Section 6.3(A).

“Final Lien and Claim Waiver”means the waiver and releases provided to FirstEnergy by Contractor and Subcontractors in accordance with the requirements of Section 6.3(A), which shall be in the form of Exhibit 6.3(A).

“Financing Assignee” has the meaning set forth in Section 19.3(C).

“Financing Documents” means any and all loan agreements, notes, indentures, security agreements, pledges, mortgages, subordination agreements, intercreditor agreements, partnership agreements, subscription agreements, participation agreements and other documents relating to the construction, interim or long-term financing of any Subproject and any refinancing of any Subproject (including a leveraged lease), including any and all modifications, extensions, renewals and replacements of any such financing or refinancing.

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“FirstEnergy” means FIRSTENERGY GENERATION CORP., an Ohio corporation.

“FirstEnergy Indemnified Parties” means FirstEnergy, its Affiliates, and their respective directors, officers, agents, employees, invitees, successors, and assigns.

“FirstEnergy Designated Representative” means that Person or Persons designated by FirstEnergy in a written notice to Contractor who shall have authority to act on behalf of FirstEnergy on all matters pertaining to the Project, including giving instructions and making changes in the Project.

“FirstEnergy Reliable Information” has the meaning set forth in Section 3.1(B).

“FirstEnergy’s Requirements” means the work scope attached hereto as Attachment A, the operating specifications, performance data sheets, and coal analysis data sheets, in each case together with all attachments thereto, and all other documents provided or identified by FirstEnergy to Contractor’s Project Manager specifying the purpose, scope, and/or design and/or other technical criteria for the Project.

“Force Majeure Event”means (i) an act of God, epidemic, landslide, lightning, earthquake, flood, fire, eruption, tornado, or other unusual natural event of any kind affecting a Party that was not voluntarily induced or promoted by the affected Party and did not result from a breach of such Party’s obligations under this Agreement or unlawful behavior by such Party, or (ii) failure of renewal, revocation, denial or delay in obtaining (after the affected Party has used due diligence and all reasonable commercial efforts to obtain) any necessary governmental authorization or permit, (iii) acts of any Governmental Authority (not resulting from a violation, or failure to fulfill the requirements, of Applicable Law by the affected Party), (iv) war, riot, civil disorder, terrorist act, embargo, strike or other concerted labor action, or (v) any other event, whether similar or not to the foregoing which, in each case, is beyond the reasonable control of the affected Party, despite such Party’s best efforts to fulfill its obligations under this Agreement. “Best efforts to fulfill its obligations” includes attempting to anticipate any Force Majeure Event and to address the effects of any such event (a) as it is occurring, and (b) after it has occurred, such that the delay or violation is minimized to the greatest extent possible. Failure or delay to perform of any Subcontractor, inability to obtain or delay in obtaining equipment, Materials or transport, and lack of availability of laborers, Subcontractors or local materials, shall not be a Force Majeure Event as to a Party unless caused by a Force Majeure Event or, where a Subcontractor fails to perform, an event which would, as to the Subcontractor directly affected thereby, qualify as a Force Majeure Event hereunder.

“Generating Unit” means an electric power generating unit to which a Subproject, or a portion of a Subproject, is being applied.

“Good Practices”means those practices and methods, and that level of competence, care, skill and judgment, generally used by internationally recognized, experienced and prudent contractors, engineers, manufacturers and professionals working in the electric power generation industry in the United States to design, engineer, construct, manufacture, commission, test and operate electric power generation facilities and ancillary equipment for the electric power industry, lawfully and safely, and with due consideration for reliability, efficiency, operability and maintainability. It is not intended that Good Practices be limited to the optimum practices, methods or acts to the exclusion of others, but rather a spectrum of practices, methods, or acts which internationally recognized, experienced and prudent contractors, engineers, manufacturers and professionals would be expected to employ in carrying out the requirements of this Agreement.

“Governmental Authority”means any federal, state, or local governmental body, including any legislative, judicial, or executive body, or agency or subdivision thereof, in each case having jurisdiction to exercise authority or control over a Party or its agent or over any part of or all of the Project or the Site.

“Guaranteed Final Completion Dates”has the meaning set forth in Section 6.3(B).

“Hazardous Substances”means any chemical or other material which is or may become injurious to the public health, safety, or welfare or to natural resources or the environment; any pollutant; contaminant; waste, solid or hazardous; any petroleum product; polychlorinated biphenyls; asbestos and asbestos-containing material; and includes substances defined as "hazardous substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.

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“Incentive Criteria” means the Scorecard Incentive Criteria, Target Construction Cost, and any other criteria which adjusts Contractor’s Fee as provided in Exhibit 5.1.

“Interim Lien and Claim Waiver”means the waiver and release provided to FirstEnergy by Contractor and Subcontractors, in accordance with the requirements of Section 5.2(C), which shall be in the form of Exhibit 5.2(C)

“Liquidated Damages”means Performance Liquidated Damages and Schedule Liquidated Damages.

“Losses”mean all losses, costs, damages, claims, liabilities, fines, penalties, and expenses (including attorneys’ and other professional fees and expenses, and court costs, incurred in connection with the investigation, defense, and settlement of any claim asserted against any Party).

‘‘Materials”means all materials and equipment required for the completion of and incorporation into the Project.

“Mechanical Completion”has the meaning set forth in Section 6.2(A).

“Monthly Progress Reports” has the meaning set forth in Section 3.10(A).

“Notice to Proceed” means, for any Subproject, a written notice to fully proceed with all work on a Subproject, or with that portion of the Subproject identified in such notice, that is agreed to and signed by FirstEnergy and Contractor.

“NSR Consent Decree” means the Consent Decree, dated March 18, 2005, issued in United States of America, et al. v. Ohio Edison Company and Pennsylvania Power Company, Civil Action No: 2:99-CV-1181 (U.S. District Court, SD Ohio), accessible at: www.epa.gov/compliance/resources/cases/civil/caa/ohioedison.html.

“OEM” means an original equipment manufacturer providing major process equipment for a Subproject.

“Party” or “Parties” means FirstEnergy and/or Contractor and their permitted successors and assigns.

“Performance Guarantee(s)” means the guarantees identified in Exhibit 7.2.

“Performance Liquidated Damages” has the meaning set forth in Section 7.2.

“Performance Tests” means those tests required to be performed to ensure that the Project meets the Performance Guarantee(s), as mutually determined by the Parties during the Development Phase.

“Permit” means any valid waiver, certificate, license, exemption, variance, franchise, permit, authorization or similar order from any Governmental Authority required to be obtained and maintained in connection with the Site or otherwise in relation to the Project.

“Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Authority or other entity having legal capacity.

“Professional Services” means the engineering, design, procurement, and non-manual construction management services performed or to be performed by Contractor under this Agreement.

“Project” means all services, labor, Materials, apparatus, structures, supplies, Data, engineering, design, fabrication, delivery, inspection, and testing, together with miscellaneous expendable job supplies, installation-related equipment and tools, and any other services, work or things furnished or used or required to be furnished or used, by Contractor in the performance of this Agreement, and including any work performed pursuant to a Warranty. The term “Project” shall refer to the work to be performed in any Subproject only when and to the extent that Contractor has been authorized to perform work on a Subproject during the Development Phase, and only when and to the extent that Contractor has been authorized by receipt of a Notice to Proceed with respect to such Subproject.

“Project Execution Plan” means a description of processes for implementation of a Subproject, as described in Attachment A and in Article 3.

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“Project Schedule” means the schedule of the dates for certain stages of completion of the Subproject, such as the Scheduled Mechanical Completion Dates and the Guaranteed Final Completion Dates, as mutually determined by the Parties during the Development Phase, and which Contractor shall, at a minimum, use its best efforts to ensure, meets the requirements of Ohio Edison Company and Pennsylvania Power Company under the NSR Consent Decree.

“Recovery Schedule” has the meaning set forth in Section 9.3.

“Reliability Standard” has the meaning set forth in Exhibit 7.2

“Response Period” has the meaning set forth in Section 13.2(C).

“Schedule Liquidated Damages” has the meaning set forth in Section 6.5.

“Scheduled Mechanical Completion Date” for each Subproject shall mean the date by which Contractor is scheduled to achieve Mechanical Completion of the Subproject , as set forth in the Project Schedule to be delivered pursuant to Section 6.4.

“Site” means FirstEnergy’s W.H. Sammis electric generation facility located in Stratton, Ohio, and all other locations owned and exclusively operated by FirstEnergy or its Affiliates at which the Project or any Subproject is to be performed or to which Materials are to be delivered.

“Specifications” mean those preliminary documents consisting of the written requirements for Materials, standards, and workmanship for the Project and performance of related services. Upon approval by FirstEnergy pursuant to Section 3.3(C), such Specifications shall form a part of the Agreement.

“Subcontract” means an agreement by Contractor with a Subcontractor or by a Subcontractor with a lower tier Subcontractor for the performance of any portion of the Project.

“Subcontractor” means any vendor, subcontractor, materialman or supplier of any tier engaged by Contractor, or any higher-tier Subcontractor in connection with the performance of the Project, including BAPC Ohio, the entity to which all required engineering and design work will be subcontracted. The term “Subcontractor” shall not include any FE Vendor.

“Subproject” means a portion of the Project as more fully described in Section 3.1(A).

“Target Construction Cost” has the meaning set forth in Exhibit 5.1

“Taxes” means any and all taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including gross receipts, franchise, sales, use, value added, property, excise, capital, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto, but excluding any taxes on the incomes of the Parties.

“Third Party” means employees of Contractor Indemnified Parties and the FirstEnergy Indemnified Parties, acting in their individual or personal capacity and subject to the foregoing, parties other than Contractor, FirstEnergy, and their respective Affiliates, successors and assigns.

“Updated Critical Path Schedule” has the meaning given it in Section 6.4(C).

“Vendor Termination Costs” has the meaning set forth in Section 12.6

“Warranty” has the meaning set forth in Section 13.1.

“Warranty Non-Conformance” has the meaning set forth in Section 13.2(B).

“Warranty Period”has the meaning set forth in Section 13.1.

“Work Scope” means the work scope mutually determined by the Parties during the Development Phase, which will include the matters described generally in Attachment A and such other matters as are mutually agreed by the Parties.

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“Wrap Arrangement” has the meaning set forth in Section 3.1(B).

1.2 Entire Agreement; Modification. The terms and conditions set forth in these General Terms and Conditions for Engineering, Procurement, and Construction (including all exhibits and schedules attached hereto), together with the Purchase Order to be delivered by FirstEnergy, FirstEnergy’s Requirements, and the Drawings and Specifications approved by FirstEnergy pursuant to Section 3.3(C), in each case as they may be amended and supplemented from time to time, shall constitute the entire agreement between FirstEnergy and the Contractor with respect to the performance of the Project (the “Agreement”), and supersedes any and all other prior understandings, correspondence and agreements, oral or written, between them. This Agreement may not be altered, amended, or modified in any way except by a written modification signed by all Parties.

1.3 Priority. The documents making up this Agreement are intended to be complementary and mutually explanatory of one another. For the purposes of interpretation, the priority of the documents shall be in accordance with the following sequence:

(A) the Purchase Order to be issued by FirstEnergy;

(B) these General Terms and Conditions;

(C) FirstEnergy’s Requirements;

(D) the Drawings and Specifications;

(E) any other documents forming a part of this Agreement.

The latest dated amendment or Change Order shall take precedence over that part of the foregoing documents that it supersedes. Either Party, upon becoming aware of any such conflict or variance, shall promptly notify the other Party in writing.

ARTICLE 2 - RELATIONSHIP OF FIRSTENERGY, CONTRACTOR, AND SUBCONTRACTORS

2.1 Status of Contractor. The relationship of Contractor to FirstEnergy shall be that of an independent contractor. Except to the extent set forth in this Agreement, nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor or any of its Subcontractors and FirstEnergy. Nevertheless, the fact that Contractor is an independent contractor does not relieve it from its responsibility to fully, completely, timely and safely perform the work in strict compliance with this Agreement. Nothing in this Agreement or in the performance of the Project shall be construed to create a partnership, joint venture or other joint business arrangement between FirstEnergy and Contractor.

2.2 Subcontractors. FirstEnergy acknowledges and agrees that Contractor intends to have portions of the Project accomplished by Subcontractors pursuant to written Subcontracts between Contractor and such Subcontractors. All Subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective trades performing identical or substantially similar work. All Subcontracts with Subcontractors shall at all times be consistent with the terms or provisions of this Agreement. No Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement. Contractor shall be fully responsible to FirstEnergy for the acts and omissions of Subcontractors and of persons directly or indirectly employed by them, as it is for the acts or omissions of persons directly employed by Contractor. The work of any Subcontractor shall be subject to inspection by FirstEnergy to the same extent as the work of Contractor. All Subcontractors and personnel of Subcontractors are to be instructed in the terms and requirements of FirstEnergy-approved safety and environmental protection regulations and shall be expected to comply with such regulations. In the event that personnel are not adhering to such regulations, then they shall be removed by Contractor. Nothing contained herein shall (i) create any contractual relationship between any Subcontractor and FirstEnergy, or (ii) obligate FirstEnergy to pay or see to the payment of any Subcontractor.

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2.3 Subcontracts.

(A) Proposed Subcontractors. Prior to engaging any Subcontractor (other than any Contractor Affiliate) for performance of any part of the Project having an aggregate value in excess of [$ ******], Contractor shall (i) notify FirstEnergy of such proposed Subcontractor as soon as possible during the selection process and furnish to FirstEnergy all information reasonably requested by FirstEnergy with respect to Contractor’s selection criteria (including copies of bid packages furnished to prospective Subcontractors and the qualifications of the proposed Subcontractors), and (ii) notify FirstEnergy no less than fifteen (15) Business Days prior to the execution of such Subcontract. FirstEnergy shall have the discretion, not to be unreasonably exercised, to reject any proposed Subcontractor. Contractor shall not enter into any Subcontract with a proposed Subcontractor rejected by FirstEnergy. FirstEnergy shall undertake in good faith to review the information provided by Contractor pursuant to this Section 2.3(A) expeditiously and shall notify Contractor of its decision to accept or reject a proposed Subcontractor as soon as practicable after such decision is made, provided, in the event that FirstEnergy does not inform Contractor of its decision to accept or reject a Subcontractor within five (5) Business Days, Contractor shall be entitled to deem that FirstEnergy has accepted such proposed Subcontractor.

(B) Delivery of Subcontracts. Contractor shall furnish FirstEnergy with a copy of all Subcontracts within ten (10) days after execution thereof.

(C) Terms of Subcontracts. In addition to the requirements in Section 2.2, each Subcontract will contain the following provisions:

(1) the Subcontract (other than Subcontracts with Affiliates of Contractor) may be assigned to FirstEnergy or its designee, at the request of FirstEnergy and without the consent of the Subcontractor; and

(2) the Subcontractor shall comply with and perform for the benefit of FirstEnergy all requirements and obligations of Contractor to FirstEnergy under this Agreement, as such requirements and obligations are applicable to the performance of the work under the Subcontract, including an indemnity for the benefit of FirstEnergy in substance the same as that included in Article 16, the insurance requirements specified in Article 12, and the provisions of Section 3.7.

2.4 FE Vendors. FirstEnergy may elect to obtain certain products or services relating to each Subproject directly from an FE Vendor rather than through Contractor or its Subcontractors. Contractor will provide construction management and such other management and administrative services with respect to FE Vendors as provided herein. However, nothing contained herein shall (i) create any contractual relationship between any FE Vendor and Contractor, or (ii) obligate Contractor to pay or see to the payment of any FE Vendor, except as otherwise expressly agreed. No FE Vendor is intended to be or shall be deemed a third-party beneficiary of this Agreement. FirstEnergy shall use best efforts to include in its contracts with FE Vendors (or in the case that Contractor performs any work pursuant to this Agreement other than in respect of the Work Scope as contemplated in Exhibit 5.1, in any contracts with any other FirstEnergy contractor if such Contractor work has any physical or technical interfaces with such other FirstEnergy contractor’s work) a waiver of subrogation, indemnity, and waiver and release of consequential damages for the benefit of Contractor, and shall use reasonable commercial efforts to include in such contracts a waiver of property damage liability for the benefit of Contractor.

2.5 Bechtel Associates Professional Corporation (Ohio). As required by applicable Ohio law(s), Contractor intends to subcontract engineering and design services performed under this Agreement to BAPC Ohio. With respect to all services performed by BAPC Ohio, Contractor agrees that FirstEnergy shall have all rights in and to such services as though such services were performed directly by Contractor (including the rights described in Article 11). Contractor shall guaranty and be fully responsible to FirstEnergy for the acts and omissions of BAPC Ohio and of persons directly or indirectly employed by them, as it is for the acts or omissions of persons directly employed by Contractor, and FirstEnergy agrees that it shall look solely and exclusively to Contractor for fulfillment of any obligations in respect of such services. Contractor shall cause BAPC Ohio to perform, for the benefit of FirstEnergy, all of the obligations of Contractor under this Agreement that are applicable to the scope services provided by BAPC Ohio. Any Subcontract with BAPC Ohio shall be subject to approval by FirstEnergy.

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Article 3 - Contractor’s Responsibilities

3.1 General Scope of Project; Phased Release of Project.

(A) The Project tasks are described generally in Attachment A. The Project will be divided into a number of Subprojects, with each Subproject made up of an Air Quality Control system applied to one or more Generating Units. FirstEnergy, at its option, may proceed with any, all, or none of the Subprojects.

(B) Development Phase. During the Development Phase of each Subproject, Contractor shall perform engineering, design, and development of the Subproject in accordance with Attachment A and in consultation with FirstEnergy. The Parties will mutually determine the scope of the Subproject, the Work Scope, and other parameters of the Subproject, the Target Construction Cost, the Project Schedule, and the Project Execution Plan, and will perform the other tasks described generally in this Agreement and in Attachment A. During the Development Phase of each Subproject, the Parties will mutually determine whether Contractor will contract with and assume responsibility for OEMs as a Subcontractor (a “Wrap Arrangement”), or whether FirstEnergy will contract with major equipment vendors as an FE Vendor (an “FE Vendor Arrangement”). Except as otherwise agreed, the Parties anticipate that the AQC Units associated with Generating Units 1 through 4 of the Sammis Plant will be performed as FE Vendor Arrangements. With respect to the AQC Units associated with Generating Units 5, 6, and 7 of the Sammis Plant, FirstEnergy, at its sole discretion, will determine whether the Subproject will be performed as an FE Vendor Arrangement or as a Wrap Arrangement. Except as otherwise mutually agreed, if the AQC Units associated with Generating Units 5, 6, and 7 are performed as Wrap Arrangements, then all such AQC Units will be treated together as a single Subproject. Further, to the extent that FirstEnergy elects to utilize Powerspan ECO technology with respect to a Wrap Arrangement, the Parties agree that the terms and conditions in this Agreement relating to such Wrap Arrangement shall be adjusted in a mutually agreeable manner to reflect that: (A) Contractor shall not be responsible for, among other things, (1) any Performance Liquidated Damages relating to the actual performance of the Powerspan ECO technology, or (2) any intellectual property indemnity obligations relating to the Powerspan ECO technology, (B) Schedule Liquidated Damages shall be applicable to achievement of Mechanical Completion after the Scheduled Mechanical Completion Date (instead of the achievement of Final Completion after the Guaranteed Final Completion Date), and (C) Contractor shall be entitled to a Change Order related to any changes in project scope to the Subproject related to the Powerspan ECO technology. Contractor may perform preliminary procurement or construction work prior to the Commencement Date under a partial Notice to Proceed. To the extent that FirstEnergy desires to utilize this Agreement in connection with any Subproject to be performed at a Site other than the W.H. Sammis facility, the Parties agree that it is their mutual anticipation that such Subprojects will be performed as part of this Agreement (subject to negotiation of and mutual agreement to site-specific changes hereto).

(C) Construction Phase. After the Commencement Date of each Subproject, Contractor shall perform construction management, procurement, engineering, design, construction, startup, testing, and operations training for the Subproject in accordance with the Work Scope and the Project Execution Plan, in compliance with the Project Schedule and in consultation with FirstEnergy.

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(D) The Project shall include all engineering, procurement, construction, and testing of the Project, all equipment, Materials, labor, workmanship, apparatus, structures, inspection, manufacture, delivery, fabrications, transportation, and storage required in connection therewith, and all other items or tasks that are required to achieve Final Completion and Final Document Delivery for the individual Subprojects in accordance with the requirements of this Agreement. Contractor shall perform the Project in accordance with Good Practices, all Applicable Laws, all Applicable Codes and Standards, and all other terms and provisions of this Agreement. It is understood and agreed that the Project shall include any incidental work necessary to complete the Project in accordance with Good Practices, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement. Contractor shall be entitled to rely on only such items of information supplied by FirstEnergy as the Parties have mutually specified in the project design basis document during the Development Phase (the “FirstEnergy Reliable Information”). Contractor’s Project Manager shall inform FirstEnergy if he learns of any inaccuracy, error, fault, or other defect in the FirstEnergy Reliable Information.

3.2 Specific Obligations. Without limiting the generality of Section 3.1, or the requirements of any other provision of this Agreement, Contractor shall:

(A) Procure, supply, transport, handle, and properly store and install all Materials, except where the Parties have agreed that FirstEnergy or its agents, subcontractors, or vendors will perform such services;

(B) Provide construction, construction management (including the furnishing of all field supplies, tools, construction equipment, and all Site supervision and Craft Labor), inspection and quality control services required to ensure that the Project is performed in accordance herewith;

(C) Negotiate all guarantees, warranties, delivery schedules and performance requirements (including schedule guarantees and performance guarantees) with all Subcontractors and FE Vendors on terms that are consistent with this Agreement, to the extent achievable;

(D) Perform shop and other inspections of the work of Subcontractors and FE Vendors to ensure that such work meets all of the relevant requirements of this Agreement;

(E) Contractor shall use reasonable commercial efforts to achieve FirstEnergy’s corporate supplier sourcing goals in awarding Subcontracts under the Project. By way of example, FirstEnergy’s corporate supplier sourcing goals for 2005 are as follows:

(1) Small business spend > or = 20.00%

(2) Small disadvantaged business spend > or = 3.00%

(3) Small woman owned business spend > or = 3.00%

(4) HUBZone Business spend > or = 0.27%

(5) Veteran owned business spend > or = 0.04%

(6) Service disabled veteran business spend> or = 0.0013%

3.3 Design and Engineering.

(A) General. Contractor shall, as part of the Project, perform all design and engineering work in accordance with this Agreement. Before commencing design and engineering, the Contractor shall satisfy itself regarding FirstEnergy’s Requirements (including design criteria and calculations). Contractor’s Project Manager shall give notice to FirstEnergy of any error, fault or other defect in FirstEnergy’s Requirements of which he becomes aware.

(B) Drawings and Specifications. Contractor shall prepare the Drawings and Specifications for the Project. The Drawings and Specifications shall be based on the requirements of this Agreement, including FirstEnergy’s Requirements, Good Practices, Applicable Codes and Standards, Applicable Law, and all applicable provisions of the Agreement, and in a fashion consistent therewith shall develop in detail the requirements of this Agreement.

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(C) Review Process. The Project Execution Plan to be developed by the Parties during the Development Phase shall establish a review process including the following:

(1) General Review. During the development of the Drawings and Specifications, Contractor shall provide FirstEnergy with the opportunity to perform informal reviews of the design and engineering in progress. The informal reviews may be conducted at Contractor’s office located in Frederick, Maryland, or at any of its Subcontractor’s offices. The reviews may be of progress prints, computer images, draft documents, working calculations, draft specifications or reports, Drawings, Specifications or other design documents determined by FirstEnergy.

(2) Submission by Contractor. Contractor shall submit copies of the Drawings and Specifications identified in the Project Execution Plans or as subsequently requested by FirstEnergy as requiring formal review, comment, and approval to FirstEnergy. Each submission of Drawings and Specifications shall include a statement that to the best of Contractor’s knowledge such Drawings and Specifications comply with Section 3.3(B).

(3) Review Periods. If Contractor submits Drawings and Specifications within the applicable time frame set forth in the Project Schedule, FirstEnergy shall have a period of [******] Business Days after receipt of such submission to issue written comments, proposed changes and/or written approvals or disapprovals of the submission. FirstEnergy’s review periods shall be extended by the period of any delay due to a Force Majeure Event.

If FirstEnergy does not issue any comments, proposed changes or written approvals or disapprovals within such time periods, Contractor may proceed with the development of such Drawings and Specifications, but FirstEnergy’s lack of comments, approval or disapproval, if applicable, shall in no event constitute an approval of the matters submitted or bar FirstEnergy from subsequently commenting thereon or disapproving thereof; provided, however, Contractor shall not proceed with construction until the required Drawings and Specifications have been approved in writing by FirstEnergy as set forth in this Section 3.3(C)(3).

In the event that FirstEnergy disapproves the Drawings or Specifications, FirstEnergy shall provide Contractor with a written statement of the reasons for such rejection, and Contractor shall provide FirstEnergy with revised and corrected Drawings and Specifications as soon as possible thereafter; provided that Contractor shall not receive any extensions of time to perform any of its obligations hereunder.

If Contractor submits Drawings and Specifications at times other than shown in the Project Schedule, Contractor shall give FirstEnergy advance notice prior to such submissions to facilitate schedule adjustments when and if necessary. Thereafter, FirstEnergy shall use good faith efforts to provide comments, approval and/or disapproval as expeditiously as reasonably practical, and at Contractor’s request, FirstEnergy shall state the date by which it believes that it will be able to respond to such submission.

FirstEnergy’s review or approval of any Drawings and Specifications shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Project in strict accordance with the requirements of this Agreement.

Upon FirstEnergy’s written approval of the Drawings and Specifications, such Drawings and Specifications shall be the Drawings and Specifications that Contractor shall use to construct the Project. Upon approval by FirstEnergy, such Drawings and Specifications shall form a part of this Agreement.

Additions, modifications, or deletions to the Drawings and Specifications shall constitute a Change Order only if and to the extent FirstEnergy requests such change pursuant to Section 8.1, or FirstEnergy is notified by Contractor of a request for such Change Order pursuant to Section 8.2 and such Change Order is thereafter approved as provided in Article 8.

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(D) Design Licenses. Contractor shall perform all design and engineering services through design professionals licensed in accordance with Applicable Law, and all design and engineering deliverables shall be stamped by design professionals licensed in accordance with Applicable Law. If any design and engineering services are to be performed offshore, then FirstEnergy shall have the right to approve such services and the billing rates applied to such services.

(E) Other Information. Contractor shall provide all other information and documentation as may be reasonably requested by FirstEnergy.

3.4 Contractor’s Personnel.

(A) Key Project Personnel. Exhibit 3.4(A) is a list of Contractor’s key personnel who will be responsible for supervising the performance of Contractor’s services. Contractor shall not remove any such personnel from the Project or from any Subproject without FirstEnergy’s prior written consent. If any such individual is so removed or otherwise ceases to be available to the Project or any Subproject for any reason, any replacement personnel shall be subject to the prior written approval of FirstEnergy. The individuals identified as technical specialists on such Exhibit shall be available as needed to support the Subproject.

(B) Employees. Contractor shall employ for the Project only persons known to it to be experienced, qualified, reliable and trustworthy. At FirstEnergy's request, the credentials of any of Contractor's employees assigned to perform the Project shall be submitted to FirstEnergy in advance of such assignment. Contractor shall require all persons performing the Project at FirstEnergy's Site to be trained in and to comply with Contractor's policies, procedures and directives applicable to activities at FirstEnergy's Site, including security, environmental protection, worker health and safety, sexual harassment, access, use of controlled substances, and similar activities, such policies, procedures and directives to be no less rigorous than those of FirstEnergy. During the performance of the Project, FirstEnergy may object to any Contractor employee who, in FirstEnergy's opinion, does not meet these criteria. In such case, Contractor shall immediately replace or remove such employee.

(C) Supervision. Contractor and its Subcontractors shall be responsible for enforcing strict discipline and good order among their employees, and shall assume full responsibility for their employees’ acts and omissions in and around FirstEnergy’s Site. Contractor’s Project Manager shall enforce all environmental protection and worker health and safety and similar requirements applicable to the Project. Contractor's Project Manager shall be thoroughly competent and experienced in the line of work to be performed. He shall represent the Contractor on the job and have the authority to bind the Contractor.

(D) Substance Abuse. The Contractor shall comply with the FirstEnergy Generation Corp. Substance Abuse Testing Program (FE SATP), a copy of which is attached hereto as Exhibit 3.4(D)

(E) Labor Requirements. Contractor and its Subcontractors shall comply with the requirements set forth in Exhibit 3.4(E) with respect to labor employed in connection with the Project

3.5 Construction Plant, Facilities and Operations.

(A) On-Site Facilities. The Contractor will, unless otherwise specified, construct and remove all temporary buildings, structures, construction plant, change houses, portable lavatories and temporary storage buildings required for its own use or that of its Subcontractors, if any. The location of such buildings, storage areas for materials and employees' parking space, if on FirstEnergy's site, will be designated by FirstEnergy's Designated Representative.

Should FirstEnergy provide (at a location of its choice within reasonable distance of the Project area) the water and power source required for performance of the Agreement, Contractor shall accept these services at its own risk. However, FirstEnergy will diligently pursue restoration of any such services which may be interrupted. If such water and power sources shall be provided by FirstEnergy, they shall be identified elsewhere in the Project specification. Otherwise, Contractor shall be responsible for providing the water and power sources necessary for the performance of the Agreement.

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The Contractor agrees that when any use is to be made by the Contractor or by any of its Subcontractors or by any of its or their employees for its or their convenience of any equipment, facilities, office space or apparatus (including scaffolds, ladders, cranes, derricks, platforms, runways, bridges, floor, tools, barricades, or other facilities) which are owned, rented or leased by FirstEnergy or FirstEnergy's other contractor(s), or contracted for from other contractors, the Contractor shall prior to and during such use satisfy itself as to the safety of such facilities; and the Contractor, subject at all times to the provisions and limitations of Article 16, hereby assumes the entire responsibility and liability for all injuries, claims, damages, or losses whatsoever resulting from the use of such equipment, facilities, or apparatus. Contractor agrees to execute all necessary documents required by FirstEnergy or FirstEnergy's other Contractors, to acknowledge inspection of such equipment or apparatus prior to use.

(B) Areas of Project and Non-Interference with Other Activities on Site. The Contractor shall use only the area designated by FirstEnergy's Designated Representative, and other parts of FirstEnergy's Site shall not be used for any purpose without the prior approval of FirstEnergy's Designated Representative. If any part of the Project is to be performed on an easement or right-of-way held by FirstEnergy, the Contractor shall limit its activities to that area and not allow its employees or Subcontractors outside such area. The Contractor shall direct its employees or employees of its Subcontractors to enter and leave the premises only through access ways, and to park only in parking areas designated by FirstEnergy's Designated Representative.

The portion of the areas designated that constitutes the construction site shall be under the control of the Contractor unless otherwise agreed by the Contractor and FirstEnergy's Designated Representative.

The Contractor shall, to the maximum extent reasonably practicable, so conduct its work so as to avoid any necessity to curtail the operations of FirstEnergy's Site. Where the Project requires connection to or modification of existing facilities, FirstEnergy's Designated Representative will arrange for the Contractor to perform such work at FirstEnergy's convenience and the Contractor shall at all times, to the maximum extent reasonably practicable, except when required to install such facilities, keep its employees and cause its Subcontractors to keep their employees out of, off of, and out of contact with FirstEnergy's Site and facilities.

FirstEnergy shall provide access to the existing facilities at the times indicated on the Project Schedule to allow the Contractor to connect to or make modifications to the existing facilities, in accordance with the scope of the Project. The Project Schedule completion date and the Target Construction Cost for each Subproject shall be subject to equitable adjustment as appropriate in accordance with Article 8 in the event that such access is not provided.

The Contractor shall conduct its services so as to minimize interference with other work in progress. In case of dispute between the Contractor and other contractors engaged by FirstEnergy, the decision of FirstEnergy's Designated Representative coordinating the Project shall be final.

The Contractor shall not, under the terms of this Agreement, permit its employees or the employees of any of its Subcontractors to operate the existing FirstEnergy’s Site or any of its facilities or to perform maintenance work on the existing FirstEnergy’s Site or any of its facilities, except such maintenance work as is necessary for construction purposes.

(C) Access to Project; Surveillance. FirstEnergy shall be afforded free access at all reasonable times upon prior notice to the Contractor's or any of its Subcontractors’ work, facilities, and records, to perform surveillance and reviews of work completion and quality, and contract cost and quality records (except with respect to the financial information described in the last sentence of Section 3.7(B)), and to perform work sampling observation and recording surveillance activities. Any such surveillance or review performed by FirstEnergy or any failure by FirstEnergy to so perform shall in no manner reduce the responsibility and liability of Contractor or its Subcontractors or excuse them from performance. Access to a Subcontractor's facilities and records will be coordinated through the Contractor.

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(D) Responsibility for Materials and Work Prior to Acceptance. The Contractor shall receive, check in, unload, store, handle and protect all materials to be used, furnished or erected by the Contractor or its Subcontractors. Subject to Section 18.4(A), the property being used, furnished and/or erected, installed or constructed under the Agreement shall be considered to be in the care, custody and control of the Contractor, and the Contractor shall be responsible for all materials and work until permanently placed, installed or constructed and accepted by FirstEnergy.

The Contractor shall satisfactorily dispose of all rubbish resulting from the operations under this Agreement on a day-to-day basis and upon completion of the Project shall perform all work necessary to restore territory embraced within FirstEnergy’s Site of its operations to at least as good order and condition as at the beginning of the Project under the Agreement.

(E) Security and Safety. The Contractor’s site-specific safety program shall, at a minimum, comply with the FirstEnergy Contractor Safety Program for Fossil Generation, a copy of which is attached hereto as Exhibit 3.5(E)-1 The Contractor shall take the necessary precautions to render the Project secure in order to decrease the probability of accident from any cause and to avoid delay in completion of the Project. The Contractor shall use proper safety appliances and provide first aid treatment and ambulance service for emergency treatment of injuries and shall comply with all rules, laws, regulations of the United States of America, the State of Ohio, or any political subdivision or duly constituted Governmental Authority with regard to the safe performance of the Project. Contractor shall also comply with the requirements set forth in Exhibit 3.5(E)-2 (OSHA compliance and safety).

The Contractor shall provide temporary fire protection facilities to the extent required by FirstEnergy during the construction period. The Contractor may be working adjacent to or concurrent with FirstEnergy's operations or other construction activities. The Contractor shall maintain close cooperation and flexible working arrangements with FirstEnergy in consideration of adjacent structures and work. The Contractor shall maintain close cooperation with other contractors working at the site.

Upon commencing work, the Contractor shall establish and maintain sanitary facilities for its employees and those of its Subcontractors, to the extent such facilities are not provided by FirstEnergy and in conformity with local and state regulations. The Contractor will remove these facilities upon completion of the Agreement and clean the site to FirstEnergy's satisfaction.

Contractor shall maintain adequate project security guards and procedures for the area of any work to be performed under a Subproject. Without limiting Contractor’s obligations hereunder, FirstEnergy may at its discretion provide a security guard at the entrance and exits to the site who shall have the right to check all persons entering and leaving the site, check all automobiles, cars and trucks and carry out such control of persons and vehicles as deemed necessary.

(F) Sales Prohibited. The Contractor is advised that the sale of anything (i.e. food, beverages, articles of clothing, etc.) on FirstEnergy's Site by the Contractor's or Subcontractor's personnel is strictly prohibited.

(G) Arrival and Departure of Contractor's Tools, Equipment, and Materials.

(1) Mobilization:

The Contractor shall provide the necessary resources to receive all material or equipment the Contractor or Subcontractors have shipped to FirstEnergy’s Site.

The Contractor shall be responsible for providing FirstEnergy's Designated Representative with the detailed packing lists of all tools, equipment, and materials the Contractor is bringing onto the jobsite. The list(s) shall have been provided to FirstEnergy’s Designated Representative prior to the time the shipment of such tools, equipment, and materials arrive at the site. Contractor shall, where known, identify the specific Subproject associated therewith and itemize such tools, equipment, and/or materials on separate forms.

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(2) Demobilization

The Contractor shall provide to FirstEnergy proper verification of ownership of all tools, equipment, and materials being removed from the jobsite at anytime.

The Contractor shall prepare and submit new forms (not marked up original forms used to bring the tools, equipment, and materials onto the jobsite) itemizing the tools, equipment, and materials leaving the jobsite for each individual shipment.

The forms shall be signed by the Contractor's Project Manager or his designee signifying that everything listed on the form(s) as being removed from the jobsite is the property of the Contractor.

The Contractor shall prepare sufficient copies of the forms to provide at minimum one copy for FirstEnergy's Designated Representative and one copy to be left with the security guard when leaving the jobsite.

The Contractor shall be responsible for providing at least a minimum 24 hour notification of the tools, equipment, and materials that are being readied for shipment off the jobsite.

The Contractor shall, prior to beginning to pack and load tools, equipment, and materials for shipment off the jobsite, contact FirstEnergy's Designated Representative to determine if FirstEnergy desires to be present to monitor the packing and loading process. Should the Contractor fail to notify FirstEnergy's Designated Representative prior to packing and loading any shipment, thus resulting in FirstEnergy's inability to verify the tools, equipment, and materials being shipped, all costs to redo the entire loading process from the beginning will be to the Contractor's account.

FirstEnergy retains the sole option to perform a total or partial ownership verification audit of all Contractors' shipments leaving the jobsite.

(H) Radio Equipment. The Contractor shall not use any two-way radios or radio controlled equipment in the performance of work covered in this Agreement unless:

(1) The Contractor shall notify FirstEnergy, in writing, listing all such frequencies proposed, their effective radiated power (ERP) and dBm, and, in the situation of radio controlled equipment, the receiver sensitivity, selectivity and coding.

(2) FirstEnergy has received a copy of the current FCC authorization/license document covering the radio frequencies for which the Contractor has been granted by the FCC an authorization/license. The Contractor shall also notify FirstEnergy as to the location of the original document, who in the Contractor’s organization is responsible for its renewal and equipment maintenance and whereon the jobsite the document or copy thereof will be posted.

3.6 Certificates, Permits and Licenses. Except as otherwise expressly agreed in writing, Contractor shall obtain all Permits which are required to be obtained in Contractor’s own name to perform the Project. Contractor shall provide FirstEnergy with copies of such Permits as soon as they are obtained. Contractor shall provide information, assistance and documentation to FirstEnergy as reasonably requested in connection with any Permits to be obtained by FirstEnergy.

3.7 Books, Records and Audits.

(A) Contractor shall keep such full and detailed Project records including books, construction logs, records, daily reports, accounts, payroll records and other pertinent documents as may be necessary for proper financial management under this Agreement and as required under Applicable Law. Contractor shall maintain all such books and records in accordance with applicable generally accepted accounting principles. Contractor shall also retain all non-identical copies of all records and documents (including records and documents in electronic form) as are required to be retained under the NSR Consent Decree. The Parties shall determine a records retention protocol during the Development Phase. Contractor shall grant FirstEnergy such access to such records as is required for FirstEnergy to comply with the NSR Consent Decree.

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(B) With respect to each Subproject, upon reasonable notice during the [******] year period following Final Completion, FirstEnergy or its designee shall have the right to audit or to have audited the Project books and records of Contractor which relate to any work under this Agreement. When requested by FirstEnergy, Contractor shall provide the auditors with reasonable access to all personnel relevant to the audit, property, and records, and Contractor’s personnel shall cooperate with the auditors to effectuate the audit or audits hereunder. The auditors shall have the right to copy any and all documentation relating to performance of cost reimbursable work under this Agreement. Contractor shall pay for all reasonable internal costs (except personnel assigned to any Subproject) incurred by it in assisting FirstEnergy with one yearly audit performed pursuant to this Section 3.7. For audits performed more frequently than yearly during the foregoing period, FirstEnergy shall pay for such Contractor reasonable internal costs, except in the event that such audits discover any errors in Contractor’s billing during such period. Contractor shall include audit provisions identical to this Section 3.7 in all Subcontracts. FirstEnergy shall have no right to examine, audit, or evaluate the basis underlying any hourly rates of Contractor professional labor or other fixed elements of compensation agreed to in the rate sheets included in Exhibit 5.1.

3.8 Hazardous Substances.

(A) Use of Hazardous Substances by Contractor. Contractor, any Subcontractor or its or their personnel, agents or representatives may only bring onto, use, store or locate on the Site such Hazardous Substances as are necessary for the performance of the Project. If such Hazardous Substances are brought onto, used, stored or located on the Site by Contractor or any Subcontractor or its or their personnel, agents or representatives, Contractor shall exercise or cause to be exercised the utmost care and skill and shall carry on its activities under the supervision of properly qualified personnel in accordance with Applicable Law. Before Final Completion of each Subproject, Contractor shall (i) remove all such Hazardous Substances previously brought onto, stored, used or located on the Site by Contractor or the Subcontractors in connection with the delivery, installation, commissioning, characterization or testing of such work (unless the same have been permanently incorporated into the Project in accordance with Applicable Law); and (ii) certify that removal in writing to FirstEnergy.

(B) Assumption of Risk. Contractor shall retain and assume the risk of all Hazardous Substances brought onto, used, stored or located on the Site and under the control of Contractor or a Subcontractor or its or their personnel, agents or representatives, and shall be responsible, at its sole cost, for the proper handling, collection, storage, removal, use, clean-up, transportation and disposal of such Hazardous Substances.

(C) Notice of Presence. Contractor shall provide FirstEnergy with (i) written notice of the existence of any Hazardous Substances which Contractor or the Subcontractors or its or their personnel, agents or representatives bring onto the Site; and (ii) appropriate instructions for shipping, handling, exposure to and disposal of such Hazardous Substances, as required by Applicable Law.

(D) Compliance with Applicable Law. Contractor or the Subcontractors or its or their personnel, agents or representatives shall not introduce or release or allow to be introduced or released from the Site or handle, collect, remove, transport or dispose of Hazardous Substances in violation of Applicable Law.

(E) Other Environmental Compliance Requirements. Contractor and its Subcontractors shall comply with the requirements set forth in Exhibit 3.8(E)-1 (Asbestos Handling and Removal ), Exhibit 3.8(E)-2 (Inorganic Arsenic), and Exhibit 3.8(E)-3 (Lead Abatement Terms of Reimbursement) in connection with the Project.

(F) Pre-existing Hazardous Substances. Contractor shall not be responsible or liable for dealing with, handling or disposing of Hazardous Substances which are pre-existing at, under, above, on or adjacent to the Site. If, in the course of performance of the Project, the Contractor encounters on the Site any matter which it reasonably believes is a Hazardous Substance, the Contractor shall immediately suspend the work in the area affected and report the condition to FirstEnergy in writing. In any such event, the obligations and duties of the Parties hereto shall be as follows:

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(1) If it is determined that such condition involves a pre-existing Hazardous Substance, then any required, necessary or appropriate remedial actions shall be performed by FirstEnergy at its sole cost and expense;

(2) If it is determined that such condition involves a Hazardous Substance introduced to the Project Site after the date of this Agreement by the Contractor, its Subcontractors or any Person for whom either may be liable, then any required, necessary or appropriate remedial actions shall be performed by the Contractor at its sole cost and expense; or

(3) If it is determined that the condition does not involve a Hazardous Substance, the Contractor shall, promptly after receiving written notice from FirstEnergy authorizing the Contractor to recommence site activities in the subject area, resume the portion of the work that had been suspended.

3.9 Quality Control, Testing and Inspection. The Project Execution Plan to be developed by the Parties during the Development Phase shall establish quality control, testing, and inspection processes including the following:

(A) Contractor Responsibility. Contractor shall be responsible for all quality assurance, quality control, testing and inspection activities related to the Project, including all Materials, whether such work is performed by Contractor or Subcontractors. During the Development Phase, Contractor shall submit to FirstEnergy for its review a project specific quality assurance, quality control, testing and inspection plan, but excluding tests and inspections relating to Performance Tests. FirstEnergy may review and comment on, without assuming liability for, such quality assurance, quality control, testing and inspection procedures, and Contractor shall make revisions in accordance with FirstEnergy’s comments. Contractor’s quality assurance plan shall provide for a quality assurance individual or individuals to be present at the Site to supervise the implementation of the quality assurance, quality control, testing and inspection plan, including all such quality assurance plan requirements as may be described in FirstEnergy’s Requirements. FirstEnergy shall be provided reasonable access during normal working hours to Contractor’s and the Subcontractors’ facilities for inspection of all testing activities related to the Project or any portion thereof and shall be given ten (10) Business Days notice prior to the commencement of any such testing to ensure that FirstEnergy is able to be present for all such tests. Records of all testing and inspection work by Contractor shall be kept complete and available to FirstEnergy during the performance of this Agreement and for such longer period as may be specified by Contractor’s standard recordkeeping practices.

(B) FirstEnergy Rights. If any work or component thereof at the Site has a Warranty Non-Conformance and cannot be repaired, Contractor shall dispose of same at no cost to FirstEnergy. If Contractor fails to dispose of such work or component on a timely basis, then FirstEnergy may dispose of such work or component in a reasonable manner and shall be entitled to obtain reimbursement for all reasonable expenses incurred by FirstEnergy in the disposition thereof.

3.10 Progress Reporting. The Project Execution Plan to be developed by the Parties during the Development Phase shall establish a progress reporting process including the following:

(A) Monthly Progress Reports. On or before the fifth Business Day of each month, Contractor shall submit to FirstEnergy, along with the Updated Critical Path Schedule, a monthly progress report in a form acceptable to FirstEnergy, which shall cover all activities up through the 23rd day of the preceding month (the “Monthly Progress Report”). Contractor shall provide FirstEnergy with the number of copies of such reports and shall arrange for the distribution thereof as FirstEnergy may reasonably request.

(1) The Monthly Progress Report shall include the following information:

(i) an executive summary with a description of overall status and progress of the Project;

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(ii) a description, as compared with the Project Schedule and the Critical Path Schedule, of engineering status including actual percentage complete versus planned percentage, document status, significant activities accomplished the previous month and significant activities planned for the current month;

(iii) a description, as compared with the Project Schedule and the Critical Path Schedule, of procurement activities including actual percentage complete versus planned percentage, manufacturing and delivery status, significant activities accomplished the previous month and significant activities planned for the current month;

(iv) a description, as compared with the Project Schedule and the Critical Path Schedule, of construction activities including actual percentage complete versus planned percentage, progress summary, numbers of skilled, unskilled, and supervisory staff on Site compared to planned levels, significant activities accomplished the previous month and significant activities planned for the current month;

(v) a description of critical items, including an evaluation of problem areas, and, to the extent applicable, of strategies to recovery any delays so as to comply with the Project Schedule and the Critical Path Schedule and the expected completion date for such delayed or problematic areas or activities;

(vi) a description of all permitting and environmental issues;

(vii) a description of all safety and security issues;

(viii) a description of quality assurance, quality control, inspection and testing activities;

(ix) progress photos, including a description of the photograph and the date taken; and

(x) any other information reasonably requested by FirstEnergy, including any material information of which Contractor is aware that could reasonably be foreseen to adversely affect the performance of the Project.

(B) Other Contractor Provided Information. Contractor shall provide FirstEnergy with such other information as reasonably requested by FirstEnergy, including the following:

(1) Minutes for all status and other project meetings within five (5) Business Days following such meeting; and

(2) Safety incident reports within three (3) Business Days of the occurrence of any such incident.

(3) Progress reports at such other intervals as may be requested by FirstEnergy.

(C) Review Meetings. Contractor shall conduct review meetings with FirstEnergy in person (or if approved by FirstEnergy, by telephone) within five (5) Business Days after the submission of each Monthly Progress Report and Updated Critical Path Schedule and at such other intervals as may be requested by FirstEnergy, at a mutually agreeable location and time to review the status of the Project.

(D) Additional Reports. If any material problem, emergency, strike, injury, work stoppage or legal problem is anticipated, or any unanticipated event occurs, that might adversely affect Contractor’s ability to perform its obligations hereunder in a timely manner, in addition to other reports, notices and actions required hereunder, Contractor shall promptly prepare a written report detailing available information and steps being taken or taken to correct such problem or event and shall deliver such report to FirstEnergy as soon as reasonably practicable. FirstEnergy may at any time request such report with respect to any event that FirstEnergy reasonably regards as significant.

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3.11 NSR Consent Decree. Per the disclosure requirements of the NSR Consent Decree, Contractor acknowledges that it has received a copy of the NSR Consent Decree, and shall provide a copy of the NSR Consent Decree to all Subcontractors and any other company or other organization retained by Contractor to perform any of the work under this Agreement.

3.12 FirstEnergy’s Review and Approvals. FirstEnergy’s review or approval of, or right to review and approve, any work provided or performed by Contractor and its Subcontractors under this Agreement (including approval of Drawings and Specifications, Subcontractors, safety and environmental protection guidelines, quality assurance, quality control, testing and inspection procedures) shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Project in strict accordance with the requirements of this Agreement, or Contractor’s obligations under Article 13 (Warranty).

ARTICLE 4 - FIRSTENERGY’S RESPONSIBILITIES

FirstEnergy shall comply with the following provisions in a timely manner:

4.1 Payment. FirstEnergy shall timely pay the Contract Price required to be paid by it to Contractor pursuant to the terms of this Agreement, and in accordance with the provisions of Article 5 hereof.

4.2 Permits. FirstEnergy shall provide Contractor with copies of all Permits obtained by FirstEnergy related to the Project as soon as they are obtained. FirstEnergy shall provide information, assistance and documentation to Contractor as reasonably requested in connection with the Permits to be obtained by Contractor hereunder.

4.3 Access to the Site. FirstEnergy shall provide Contractor with reasonable access to the Site within the time (or times) stated in the Project Schedule. Such access shall be sufficient to permit Contractor to progress with construction on a continuous basis without substantial interruption or interference.

4.4 Other Responsibilities. FirstEnergy shall perform or cause to be performed any obligation of FirstEnergy explicitly provided in the Agreement.

ARTICLE 5 - PRICE; PAYMENTS TO CONTRACTOR

5.1 Price. FirstEnergy will compensate Contractor in the manner and at the times specified in Exhibit 5.1. FirstEnergy may request different pricing arrangements for any Subproject, but subject to the consent and agreement of Contractor.

5.2 Interim Payments.

(A) Invoices.

(1) With respect to each Subproject, Contractor shall submit to FirstEnergy invoices for payments due as provided in Exhibit 5.1. An invoice shall constitute a representation by Contractor, and Contractor shall provide to FirstEnergy and such other Persons as FirstEnergy may designate a certificate to the effect, that: (a) the Subproject is progressing in accordance with the Project Schedule and the Critical Path Schedule, or shall specify any reasons why such is not the case; (b) the quality of all work described in the invoice is in accordance with the terms of this Agreement, or shall specify any reasons why such is not the case; (c) Contractor is entitled to payment of the amount invoiced; (d) the work (or any portion thereof) described in the statement accompanying the invoice and all previous invoices are free and clear of all liens, security interests and encumbrances; and (e) all Subcontractors have been paid the monies due and payable to them for work performed (except for such amounts as may be disputed in good faith by Contractor).

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(2) Invoices shall be submitted to FirstEnergy’s Designated Representative for approval and payment. The elements of all amounts invoiced shall be shown separately, by applicable line items, and shall be classified or further broken down as FirstEnergy may require for accounting and payment purposes. Any disputed invoice or portion thereof need not be paid, but in such case, FirstEnergy shall promptly notify Contractor of any rejected invoice or portion thereof with reasons for such rejection. Specific details of the invoicing process are as follows:

(i) By the [******] of the month in advance of the cost being incurred, Contractor will electronically submit two payment requests to FirstEnergy. The first payment request will be equal to [******}% of the estimated sum of all reimbursable costs that Contractor anticipates billing to FirstEnergy for the month the cost will be incurred, adjusted by an amount equal to the difference (deficiency or excess) between the payments received for the month preceding the date of invoice and the actual costs incurred for such preceding month; adding the amount of the deficiency or subtracting the amount of the excess. The second payment request will be equal to [******]% of the estimated sum of all reimbursable costs that Contractor anticipates billing to FirstEnergy for the month the costs are incurred.

(ii) FirstEnergy will electronically transfer funds on a date that will allow Contractor to receive payment for the first payment request by the [******] day of the month in advance of the cost being incurred and the second payment request by the [******] day of the month the cost will be incurred.

(iii) As soon as practical after the close of each monthly accounting period, Contractor will electronically submit to FirstEnergy a Statement of Reimbursable Cost for the accounting period just ended. Contractor will make its best efforts to issue this statement on or prior to the [******] day of the following month. The statement will be supported by a schedule of charges, together with any supporting records, invoice copies, payroll abstracts and/or other documentation that FirstEnergy reasonably requires. Along with each statement, Contractor will submit a reconciliation of monthly payments and reimbursable costs incurred. The reconciliation will include monthly payments received and cost incurred for the latest period and from inception-to-date.

(iv) FirstEnergy will not withhold payment of any undisputed amount which is due Contractor beyond the date payment is due under the Contract.

(v) Interest will be accrued and payable to Contractor on undisputed amounts that are due and remain unpaid with such accrual to begin [******] days after the payment due date. Interest will be due at the rate of the prime rate as specified under the caption “Money Rates” in the Wall Street Journal (New York Edition dated the date such interest begins to accrue) plus [******]%. The obligation to pay interest will be waived during the first [******] billing cycles under the first Subproject.

(vi) Fee shall be calculated in accordance with Exhibit 5.1 and Fee adjustments defined in Exhibit 5.1(A).

(vii) Payment of Fees for Engineering/Graphics Labor and Other Professional Labor will be paid using the same methodology used for payment of costs as provided in Sections 5.2(A)(2)(i) through (vi). Payment of Fees for all other amounts will be in accordance with the percentage of Construction Progress, as defined in the “Project Status” section of the Fee adjustment sheet provided in Exhibit 5.1-1(A).

(viii) Contractor will certify that all amounts due and payable to all Subcontractors prior to the end of the period covered by a Monthly Progress Report, unless reasonably disputed, have been paid in accordance with the terms of the Subcontracts.

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(3) Invoice charges shall be allocated to appropriate accounts, a list of which will be furnished by FirstEnergy. For work performed by the Contractor under Article 8 of this Agreement, the charges will be listed by FirstEnergy's Change Order documentation number (Field Change Request (FCR) Numbers, Maintenance Work Order (MWO) Numbers, Extra Work Request (EWR) Numbers, Contracted Services Change Order (CSCO) Numbers, etc.) and listed by current month and shall be supported by daily time sheets, accurately describing the work being performed, signed by FirstEnergy's Designated Representative showing the craft, first and last names and a unique personal identification number of each worker and each piece of equipment employed on the Project. All material charges shall be supported by the original invoices or other evidence as required by FirstEnergy to substantiate the charges submitted.

(B) Payment. Each invoice shall, after approval by FirstEnergy, be processed for payment for the amount of each approved invoice less any monies withheld under Section 5.4 below. Payments by FirstEnergy shall not be deemed evidence of acceptance by FirstEnergy of the services or goods called for hereunder.

(C) Interim Lien and Claim Waivers. Each invoice prior to Final Completion of each Subproject shall be accompanied by a fully executed Contractor’s Interim Lien and Claim Waiver in the form set forth in Exhibit 5.2(C) for all work performed through the date for which payment is requested, and fully executed Interim Lien and Claim Waivers from each Subcontractor (other than with respect to Subcontracts with a total payment obligation of less than $500,000) in the form set forth in Exhibit 5.2(C) for all work performed through the date for which payment is requested.

5.3 Final Payment. Upon Final Completion of each Subproject, Contractor shall, in addition to the other requirements in the Agreement, submit a statement summarizing and reconciling all previous invoices, payments and Change Orders, and an affidavit that all payrolls, payroll taxes, liens, charges, claims, demands, judgments, security interests, bills for Materials, and any other indebtedness connected with the Project have been paid, accompanied by a fully executed Contractor’s Final Lien and Claim Waiver in the form set forth in Exhibit 6.3(A) and fully executed Final Lien and Claim Waivers from each Subcontractor in the form set forth in Exhibit 6.3(A).

5.4 Withholding. Should FirstEnergy in good faith dispute any portion of an invoice, FirstEnergy shall be entitled to withhold payment of the disputed portion provided that FirstEnergy gives notice to Contractor of such disputed portion, together with reasons for such dispute, within the period specified for payment in Section 5.2(A)(2)(ii). FirstEnergy shall also pay the undisputed portion of the invoice within such period. In addition to disputed amounts in an invoice, FirstEnergy may withhold payment of all or any portion of any invoice, in the amount reasonably necessary to protect FirstEnergy in the event that: (A) a third party claim has been asserted for which Contractor has an indemnity obligation under Section 16.1 unless Contractor is satisfying the obligation; (B) Contractor has failed to make a payment as and when due to a Subcontractor or supplier for materials, labor or equipment; or (C) Contractor has failed to supply any affidavit, release or waiver of lien which is required pursuant to this Agreement. If any monies are so withheld, they shall be paid only when the cause of such withholding has been eliminated. Moreover, if any monies are so withheld, FirstEnergy shall not be responsible for any interest payment to Contractor. In the event any controversy, claim or dispute between the Parties relating to non-payment of any disputed amounts, including any Change Order, Contractor shall, unless otherwise agreed in writing by the Parties or terminated by FirstEnergy pursuant to Article 15, continue with the Project, and FirstEnergy shall continue to pay all undisputed amounts owed to Contractor under the Agreement.

5.5 Retainage for Final Subproject. FirstEnergy shall be entitled to retain a portion of the Fee payable with respect to the final Subproject of the Project, in an amount sufficient to provide for any difference between the amount of Fees paid to Contractor during the Project (including any other Subproject) and the amount finally determined to be due. The retainage shall be released upon Final Completion and Final Document Delivery of the final Subproject of the Project. No interest will be payable by FirstEnergy on the amount of the retainage prior to payment thereof. Contractor may provide a letter of credit with mutually satisfactory terms, or other payment security acceptable to FirstEnergy in lieu of any retainage provided under this Section 5.5.

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5.6 Sales Tax.

(A) Direct Pay Permit. A Direct Payment Permit authorizing the purchase of tangible personal property without payment of the tax at the time of purchase has been issued to FirstEnergy Generation Corp. The Permit Number for FirstEnergy Generation Corp. is 98-002723. FirstEnergy agrees to maintain adequate records of all purchases and pay tax on the taxable items directly to the Treasurer of the State of Ohio. The Direct Payment Permit does not apply to construction contracts under which the contractor is considered to be the consumer and liable for the tax on materials incorporated into a structure or improvement as provided in Section 5739.01 (B) Ohio Revised Code.

(B) Tax Exempt Project - FirstEnergy states that the overall Project is defined by Ohio Revised Code § 5709.20 and is anticipated to be exempt from Ohio Sales and Use Taxes under Ohio Revised Code § 5709.25. All parties to this contract will work together to minimize FirstEnergy’s sale and use tax liability by taking the following actions:

(1) Contractor - The Contractor will register for Ohio sales tax purposes as a vendor, thereby gaining the ability to issue Ohio “Resale Exemption Certificates” when purchasing items to be incorporated into the “facility”, and sold to FirstEnergy.

(2)  Contractor retains the sales and use tax liability to report or pay Ohio sales and use taxes on its purchase, lease or rental of office supplies, construction tools and equipment used in performing the work. Taxes required to be paid related to the foregoing shall be reimbursed as a reimbursable cost pursuant to Section 5.1.

(3) FirstEnergy Generation Corp. either has or will apply for an Ohio “Pollution Control Facilities” exemption certificate as provided by Ohio Revised Code § 5709.25.

(4) In the event that FirstEnergy is unable to obtain the "pollution control facility" exemption, or in the event that Contractor is prohibited by Ohio governmental authorities from taking the actions provided in subsection (i) above, FirstEnergy acknowledges that Ohio sales and use taxes as it relates to the work performed under this Agreement are reimbursable as a reimbursable cost pursuant to Section 5.1(A).

Any questions as to the application should be submitted to:

Director, Tax Planning & Compliance
FirstEnergy Corp.
76 S. Main Street
Akron, OH 44308
Phone Number: (330) 384-5256

5.7 No Release. Final payment shall not in any way release Contractor or any surety of Contractor from any unperformed obligations of this Agreement, including its warranties, obligations, any liabilities for which insurance is required or any other responsibility of Contractor. It is expressly understood and agreed to by the Parties that nothing in this Article 5 shall in any way modify or alter Contractor’s obligations under this Agreement.

ARTICLE 6 - PROJECT SCHEDULE; COMMENCEMENT OF PROJECT; MECHANICAL AND FINAL COMPLETION; SCHEDULED LIQUIDATED DAMAGES

6.1 Commencement of Project. The Project will be released to Contractor in Subprojects, as set forth in Section 3.1(A). Upon execution of a Notice to Proceed, Contractor shall commence with the performance of the work specified in such Notice to Proceed.

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6.2 Mechanical Completion.

(A) Definition of Mechanical Completion. “Mechanical Completion” for each Subproject (or any AQC Unit, as applicable) shall be deemed to have occurred only upon the completion of the procurement, fabrication, installation, and inspection of all necessary components and systems of the Subproject (or AQC Unit, as applicable) (including all non-destructive examinations and static integrity tests, such as hydrostatic and pneumatic pressure or tightness tests, radiography tests, and other pre-operational mechanical and electrical tests, calibrations, clean-outs and flushes) to the extent necessary to permit Performance Testing. Prior to Mechanical Completion, Contractor shall perform and provide FirstEnergy with documentation of all checks and tests required to ensure that the Subproject has been correctly installed and is capable of being operated safely and reliably within the requirements of the Agreement and without damage or injury to the Project, the Site, or any other property or person.

(B) Notice of Mechanical Completion. Contractor shall provide written notice to FirstEnergy at such time as the Subproject (or AQC Unit, as applicable) has achieved Mechanical Completion. Within fifteen Business Days of such notice, FirstEnergy shall respond to Contractor in writing that the Subproject (or AQC Unit, as applicable) has achieved Mechanical Completion on the date stated in Contractor’s notice or provide Contractor with reasons why FirstEnergy disputes that Mechanical Completion was achieved on such date.

6.3 Final Completion.

(A) Definition of Final Completion and Final Document Delivery.

“Final Completion” for each Subproject (or any AQC Unit, as applicable) shall be deemed to have occurred only upon completion of the following requirements for the Subproject (or the AQC Unit, as applicable): (i) Mechanical Completion has been achieved; (ii) Performance Tests have been successfully completed, or at the election of Contractor (but provided in the case of the Wrap Arrangement, solely in the event that the Performance Tests have resulted in the removal of at least [******]% of SO2). Contractor has paid FirstEnergy any and all undisputed Performance Liquidated Damages owed by Contractor and its Subcontractors; (iii) Contractor has paid FirstEnergy any and all undisputed Schedule Liquidated Damages owed; (iv)  the Reliability Standard has been achieved; (v) Contractor has delivered to FirstEnergy a Final Completion Certificate, which FirstEnergy has approved (provided, for purposes of clarity, that the date of delivery of a conforming and correct Final Completion Certificate, and not the date of approval thereof by FirstEnergy, shall be deemed the date on which this requirement has been completed); (vi) Contractor has obtained all Permits required in connection with the performance thereof; (vii) Contractor has removed all Hazardous Substances for which it is responsible under Section 3.8(A) and provided to FirstEnergy written certification thereof, as provided in Section 3.8(A); (viii) Contractor has removed all supplies, waste, materials, rubbish, and temporary facilities from the Site (except to the extent the Parties mutually agree the same are necessary to performing additional AQC Units or Subprojects); (ix) the Subproject (or AQC Unit, as applicable) has been fully completed as required under the Agreement, except for items of incomplete work which do not impair the operation thereof.

“Final Document Delivery” for each Subproject (or any AQC Unit, as applicable) shall be deemed to have occurred only upon completion of the following requirements: (a) Contractor has delivered to FirstEnergy a fully executed Contractor’s Final Lien and Claim Waiver in the form of Exhibit 6.3(A) and fully executed Final Lien and Claim Waivers from all Subcontractors in the form of Exhibit 6.3(A); (b) Contractor has delivered to FirstEnergy all documentation required to be delivered under the Agreement, including Drawings and FirstEnergy’s Confidential Information ; (c) Contractor has assigned or provided FirstEnergy with all warranties to the extent Contractor is obligated to do so pursuant to this Agreement.

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(B) Guaranteed Final Completion Dates. Contractor shall achieve Final Completion and Final Document Delivery in accordance with the dates set forth in the Project Schedule to be developed and delivered pursuant to Section 6.4 (“Guaranteed Final Completion Dates”). The parties anticipate that the Project Schedule for the Subproject associated with Generating Units 1 through 4 of the Sammis Plant will designate a separate Guaranteed Final Completion Date for each AQC Unit within that Subproject. At the election of FirstEnergy, the Project Schedule for the Subproject associated with Sammis Plant Generating Units 5, 6, and 7 will designate either a single Guaranteed Final Completion Date for all AQC Units within that Subproject, or separate Guaranteed Final Completion Dates for each AQC Unit within that Subproject (with an adequate time allowed between the Scheduled Mechanical Completion Dates established for Generating Units 5, 6 and 7).

(C) Notice of Final Completion. When Contractor believes it has achieved Final Completion, Contractor shall deliver to FirstEnergy a written notice and certification thereof (“Final Completion Certificate,” which shall be in the form of Exhibit 6.3(C)), certifying to FirstEnergy that all of the requirements for Final Completion have occurred. The Final Completion Certificate shall be accompanied by all other supporting documentation as may be required to establish that the requirements for Final Completion have been met.

(D) FirstEnergy Acceptance of Final Completion. FirstEnergy shall notify Contractor whether it accepts or rejects the Final Completion Certificate within thirty (30) days following receipt of such notice. If FirstEnergy agrees that Final Completion has occurred, FirstEnergy shall deliver to Contractor a written acceptance of Final Completion. If FirstEnergy does not agree that Final Completion has occurred, then FirstEnergy shall state the basis for its rejection in reasonable detail in the written notice provided to Contractor. In the event that Final Completion has not been achieved, Contractor shall promptly take such action or perform such additional work as will achieve Final Completion and shall issue to FirstEnergy another Final Completion Certificate. Such procedure shall be repeated as necessary until Final Completion is achieved.

6.4 Project Schedule.

(A) Project Schedule; Critical Path Schedule. With respect to each Subproject, during the Development Phase, Contractor shall prepare and submit to FirstEnergy for its review a detailed Project Schedule, and critical path method schedules for the Subprojects and for the Project as a whole, which shall be submitted in native electronic and paper form (“Critical Path Schedule”). The Project Schedule and Critical Path Schedule shall govern Contractor’s performance of the Subproject. The Contractor shall use its best efforts to cause the Project Schedule and Critical Path Schedule to be consistent with the timetables, goals and objectives of FirstEnergy, including achievement of the compliance dates established in the NSR Consent Decree. The Critical Path Schedule shall represent Contractor’s best judgment as to how it shall complete the Subproject in compliance with the Project Schedule and the Guaranteed Final Completion Date. The Critical Path Schedule shall be a detailed graphic representation of all significant aspects of the Subproject, showing Contractor’s plans for performance of the Subproject. Without limiting the generality of the foregoing, the Critical Path Schedule shall:

(1) include separate activities for each portion of the Subproject performed by Contractor, its Subcontractors, or FE Vendors, along with non-physical activities related to the Subproject, such as the submittal and approval of shop drawings, product data, samples, Drawings and Specifications, procurement of Materials, inspection and testing of the Subproject, and obtaining Permits;

(2) be detailed such that no activity is longer than fifteen (15) days;

(3) show the duration, early/late start dates, early/late finish dates and available float for each activity. Float time shall not belong to either Party, and shall be allocated as needed during the progress of the Subproject;

(4) show the percentage completion as of the date thereof;

(5) identify the Person responsible for the activity;

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(6) for cost-reimbursable work, show the projected manpower to be used per activity, whether provided by Contractor or its Subcontractors, showing the number of personnel, the positions and titles of such personnel and a general description of the work being performed;

(7) show the Scheduled Mechanical Completion Date, the Guaranteed Final Completion Date and all other milestones listed in the Project Schedule;

(8) include allocations of resources among the scheduled activities; and

(9) reflect logical relationships between activities, reasonable durations and adequate float time to account for existing conditions and foreseeable complications.

The Critical Path Schedule shall be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing and executing the Subproject (including all activities of Subcontractors and FE Vendors) and shall be the basis for evaluating progress of the Subproject.

(B) FirstEnergy Review of Schedule. FirstEnergy may review the Critical Path Schedule for general conformance with this Agreement. If FirstEnergy determines at any time that the Critical Path Schedule does not conform with this Agreement or the Project Schedule in any respect, Contractor shall promptly revise and resubmit the Critical Path Schedule to FirstEnergy. FirstEnergy’s review of the Critical Path Schedule shall not relieve Contractor of any obligations for the performance of the Project, change any Project Schedule milestone or any Guaranteed Final Completion Date, or be construed to establish the reasonableness of the Critical Path Schedule. FirstEnergy may reasonably rely upon the Critical Path Schedule in FirstEnergy’s dealings with other contractors operating at the Site or any other Person.

(C) Updated Critical Path Schedule. Contractor shall update the Critical Path Schedule monthly and at such other intervals as may be requested by FirstEnergy by showing the actual progress of the Subproject; however, Contractor may not modify the Critical Path Schedule, including any of the Guaranteed Final Completion Dates or any Project Schedule milestone, without obtaining FirstEnergy’s prior written approval. Any modifications to any of the Guaranteed Final Completion Dates or Project Schedule milestones shall be only by Change Order. Contractor shall provide FirstEnergy monthly (weekly during the Generating Unit outage) with a current updated Critical Path Schedule in both hard copy and electronic form (“Updated Critical Path Schedule”) reflecting the actual progress of work against the Critical Path Schedule and Project Schedule. The Updated Critical Path Schedule shall be in the same detail and form as required by the Critical Path Schedule.

6.5 Schedule Liquidated Damages. With respect to each Subproject (or any AQC Unit, as applicable), if Final Completion occurs after the Guaranteed Final Completion Date and/or if Final Document Delivery occurs after the date of Final Completion (or in the case of a Subproject making use of the Powerspan ECO technology, if Mechanical Completion occurs after the Scheduled Mechanical Completion Date), and Contractor is responsible for the payment of schedule liquidated damages for such delay in accordance with Exhibit 6.5, then Contractor shall pay such amounts to FirstEnergy in accordance with Exhibit 6.5 until Final Completion (or Mechanical Completion, in the case of a Subproject making use of the Powerspan ECO technology), and Final Document Delivery, as applicable (the “Schedule Liquidated Damages”).  When any Schedule Liquidated Damages payment is owed under this Section 6.5 , FirstEnergy shall calculate such Schedule Liquidated Damages payment and invoice Contractor for such amount. Payment of such Schedule Liquidated Damages shall be due in arrears ten (10) days after delivery of such invoice.

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ARTICLE 7 - PERFORMANCE GUARANTEE; PERFORMANCE LIQUIDATED DAMAGES

7.1 Performance Tests and Protocol. Performance Testing will be carried out in accordance with the Performance Test procedures to be mutually determined by the Parties during the Development Phase which shall be consistent with the requirements of the NSR Consent Decree and, with respect to matters not indicated in such document, in accordance with the standards and principles normally applied in test runs for plants of a similar kind. FirstEnergy shall provide labor, equipment, supplies, and all other items necessary for the conduct of the Performance Tests. The Performance Tests shall be conducted and the data obtained during the Performance Tests shall be analyzed by a Third Party, coordinated by Contractor and subject to the review and approval of FirstEnergy. A complete copy of all raw performance data and a detailed listing of all testing instrumentation utilized shall be provided to both Parties at the completion of testing.

7.2 Performance Liquidated Damages. With respect to each Subproject, if such Subproject fails to achieve all of the Performance Guarantees listed in Exhibit 7.2 , Contractor shall, to the extent possible, within such time frame so as to not delay Final Completion, perform such repair, redesign and replacements as are required in order that such Subproject might achieve all Performance Guarantees. If, after exhausting repair, redesign and replacement alternatives, the Subproject fails to achieve all of the Performance Guarantees within the required time frame, and if the Contractor is responsible for the payment of Liquidated Damages for such failure in accordance with Exhibit 7.2, then Contractor shall pay, as Liquidated Damages and not as a penalty, the amount specified for such Performance Guarantee listed on Exhibit 7.2 (“Performance Liquidated Damages”).

ARTICLE 8 - CHANGE ORDERS

8.1 Change Orders Requested by FirstEnergy. FirstEnergy shall be entitled to request change(s) to any Subproject by way of a Change Order request in accordance with this Section 8.1.

(A) FirstEnergy shall submit to Contractor a written proposed Change Order for each requested change. Contractor must respond to FirstEnergy within ten (10) Business Days with a written statement setting forth Contractor’s estimate as to the effect, if any, which such proposed Change Order would have on the Target Construction Cost, the Project Schedule, any Guaranteed Final Completion Dates, the Performance Guarantee, the Warranties, or any other obligation or potential liability of either Party hereunder (collectively, the “Changed Criteria”). To the extent reasonably practicable, the written statement shall include all information required by Section 8.5.

(B) If the Parties agree on such effect of the proposed Change Order (or modify such Change Order so that the Parties agree on such effect of all provisions as modified), the Parties shall execute such Change Order, and such Change Order shall become binding on the Parties.

(C) If the Parties cannot agree on such effect of the proposed Change Order within fifteen (15) Business Days of Contractor’s receipt of FirstEnergy’s proposed Change Order, or if FirstEnergy desires that the changed work set forth in the proposed Change Order commence immediately without the requirement of a written statement by Contractor, FirstEnergy may, by issuance of a unilateral Change Order, require Contractor to commence and perform such changed work (which Contractor shall be compensated for in accordance with Section 5.1), with the effect of such unilateral Change Order on the Changed Criteria to be determined as soon as possible. Pending resolution of any dispute, Contractor shall perform the work as specified in such unilateral Change Order and FirstEnergy shall continue to pay Contractor in accordance with the terms of this Agreement and any previous agreed Change Orders. When FirstEnergy and Contractor agree on the effect of such unilateral Change Order on all of the Changed Criteria, the Parties shall record such agreement by execution of a Change Order, which shall supersede the unilateral Change Order previously issued and relating to such changed work. Contractor shall utilize all reasonable efforts to commence the performance of the changed work or other obligations required in the unilateral Change Order within three (3) Business Days of receipt of such unilateral Change Order.

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8.2 Change Orders Requested by Contractor.

(A) Contractor shall have the right to a Change Order in the event of any of the following occurrences:

(1) acts or omissions of any Governmental Authority, including changes in Applicable Law occurring after the Effective Date of this Agreement and changes in the terms of Permits or issuance of new Permits occurring after the Effective Date of this Agreement, which affect Contractor’s direct cost to perform the work under this Agreement, delay the time of performance of such work, or materially affects Contractor’s ability to achieve any Performance Guarantee offered by Contractor hereunder, other than with respect to United States import duties, acts of customs authorities, or acts by a Governmental Authority requiring compliance with Applicable Law existing prior to the Effective Date of this Agreement;

(2) acts or omissions of FirstEnergy or its agents which constitute a breach of this Agreement by FirstEnergy and which affect Contractor’s direct cost to perform the work under this Agreement, and, with respect to delays, interruptions, disruptions, interferences or hindrances caused by FirstEnergy or such Persons, to the extent allowed under Section 9.2;

(3) inaccuracy in FirstEnergy Reliable Information which materially affects Contractor’s direct cost to perform the work under the Subproject, materially delays the time of performance of the Subproject, or materially affects Contractor’s ability to achieve any Performance Guarantee offered by Contractor hereunder;

(4) discovery of Hazardous Substances for which Contractor has not assumed and retained the risk under Section 3.8(B), which affects Contractor’s direct cost to perform the work under this Agreement or delays the time of performance of such work; provided, however, that delays or other impacts to the Project caused by the subcontractor retained by FirstEnergy to perform lead abatement activities shall not be cause for a Change Order;

(5) a Force Majeure Event; or

(6) acts or omissions of an FE Vendor which materially and adversely affect Contractor’s direct cost of performance and, with respect to delays, interruptions, disruptions, interferences or hindrances caused by such FE Vendor, to the extent allowed under Section 9.2.

(B) Should Contractor desire to request a Change Order under Section 8.2, Contractor shall, pursuant to Section 8.5, notify FirstEnergy in writing and issue to FirstEnergy a request for a proposed Change Order in the form attached hereto as Exhibit 8.2, a reasonably detailed explanation of the proposed change and Contractor’s reasons for proposing the change, all documentation necessary to verify the effects of the change on the Changed Criteria, and all other information required by Section 8.5.

(C) If FirstEnergy agrees that a Change Order is necessary and agrees with Contractor’s statement of such effect of the proposed Change Order on the Changed Criteria, then FirstEnergy shall issue such Change Order, which shall be in the form of Exhibit 8.2 attached hereto, and such Change Order shall become binding on the Parties upon execution by the Parties of such Change Order.

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(D) If the Parties agree that Contractor is entitled to a Change Order but cannot agree on such effect of the proposed Change Order on the Changed Criteria within ten (10) Business Days of FirstEnergy’s receipt of Contractor’s written notice and proposed Change Order and all other required information, or if FirstEnergy desires that the changed work set forth in the proposed Change Order commence immediately, FirstEnergy may, by issuance of an unilateral Change Order in the form attached hereto as Exhibit 8.2, require Contractor to commence and perform such changed work (which Contractor shall be compensated for in accordance with Section 5.1), with the effect of such unilateral Change Order on the Changed Criteria (or if the Parties agree on the effect of such Change Order for some but not all of the Changed Criteria, the impact of each of the components of the Changed Criteria on which the Parties disagree) to be determined as soon as possible. Pending resolution of the dispute, Contractor shall perform the work as specified in such unilateral Change Order and FirstEnergy shall continue to pay Contractor in accordance with the terms of this Agreement and any previous agreed Change Orders. When FirstEnergy and Contractor agree on the effect of such unilateral Change Order on all of the Changed Criteria, such agreement shall be recorded by execution by the Parties of a Change Order in the form attached hereto as Exhibit 8.2, which shall supercede the unilateral Change Order previously issued and relating to such changed work.

(E) If the Parties cannot agree upon whether Contractor is entitled to a Change Order, then pending resolution of the dispute, Contractor shall continue to perform the work required under the Agreement, and FirstEnergy shall continue to pay Contractor in accordance with the terms of this Agreement and any previous agreed Change Orders.

(F) In the event that Contractor desires a change that it believes would be advantageous to the Subproject for reasons other than those set forth in Section 8.2(A), it shall notify FirstEnergy of the desired change and shall furnish to FirstEnergy, along with such notice, a request for a Change Order in the form attached hereto as Exhibit 8.2, including a reasonably detailed explanation of the proposed change and Contractor’s reasons for proposing the change, supported by all documentation necessary to verify the effects of the change on the Changed Criteria, including the information required under Section 8.5. Within ten (10) Business Days of receipt of Contractor’s notice and Change Order request with the required supporting documentation, FirstEnergy shall have the right in its sole and absolute discretion to reject Contractor’s Change Order request and shall notify Contractor of its decision. If FirstEnergy does not reply within such ten (10) Business Day period, FirstEnergy shall be deemed to have rejected the proposed change, and Contractor shall not be entitled to the corresponding Change Order.

8.3 No Change Orders Due to Contractor Error or Deviation. Notwithstanding anything in this Article 8 to the contrary, no adjustment for the Target Construction Cost, the Project Schedule, any Guaranteed Final Completion Date, any scope of work under the Subproject, any of the Warranties, the Performance Guarantee or any other obligation of Contractor hereunder shall be made in connection with any completion, correction of errors, omissions or deficiencies in, or incomplete, improper or defective, work on the part of Contractor or any Subcontractor, or any deviation by Contractor from the scope of the Subproject which is not the subject of a prior Change Order.

8.4 Change Orders Act as Accord and Satisfaction. Change Orders agreed pursuant to Section 8.1(B) or 8.2(C) by the Parties, and unilateral Change Orders entered into pursuant to Section 8.1(C) or 8.2(D) and which the Parties have subsequently agreed upon the effect of such unilateral Change Order and have executed a superceding and mutually agreed upon Change Order as provided in Section 8.1(C) or 8.2(D), shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change.

8.5 Timing Requirements for Notifications and Change Order Requests by Contractor. Should Contractor desire to seek an adjustment to the Target Construction Cost, the Project Schedule, any Guaranteed Final Completion Date, the scope of work under the Subproject, the Performance Guarantee, Warranties or any other modification to any other obligation of Contractor under the Agreement for any circumstance that Contractor has reason to believe may give rise to a right to request the issuance of a Change Order, Contractor shall, with respect to each such circumstance,

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(A) notify the FirstEnergy Designated Representative in writing of the existence of such circumstance within fourteen (14) days (or such other period expressly provided under the Agreement) of the date that Contractor knew or reasonably should have known of the first occurrence or beginning of such circumstance, provided that Contractor shall use reasonable efforts to give such notice prior to the expiration of such fourteen (14) day period should any action or inaction by FirstEnergy or Contractor be required or necessary in relation to such circumstance to prevent or mitigate any damages to either Party and in either case, prior to commencement of work for which a Change Order may be requested (except in the event that such work is required to be immediately undertaken to avoid imminent loss or damage to property or persons). In such notice, Contractor shall state in detail all known and presumed facts upon which its claim is based, including the character, duration and extent of the claimed circumstance, the date Contractor first knew of the circumstance, any activities impacted by the circumstance, the cost and time consequences of the circumstance and any other details or information that are expressly required under this Agreement. Contractor shall only be required to comply with the notice requirements of this Section 8.5 once for continuing circumstances, provided the notice expressly states that the circumstance is continuing and includes Contractor’s best estimate of the time and cost consequences of the claimed circumstance; and

(B) submit to the FirstEnergy Designated Representative a request for a proposed Change Order as soon as reasonably practicable after giving FirstEnergy written notice but in no event later than ten (10) Business Days after the completion of each such circumstance, together with a written statement (a) detailing why Contractor believes that a Change Order should be issued, plus all documentation reasonably requested by or necessary for FirstEnergy to determine the factors necessitating the possibility of a Change Order and all other information and details expressly required under this Agreement (including the information required by Exhibit 8.2, schedules, detailed estimates and cost records, daily time sheets); and (b) setting forth the effect, if any, which such proposed Change Order would have for the work on any of the Changed Criteria.

8.6 Adjustment Only Through Change Order. No change in the requirements of the Agreement, whether an addition to, deletion from, suspension of or modification to the Agreement, including any Subproject, shall be the basis for an adjustment for any change in the Target Construction Cost, the Project Schedule, any Guaranteed Final Completion Date, the scope of work under the Subproject, the Performance Guarantee, any Warranties or any other obligations of Contractor under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article 8 or as required pursuant to Section 19.4. No course of conduct or dealings between the Parties, nor express or implied acceptance of additions, deletions, suspensions or modifications to the Agreement, including any work, and no claim that FirstEnergy has been unjustly enriched by any such addition, deletion, suspension or modification to the Agreement, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim for an adjustment in the Target Construction Cost, the Project Schedule, the scope of work under the Subproject, the Performance Guarantee, any Warranties or any other obligations of Contractor under this Agreement.

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ARTICLE 9 - FORCE MAJEURE; FIRSTENERGY DELAY; RECOVERY

9.1 Force Majeure.

(A) Duties of the Affected Party. Within three (3) Business Days after becoming aware of the occurrence of a Force Majeure Event, the affected Party shall (i) provide written notice to the other Party containing full particulars of such Force Majeure Event (including the anticipated length of time that the delay may persist, the cause or causes of the delay, all measures taken or to be taken by the affected Party to prevent or minimize the delay, the schedule by which the affected Party proposes to implement those measures, and the affected Party’s rationale for attributing a delay to a Force Majeure Event), including the requirements set forth in Section 8.5, together with the obligations affected thereby, and (ii) use reasonable commercial efforts to mitigate the effect of such delay or failure and to remedy the Force Majeure Event. The affected Party shall resume performance of its obligations affected by the Force Majeure Event as soon as practicable after the conclusion of the Force Majeure Event, and shall give prompt written notice to the other Party of all significant facts and events concerning the affected Party’s efforts to perform and of the conclusion of the Force Majeure Event. Force Majeure Events shall not excuse any delay or failure to make payments when due and Contractor shall continue to be paid under this Agreement notwithstanding any Force Majeure Event. For purposes of this Section 9.1(A), Contractor shall be deemed to know of any circumstance of which Contractor or its Subcontractors knew or by the exercise of due diligence should have known.

(B) Effect of Force Majeure Event. Except as otherwise provided in Section 9.1, the affected Party’s obligations under this Agreement shall be suspended insofar as performance of such obligations is rendered impossible by a Force Majeure Event. Any delay or failure by the affected Party in the performance of any of its obligations under this Agreement on account of a Force Majeure Event shall not constitute a default under this Agreement during the period the Force Majeure Event is in effect to the extent such delay or failure is caused by the Force Majeure Event; provided that the affected Party shall have complied with its obligations under Section 9.1(A) as an express condition precedent; and provided that delay of Contractor in achieving Final Completion and Final Document Delivery with respect to any Subproject shall only be excused, and the Guaranteed Final Completion Date shall be extended, by one day for each day of delay during which (i) such Force Majeure Event made it impossible for Contractor to carry out all activities relating to such Subproject which are necessary to the fulfillment of Final Completion of such Subproject by the Guaranteed Final Completion Date and caused a delay to the critical path of the Critical Path Schedule; (ii) Contractor could not practicably recover by the use of due diligence and all reasonable commercial efforts, including the expenditure of moneys, overtime work, and work over weekends and holidays; and (iii) such Force Majeure Event was the direct and proximate cause of Contractor’s failure to meet such Guaranteed Final Completion Date. If Contractor seeks an extension of time to a Guaranteed Final Completion Date, it shall comply with Sections 8.2(B) and 8.5(B).

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9.2 FirstEnergy-Caused Delay. In the event of any interruption, delay (including delay caused by FirstEnergy’s failure to respond to Drawings and Specifications within the 15 Business Day review period provided in Section 3.3(C)(3)), disruption, interference or hindrance to Contractor or the Subproject caused by FirstEnergy, its Affiliates, or any Person acting on behalf of or under the control of FirstEnergy (including any FE Vendor) which prevents or delays Contractor from performing the Project, Contractor may request, and shall justify by written notice to FirstEnergy pursuant to Section 8.5, an extension of time to the applicable Guaranteed Final Completion Dates and/or an adjustment of the Target Construction Cost within the time and in accordance with the notice requirements set forth in Section 8.5 for giving written notice. In addition, Contractor shall submit a request for a Change Order as required under Sections 8.2(B) and 8.5(B). Compliance with the requirements of Section 8.5 shall be a condition precedent to any extension of time to the applicable Guaranteed Final Completion Date or adjustment to the Target Construction Cost on account of a FirstEnergy-caused delay. Contractor is entitled to such extension only to the extent such delay is the result of actions or inactions of FirstEnergy, its Affiliates, or any Person acting on behalf of or under the control of FirstEnergy (including any FE Vendor): (a) constituting a breach of this Agreement (or in the case of an Affiliate of, or any Person acting on behalf of or under the control of FirstEnergy (including any FE Vendor), impacts the work being performed by Contractor under this Agreement), (b) is not attributable to Contractor or its Subcontractors, (c) affects the performance of work that is on the Critical Path Schedule (or the Updated Critical Path Schedule), (d) causes or will cause Contractor to finish beyond the Guaranteed Final Completion Date, and (e) Contractor is unable to proceed with other portions of the Project so as to not cause a delay in the Guaranteed Final Completion Date, provided that such extension is approved in writing by FirstEnergy, which approval shall not be unreasonably withheld.

9.3 Recovery and Recovery Schedule. If at any time during the prosecution of the Subproject should the Updated Critical Path Schedule or Monthly Progress Report show that any activity on the critical path of the Critical Path Schedule is seven (7) or more calendar days behind schedule, FirstEnergy may require that Contractor prepare a schedule to explain and display how it intends to regain compliance with the Critical Path Schedule (“Recovery Schedule”). Contractor shall do the following after the determination by FirstEnergy of the requirement for a Recovery Schedule:

(A) Within five (5) calendar days of such determination, Contractor shall prepare the Recovery Schedule and submit it to FirstEnergy for its review and approval. The Recovery Schedule shall represent Contractor’s best judgment as to how the Subproject may regain compliance with the Critical Path Schedule. Contractor shall perform the Subproject in accordance with the Recovery Schedule.

(B) In preparing and executing the Recovery Schedule, Contractor shall take all steps necessary to regain compliance with the Critical Path Schedule, including additional shifts, additional manpower, overtime, providing additional equipment, and resequencing of activities.

(C) Contractor shall have the right to a Change Order under Section 8.2 for implementation of a Recovery Schedule which is required as a result of Force Majeure Event or a FirstEnergy-Caused Delay as described in Section 9.2.

ARTICLE 10 - COMPLIANCE WITH LAWS, REGULATIONS, AND PERMITS

10.1 During the performance of this Agreement, the Contractor and FirstEnergy shall strictly comply with all federal, state and local laws, rules or regulations and executive orders applicable to the Project.

10.2 Without limiting the foregoing, and where applicable, in connection with the Project, the Contractor agrees as follows:

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(A) The Contractor shall not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The Contractor shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex or national origin. Such action shall include employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Contractor shall post in conspicuous places, available to employees and applicants for employment, notices to be provided by the U.S. Department of Labor setting forth the provisions of this nondiscrimination clause.

(B) The Contractor shall state, in all solicitations or advertisements for employees placed by or on its behalf, that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

(C) The Contractor shall send to each labor union or representative of workers with which it has a collective bargaining agreement, contract or understanding, a notice to be provided by the U.S. Department of Labor, advising the labor union or workers’ representative of the Contractor’s commitments under the following provisions, as amended from time to time:

(1) Section 202 of Executive Order 11246 (Equal Opportunity);

(2) Executive Order 11701 (Employment of Veterans);

(3) Executive Order 11758 (Employment of the Handicapped);

(4) Executive Order 11141 (Employment Discrimination Because of Age); and

(5) Executive Order 11625 and Public Law 95-507 (Utilization of Disadvantaged Business Enterprises),

and shall post copies thereof in conspicuous places available to employees and applicants for employment.

10.3 Because FirstEnergy (or if applicable, one or more affiliates or non-affiliated companies) is a supplier of electricity and/or services to the U.S. government, it must include, and the Contractor shall comply with, the below listed clauses from the Federal Acquisition Regulation (“FAR”), 48 Code of Federal Regulations Chapter 1, as amended from time to time, if the applicable criteria specified in the FAR (those currently applicable are summarized parenthetically) are met. If Contractor’s subcontracts meet such criteria, Contractor shall include the terms or substance of the applicable clause in its subcontracts. If the provisions of this Section 10.3 conflict with the balance of the Agreement, this Section 10.3 shall prevail.

(A) 52.203-6 Restrictions on Subcontractor Sales to the Government (required in all subcontracts under this Agreement which exceed $100,000);

(B) 52.203-7 Anti-Kickback Procedures (required in all subcontracts under this Agreement which exceed $100,000, other than those for commercial items);

(C) 52.204-2 Security Requirements (required in all subcontracts under this Agreement which involve access to classified information);

(D) 52.219-8 Utilization of Small Business Concerns (required in all non-personal subcontracts with a value greater than $100,000);

(E) 52.219-9 Small Business Subcontracting Plan (Contractors receiving subcontracts exceeding $500,000, other than small business concerns, are required to adopt a subcontracting plan that complies with the requirements of this clause);

(F) 52.222-4 Contract Work Hours and Safety Standards Act—Overtime Compensation (required in all subcontracts exceeding $100,000, unless otherwise exempted);

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(G) 52.222-26 Equal Opportunity (required in all contracts/subcontracts; however, if the cumulative value of nonexempt Federal contracts/subcontracts is $10,000 or less in any 12 month period, including the 12 months preceding the award, the contractor/subcontractor is exempt from the clause requirements);

(H) 52.222-35 Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (required in all contracts/subcontracts with a value of $10,000 or more);

(I) 52.222-36 Affirmative Action for Workers with Disabilities (required in all contracts/subcontracts with a value of $10,000 or more);

(J) 52.222-37 Employment Reports on Disabled Veterans and Veterans of the Vietnam Era (required in all contracts/subcontracts with a value of $10,000 or more);

(K) 52.223-14 Toxic Chemical Release Reporting (Except for acquisitions of commercial items, and unless otherwise exempt, this clause is required for competitive subcontracts expected to exceed $100,000, including all options, and in any resultant subcontract exceeding $100,000, including all options);

(L) 52.225-13 Restrictions on Certain Foreign Purchases (required in all subcontracts for contracts with a value exceeding $2,500, unless otherwise exempted);

(M) 52.222-11 Subcontracts (Labor Standards) (required in all service contracts in excess of $2,000 for construction within the United States) This provision requires that the following clauses be inserted into contracts meeting the criteria: Davis-Bacon Act, Contract Work Hours and Safety Standards Act—Overtime Compensation, Apprentices and Trainees, Payrolls and Basic Records, Compliance with Copeland Act Requirements, Withholding of Funds, Subcontracts (Labor Standards), Contract Termination—Debarment, Disputes Concerning Labor Standards, Compliance with Davis-Bacon and Related Act Regulations, and Certification of Eligibility.

(N) 52.222-41 Service Contract Act of 1965, as Amended (required in all service contracts subject to the Act (i) which exceed $2,500; or (ii) which are for an indefinite dollar amount and the contracting officer does not know in advance that the contract amount will be $2,500 or less).

(O) Contractor shall comply with the Department of Commerce Export Administration Regulations (“EAR”) in 15 CFR Chapter VII, subchapter C, including 15 CFR Section 734.2 which prohibits the export or release of controlled technology and/or software to foreign nationals within the United States who are not lawfully admitted to the United States for permanent residence. Contractor shall confirm that these regulations either do not apply to Contractor’s activities under the terms of this Agreement or that Contractor has procedures to ensure compliance. If Contractor is directly or indirectly employing a foreign national not currently lawfully admitted to the United Sates for permanent residence to perform work under this Agreement, Contractor warrants to FirstEnergy that such employment does not violate the foregoing regulations.

(P) FOREIGN CORRUPT PRACTICES ACT PROVISIONS The following provisions shall apply to FirstEnergy and Contractor (unless it is a foreign concern) if it performs or obtains any of the work in a foreign country:

(1) All payments to Contractor shall be by check or bank transfer only. No payment shall be in cash or by bearer instrument, and no payment shall be made to any corporation or Person other than Contractor. All payments due hereunder shall be made to Contractor at its principal place of business in the United States, even if Contractor performs or obtains the work in a foreign country.

(2) Each of FirstEnergy and Contractor represents that it is familiar with the Foreign Corrupt Practices Act (the "FCPA") and its purposes; and that, in particular, it is familiar with the prohibition against paying or giving of anything of value, either directly or indirectly, by an American company to an official of a foreign government for the purpose of influencing an act or decision in his official capacity, or inducing him to use his influence with that government, to assist a company in obtaining or retaining business for or with, or directing business to, any Person.

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(3) Contractor shall not use any part of its compensation for any purpose, and shall take no action, that would constitute a violation of any law of the United States (including the FCPA) or of any jurisdiction where it performs services or manufactures or sells goods. Likewise, FirstEnergy shall take no action that would constitute a violation of any law of the United States (including the FCPA) or of any jurisdiction where it engages in business. FirstEnergy represents that it does not desire and will not request any work by Contractor that would or might constitute any such violation.

(4) FirstEnergy may terminate this Agreement for default at any time, without any liability or obligation, if it believes, in good faith, that Contractor has violated this Section 10.3(P). Any action by Contractor constituting a violation of the FCPA, or a request for such action from Contractor's representative, shall result in immediate termination of this Agreement for default. Should Contractor ever receive, directly or indirectly, from any FirstEnergy representative a request that Contractor believes will or might violate the FCPA, Contractor shall immediately notify FirstEnergy's general counsel.

(5) FirstEnergy may disclose the existence and terms of this Agreement, including the compensation provisions, at any time, for any reason and to whomever FirstEnergy's general counsel determines has a legitimate need to know the same in connection with obligations under the FCPA, including the United States government, the government of any country where the work is performed or obtained, and any regulatory agency with jurisdiction over FirstEnergy.

10.4 Contractor shall comply with the Occupational Safety and Health Act of 1970 and all rules, regulations, standards, requirements and revisions thereof or adopted pursuant thereto.

10.5 Unless this Agreement otherwise provides, Contractor shall, at its own expense, obtain from appropriate governmental authorities all Permits, inspections and licenses which are required for it to perform its work under the Project and shall comply with all rules and regulations of insurance companies which have insured any of the Project.

10.6 If applicable, Contractor agrees to comply with all Hazard Communication Standards promulgated by the Occupational Safety and Health Administration (OSHA), 29 CFR 1910.1200, et seq., as amended, to insure that chemical hazards produced, imported, or used with the workplace are evaluated, and that hazard information is transmitted to affected employees of Contractor, of any subcontractor or of FirstEnergy.

ARTICLE 11 - INTELLECTUAL PROPERTY RIGHTS

11.1 Ownership of Project and Data. All deliverables provided by Contractor (but not its Subcontractors) to FirstEnergy associated with the Project (including Drawings and Specifications, Data, manuals, reports, purchasing documents, Permits, calculations, and training materials), whether or not patentable, registrable as a copyrightable work, or registrable as a trademark or service mark, shall become the property of FirstEnergy and FirstEnergy shall own all intellectual property rights therein (including the rights to any patent, trademark or service mark, trade secret, and copyright therein). Contractor hereby agrees that any such engineering deliverables provided by Contractor to FirstEnergy during the term of this Agreement that pertain in any material respect to the Project shall be done as “work made for hire” as defined and used in the Copyright Act of 1976, 17 USC §1 et seq., and that FirstEnergy, as the entity for which the work is prepared, shall own all right, title and interest in and to such materials, including the entire copyright therein. To the extent that any such deliverables are not deemed to be a "work made for hire," Contractor will assign to FirstEnergy ownership of all right, title, and interest in and to such materials, including ownership of the entire copyright therein. Notwithstanding the foregoing, nothing herein shall be deemed to convey or grant any ownership of intellectual property rights (i) owned by Contractor prior to the Effective Date, or (ii) developed by Contractor outside of the scope of work on the Project; provided that FirstEnergy shall receive with respect to any such rights a nonexclusive, irrevocable, fully-paid-up and royalty-free, transferable license to use, copy, communicate, and prepare modifications to such rights for the purpose of completing, operating, maintaining, repairing, modifying, adding to, improving and demolishing the Project, the Subproject, and related systems.

CONFIDENTIAL TREATMENT REQUESTED
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If any design and development work is to be performed by Subcontractors or FE Vendors, Contractor shall consult with FirstEnergy prior to and during the negotiation and award of such contracts with regard to the treatment of intellectual property rights to any inventions and works of authorship developed under such contracts, and shall seek to obtain from each such Subcontractor (and FE Vendors to the extent directed by FirstEnergy) rights similar to those described in the preceding paragraph.

FirstEnergy releases and agrees to hold Contractor harmless from and against any claim or liability arising from any unauthorized use of such work product by FirstEnergy or with respect to any work made for hire, the use of such work product by FirstEnergy for any purpose other than in connection with the Project being performed pursuant to this Agreement.

11.2 Infringement. Contractor warrants that the goods or services provided by Contractor or its Subcontractors hereunder are and will be original (as required by law), do not and will not infringe on or misappropriate any United States or foreign patent, copyright, trademark, or other intellectual property rights of any third party, and to the extent such intellectual property is to be owned by FirstEnergy in accordance with and subject to Section 11.1, have not been and will not be previously assigned or licensed. If the goods or services provided by Contractor or its Subcontractors hereunder or any portion thereof is held to constitute an infringement or misappropriation of the intellectual property rights of a third party, then Section 16.3 shall apply.

11.3 Data Furnished by FirstEnergy. All Data furnished by FirstEnergy in connection with the Project shall remain FirstEnergy's exclusive property. Contractor shall not use FirstEnergy-furnished Data for any purpose other than for the Project. Contractor shall return such FirstEnergy-furnished Data and all copies thereof to FirstEnergy upon completing the Project, or upon FirstEnergy’s request; provided that Contractor shall be entitled to retain an archival copy of such Data subject to confidentiality obligations.

ARTICLE 12 - INSURANCE AND BONDS

12.1 Contractor’s Insurance. The Contractor agrees to secure and maintain in force policies of insurance of the types listed below and shall furnish to FirstEnergy, prior to starting work and throughout the duration of the Project, Certificates of Insurance evidencing current coverage listed below. These certificates shall be endorsed with substantially the following language:

"This policy will not be canceled or allowed to lapse, and no change shall be made in this policy which alters, restricts or reduces the insurance provided or changes the name of the insured without first giving at least thirty (30) days' notice in writing to FirstEnergy Corp., Risk Management Section, at its office in Akron, Ohio, with receipt of notice acknowledged."

(A) Comprehensive General Liability insurance including Contractual Liability and including coverage of third-party claims arising out of Contractor’s professional liability (Errors and Omissions), and if any work is to be performed by Subcontractor, Contractors Protective Liability with minimum limits of $[******] per occurrence, combined single limit, for bodily injury and property damage. Coverage shall be on an occurrence-based form.

(B) Comprehensive Automobile Liability insurance including non-ownership and hired car endorsement with minimum limits of $[******] per occurrence, combined single limit, for bodily injury and property damage. Coverage shall be on an occurrence-based form.

(C) Worker’s Compensation coverage in the statutory amounts under the worker’s compensation act(s) of the location(s) in which the Project is to be performed, for the current period.

(D) Employer's Liability with a minimum limit of $[******] per occurrence.

(E) Excess liability insurance with a limit of $[******] each occurrence. Coverage shall be on an occurrence-based form.

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12.2 Additional Insured. FirstEnergy Corp. and its subsidiaries and affiliates shall be included as an additional insured to the extent of any liability deriving from the acts or omissions of Contractor, for the policies provided in Sections 12.1(A), (B), and (E), it being understood that said policies shall provide primary insurance to FirstEnergy Corp. and its subsidiaries and affiliates, with no special restrictions or reservations that are inconsistent with this Agreement. A signed copy of the endorsement adding FirstEnergy Corp. and its subsidiaries and its affiliates as an additional insured shall be attached to the certificate of insurance providing general liability coverage. It is expressly agreed and understood that the contractual obligations under this Article 12 are for insurance and not indemnity.

12.3 Lapse of Coverage. In the event of cancellation or lapse of or prohibited change in any policy for which a certificate is required to be furnished under this Agreement, FirstEnergy shall have the right to suspend the work of the Contractor until the policy and certificate in evidence thereof are reinstated or arrangements acceptable to FirstEnergy are made pending issuance of new policies and certificates. If any such insurance shall be about to lapse or be canceled, the Contractor shall, at least thirty (30) days before coverage thereunder ceases, obtain a new policy with like coverage, and if Contractor fails to do so, FirstEnergy may obtain insurance protecting it from the hazards covered by such lapsed or cancelled policy, and the difference between all premiums and expenses of such insurance and premiums and expenses of the Contractor’s cancelled or lapsed policies shall be charged against the Contractor and shall be a legitimate deduction from any sum due it from FirstEnergy.

12.4 Waiver of Subrogation. Contractor and any of its Subcontractors shall waive and hereby waives any rights of subrogation which they or any of their insurers may have against FirstEnergy, its affiliates, and each non-affiliated company disclosed in this Agreement, their respective agents or employees.

12.5 Project Insurance. At the request of FirstEnergy, Contractor shall procure Construction All Risk property insurance with limits of $5,000,000 per loss event and deductibles not to exceed either one hundred thousand dollars ($100,000) or five hundred thousand dollars ($500,000) (which desired deductible level FirstEnergy will inform Contractor of during the Development Phase), with the following coverages:

(A) For each Subproject, for the period from Notice to Proceed until commencement of the Warranty Period  (1) “All Risks” of  physical loss or damage to the Subproject and (2) any physical loss or damage to existing property of FirstEnergy or its Affiliates arising from or in connection with the  work hereunder ;  and

(B) For each Subproject, during the Warranty Period,  extended maintenance covering loss or damage caused by any act or omission of Contractor or its Subcontractors while at the Site during the construction period and/or Contractor or its Subcontractors while at the Site for the purpose of doing any work in order to comply with the  warranty obligations under this Agreement.

Contractor shall separately invoice FirstEnergy for all policy premiums and FirstEnergy shall pay such invoice no later than the date of Contractor’s next subsequent payment due date provided under Section 5.1 above.

Subject to the provisions of Section 18.4(A), payment of all deductibles arising under this policy shall be to FirstEnergy’s account.

12.6 Payment and Performance Bonds. With respect to each AQC Unit, at the request of FirstEnergy, Contractor shall provide FirstEnergy with a Bond valued in the aggregate in an amount equal to [*****] thereon through the date of Final Completion (the “Available Amount”). The value of the Bond shall be reviewed and amended every three months such that the value of the Bond is updated to reflect the amount of [*****] as set out herein.

With respect to the Bond for Subproject(s) which will be performed as an FE Vendor Arrangement, upon achievement of Final Completion, the Available Amount under such Bond shall be reduced to an amount equally pro-rated between all AQC Units performed under an FE Vendor Arrangement as is required for Contractor to provide Bonds during the Warranty Period in a cumulative aggregate amount of no greater than $[******] in respect of all such AQC Units.

CONFIDENTIAL TREATMENT REQUESTED.
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With respect to the Bond for Subproject(s) which will be performed as a Wrap Arrangement, upon the achievement of Mechanical Completion, Contractor shall increase the Available Amount of such Bond by an amount equal to the difference between [******] through such date and the Contractor’s maximum liability for Performance Liquidated Damages for such Subproject. Upon commencement of the Warranty Period, the Available Amount of such Bond shall be reduced to an amount no greater than the amount of [******] through the date of Mechanical Completion. Upon achievement of Final Completion, the Available Amount under such Bond shall be reduced to an amount no greater than $[******]. With respect to each Subproject, the Bond shall expire at the end of the Warranty Period and FirstEnergy shall return such Bond to Contractor within [******] days of such expiration.

With respect to each Bond, FirstEnergy may draw upon such Bond with respect to any amount due from Contractor to FirstEnergy in satisfaction of any Contractor obligation under this Agreement that has not been paid within thirty (30) days of FirstEnergy’s demand therefore. The parties agree that drawdown under a Bond by FirstEnergy shall be permitted as follows:

(A) to the extent the amount requested is not in excess of the then Available Amount thereunder as determined in the Bond; and

(B) the Agreement has not been terminated by reason of mutual consent or by FirstEnergy’s default; and

(C) one of the following has occurred:

(1) a Contractor Event of Default in respect of the subject Subproject has occurred; or

(2) Contractor has not paid FirstEnergy any sums or damages in respect of the subject Subproject within the time stipulated, or, if none is provided, within a reasonable time, that it is obliged to pay pursuant to this Agreement in respect of such Subproject, including but not limited to any undisputed Schedule Liquidated Damages or Performance Liquidated Damages, and any amounts due pursuant to any indemnity, if applicable; and

(3) the amount being claimed in respect of any of the above circumstances does not exceed FirstEnergy’s good faith estimate of the amount that FirstEnergy is entitled to recover from Contractor under the Agreement.

In the event FirstEnergy draws down on any Bond and it is later determined that such drawdown or payment was in excess of FirstEnergy’s rights as provided above, FirstEnergy shall return such amount to Contractor upon such determination within five (5) Business Days, with interest at the rate set forth in Section 5.2(A)(2)(iv) from the date of drawn down until the date such amount is returned.

The premium for these Bonds shall be separately invoiced to FirstEnergy and FirstEnergy shall pay such invoice no later than the date of Contractor’s next subsequent payment due date provided under Section 5.1 above.  Contractor shall deliver the executed originals and two executed copies of each Bond to FirstEnergy prior to commencing any work. Commencement of the Project or any Subproject by Contractor without having provided the Bonds shall not be considered a waiver or release by FirstEnergy of the requirement for the Bonds.

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12.7 Security for Vendor Termination Costs. During the Development Phase of any Subproject which will be performed as a Wrap Arrangement, Contractor will identify to FirstEnergy any contract with an OEM for such Subproject which will require payment to the vendor of cancellation or termination fees or similar costs (“Vendor Termination Costs”) in the event such contract is terminated by Contractor prior to completion of performance, and a description (including the dollar amount and the circumstances of payment) of the Vendor Termination Costs for such vendor contract. Provided that FirstEnergy has approved such vendor contract and the identified Vendor Termination Costs associated therewith prior to the Commencement Date for such Subproject, FirstEnergy will provide to Contractor a Bond, or similar form of security acceptable to Contractor as security for reimbursement of such Vendor Termination Costs, but only at such time(s) and in such amount(s) as Contractor would then be exposed to an obligation to pay such Vendor Termination Costs if the vendor agreement were terminated at that time. For purposes of clarity, Vendor Termination Costs shall not include any amount attributable to a failure of performance or payment by Contractor (other than at the direction of FirstEnergy or other than to the extent such is directly due to FirstEnergy’s failure to timely pay any amounts that are due and outstanding under this Agreement), any amount corresponding to a payment which has been paid by FirstEnergy to Contractor, or any amount not specifically approved by FirstEnergy as a Vendor Termination Cost prior to the Commencement Date of the Subproject (or after the Commencement Date pursuant to a Change Order in accordance with Article 8).

ARTICLE 13 - WARRANTY AND CORRECTION OF WORK

13.1 Warranty. With respect to each Subproject, the warranties set forth in this Article 13 are referred to collectively as the “Warranty”. With respect to each Subproject (or AQC Unit, as applicable), the period ending two (2) years after the date that the requirements of Final Completion of such Subproject (or AQC Unit, as applicable) with respect to successful passage of the Performance Tests or liquidation thereof as provided in Section 6.3(A)(ii) and the Reliability Standard as provided in Section 6.3(A)(iv) have been achieved is referred to as the “Warranty Period” for that Subproject (or AQC Unit, as applicable), and Contractor’s obligations and liabilities under this Article 13 (irrespective of whether such claim arises from a patent or latent defect) shall cease upon the termination of the Warranty Period for such Subproject (or AQC Unit, as applicable).

(A) Warranty of Professional Services. Contractor hereby warrants that the Professional Services provided by Contractor shall be performed in accordance with Good Practices, the requirements of this Agreement, the Drawings and Specifications, Applicable Law, and Applicable Codes and Standards.

(B) Warranty of Services Other Than Professional Services. Contractor hereby warrants that all Craft Labor, and any services other than Professional Services provided by Contractor and its Subcontractors, shall be performed in accordance with Good Practices, the requirements of this Agreement, the Drawings and Specifications, Applicable Law, and Applicable Codes and Standards.

(C) Warranty of Materials. Contractor hereby warrants that the Materials, and each component thereof (other than Materials provided by an FE Vendor) shall be:

(1) new, complete, fit for the purpose specified in this Agreement and of suitable grade for the intended function and use;

(2) in accordance with Good Practices;

(3) in accordance with this Agreement, including FirstEnergy’s Requirements, the Drawings and Specifications, Applicable Law, and Applicable Codes and Standards;

(4) free of encumbrances to title; and

(5) free from defects in design, material and workmanship.

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(D) Subcontractor Warranties. Contractor shall obtain warranties from Subcontractors consistent with Sections 13.1(A), 13.1(B), and 13.1(C), which shall be deemed to run to the benefit of FirstEnergy, its assignee(s), and Contractor. All warranties provided by any Subcontractor shall be in such form as to permit direct enforcement by Contractor or FirstEnergy (or its assignees) against any Subcontractor whose warranty is called for (but only in the event that Contractor has not performed, or no longer has any warranty obligations with respect to the subject matter of such directly enforced warranties). This Section 13.1(D) shall not in any way be construed to limit Contractor’s obligations under Sections 13.1(A), 13.1(B), or 13.1(C) of this Agreement.

(E) Exceptions to Warranty. The Warranty excludes remedy for damage or failure to the extent Contractor can demonstrate that such damage or failure was caused by: (i) improper repairs, replacements or alterations of the Project by FirstEnergy; (ii) operation, maintenance or use of the Project in a manner not in material compliance with the operating parameters to be mutually determined by the Parties during the Development Phase or (iii) maintenance that may be required as a result of normal wear and tear.

13.2 Correction of Work.

(A) Correction of Work Prior to Commencement of the Warranty Period. With respect to each Subproject (or AQC Unit, as applicable), prior to commencement of the Warranty Period, Contractor shall promptly correct or procure the correction of work rejected by FirstEnergy or that fails to comply with the requirements of the Agreement, whether or not fabricated, installed or completed. FirstEnergy shall be responsible for paying in accordance with Exhibit 5.1 all costs of correcting such work, including additional testing and inspections and compensation for consultants retained by FirstEnergy and expenses made necessary thereby. For purposes of clarity, commencement of the Warranty Period shall not preclude Contractor’s right to be paid in accordance with Exhibit 5.1 for any work performed thereafter to fulfill any of its then remaining obligations, other than with respect to performance of work required to satisfy its Warranty obligations.

(B) Correction of Work During the Warranty Period.

(1) If, during the Warranty Period, FirstEnergy discovers any nonconformance with the warranties set forth in Section 13.1 (“Warranty Non-Conformance”), FirstEnergy shall provide Contractor with written notice detailing such Warranty Non-Conformance as soon as practicable following such discovery but in no event later than the end of the Warranty Period. Such notice shall be in accordance with warranty procedures (as will be mutually agreed upon between FirstEnergy and Contractor during the Development Phase).

(2) In the event of any Warranty Non-Conformance with the warranty provided under Section 13.1(A), Contractor shall, at its sole expense, reperform such non-conforming Professional Services.

(3) In addition, but subject to the limitation of remedies set forth in Section 13.3, in the event of any Warranty Non-Conformance with the warranties provided under Section 13.1(A), Section 13.1(B) or Section 13.1(C), Contractor and/or its Subcontractors shall provide and perform (or reperform) any work (including any required assembly or disassembly of any affected work or other structure, installation, equipment, fixtures, or portion of the Site and or any required obligations under Section 3.9(B)), whether by repair, replacement or otherwise, as required to correct any such Warranty Non-Conformance (“Corrective Work”), at Contractor’s expense. If the alleged nonconformance is established to be due to FirstEnergy act or omission or ordinary wear and tear or as otherwise excluded from warranty coverage under Section 13.1(E), all reasonable Contractor costs will be the subject of a Change Order.

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(C) Response Period. During the Warranty Period, Contractor shall initiate Corrective Work within five (5) days after receiving notification from FirstEnergy of the existence of any Warranty Non-Conformance, or within such other period as the Parties may agree with due regard for the involvement of appropriate Subcontractors, and shall diligently and continuously use all reasonable efforts to complete same within thirty (30) days or such other period which such completion may reasonably require. Notwithstanding the foregoing, if a Warranty Non-Conformance causes a Generating Unit outage, or presents an imminent threat to the safety or health of any person or the risk of material damage to property, then Contractor shall initiate Corrective Work within the lesser of: (a) a reasonable period under the circumstances, or (b) twelve (12) hours; and shall diligently and continuously use all reasonable efforts to complete same within fifteen (15) days or such other period which such completion may reasonably require. The time periods specified in this Section 13.2(C) for initiation and completion of Corrective Work are referred to herein as the “Response Period.”

(D) FirstEnergy Right to Correct or Complete Work. Subject to the limitations of remedies provided in Section 13.3, during the Warranty Period, if Contractor fails or refuses to initiate Corrective Work or to diligently and continuously utilize all reasonable efforts to complete same within the Response Period, then FirstEnergy, after further notice to Contractor, may perform such Corrective Work with its own forces or those of another vendor, and (x) if there are outstanding amounts due to Contractor from FirstEnergy, charge Contractor a backcharge (at reasonable rates) against such outstanding amounts, or (y) in the event no such outstanding amounts exist, charge Contractor for all reasonable costs and expenses associated with the performance or reperformance of such Corrective Work.

13.3 Limitation of Remedies. Contractor shall perform Corrective Work for any Warranty Non-Conformance with the warranties set forth in Sections 13.1(A), 13.1(B), and 13.1(C) at Contractor’s sole expense; provided, however, that Contractor shall not be required to incur expense in excess of $[******] in the cumulative aggregate in connection with performing any Corrective Work under this Agreement (provided the foregoing limit shall exclude amounts expended by Contractor to reperform its Professional Services as provided in Section 13.2(B)(2)). Upon the attainment of the expenditure limit described in the prior sentence, Contractor shall have no further liability with respect to the warranties provided under Sections 13.1(B) or 13.1(C) and further shall have no additional obligation to thereafter perform any Corrective Work.

13.4 THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND CONTRACTOR MAKES NO OTHER WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PURPOSE, RELATING TO DESIGN OR OTHER SERVICES, OR TO EQUIPMENT OR MATERIALS TO BE SUPPLIED BY CONTRACTOR UNDER THIS AGREEMENT.

ARTICLE 14 PAYMENT OF ACCOUNTS; WAIVER OF LIEN RIGHTS

14.1 Contractor shall promptly pay all claims for labor, material, services, and other expenses incurred by it and its Subcontractors in connection with the Project.

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14.2 Waiver of Lien Rights. To the extent permitted by law, Contractor, for itself and anyone else acting or claiming through or under it, does hereby expressly waive and relinquish all right to file a mechanics' or materialmen's lien, or notice of intention to file any lien, and agrees that no mechanics', materialmen’s, or similar lien shall be filed or maintained against any property where the Project is to be performed, or any interest of FirstEnergy in such property, by or in the name of Contractor or any Subcontractor, materialman or laborer acting or claiming through or under Contractor for work performed or materials furnished in connection with this Agreement. Contractor further agrees that it will defend, indemnify and hold FirstEnergy harmless from and against any and all loss, cost, expense (including attorneys' fees and costs of defense), liability, claim or demand arising from any mechanics', materialmen's or similar lien of Contractor or any Subcontractor, sub-subcontractor, materialman, supplier or laborer acting or claiming through or under Contractor for work performed or materials furnished in connection with this Agreement. Notwithstanding the foregoing, Contractor shall not be required to so waive its rights or to cause Subcontractors to so waive their rights to file any mechanics' or materialmen's lien with respect to any Subproject for which FirstEnergy assigns its rights and obligations under this Agreement to another entity, , and in such event Contractor’s obligation to defend, indemnify and hold harmless FirstEnergy against any such liens shall apply only to the extent that Contractor has been timely paid all amounts due under the Agreement.

14.3 No-Lien Agreement. Contractor shall execute a Waiver of Liens Agreement consistent with the foregoing provisions of this Article 14, and acceptable in form and substance to FirstEnergy, in recordable form, which FirstEnergy may file in the jurisdiction(s) in which the Project will be performed.

14.4  Right to Withhold. FirstEnergy may require evidence reasonably satisfactory to it from Contractor that all work in progress, work done or delivered, or service performed, for which FirstEnergy has made a payment, are free and clear of mechanic's, materialmen’s, and other liens, attachments, claims, demands, charges or other similar encumbrances. If evidence of mechanic’s, materialmen’s, and other liens, attachments, claims, demands, charges or other similar encumbrances is discovered, FirstEnergy may withhold payments due Contractor in amount sufficient to cover any such potential claim. Prior to invoicing final payment, Contractor and its Subcontractors shall sign a release of liens in a form prepared by FirstEnergy and furnished to Contractor. As applicable pursuant to Section 14.2, Contractor shall, within thirty (30) days, cause to be discharged and terminate any mechanics’ or materialmen’s lien filed by any of its Subcontractors, sub-subcontractors, materialman, laborers or suppliers, or shall bond against the same at its own cost and expense with a bond satisfactory to FirstEnergy.

14.5 Subcontracts. Every subcontract for any portion of the Project shall contain an undertaking by the Subcontractor similar in effect to this Article 14. It is intended by the Parties that Contractor's agreement to waive and relinquish lien rights as above provided shall be effective only in those jurisdictions which permit such agreement to be made. The fact that some jurisdictions in which work will be performed do not permit such waiver shall not affect the enforceability of this waiver in those jurisdictions that do permit such waivers. The above obligations of the Contractor and/or Subcontractors are supplementary to and not a substitute for rights of FirstEnergy, its subsidiaries and affiliates, under the provisions of the Mechanics Lien Laws of the jurisdiction in which the work is being performed.

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ARTICLE 15 - DEFAULT, TERMINATION AND SUSPENSION

15.1 Default by Contractor.

(A) Termination by FirstEnergy for Default. With respect to each Subproject, if Contractor shall at any time (i) refuse or materially fail to provide sufficient properly skilled workers, adequate supervision or materials of the proper quality; (ii) fail in any material respect to prosecute such Subproject according to the Project Schedule; (iii) materially fail to comply with any provision of this Agreement; (iv) make a general assignment for the benefit of its creditors; or (v) become insolvent, have a receiver appointed, or make a general assignment for the benefit of its creditors, in which such case the cure provisions found below shall not apply, then, after FirstEnergy serving written notice to Contractor specifying the nature and origin of the alleged default, unless Contractor shall have taken adequate steps to cure such condition within forty-five (45) days of such notice, or if the default is impossible to correct within such forty-five (45) day period], then within a reasonable period of time not to exceed sixty (60) days from the date of such notice (or a longer period, if agreed by FirstEnergy in its sole discretion) provided Contractor has commenced corrective action within seven (7) days after receiving notice of such condition from FirstEnergy and has proceeded diligently to cure such condition thereafter, then FirstEnergy, at its option, without voiding the other provisions of this Agreement and without further notice to any Party, may (a) take such steps as are necessary to overcome the condition, (b) terminate for default Contractor’s performance of all or any part of the Subproject by written notice to Contractor, or (c) seek specific performance or interlocutory mandatory injunctive relief requiring performance of Contractor’s obligations, provided, only to the extent that such relief may be necessary to avoid irreparable harm to FirstEnergy.

(B) Additional Rights of FirstEnergy Upon Termination. In the event that FirstEnergy terminates this Agreement in whole or in part for default, then FirstEnergy may, at its sole option, (i) enter onto the Site and take possession, for the purpose of completing the Project, all of the equipment, Materials, tools, supplies, documents, and information of Contractor (subject to reasonable arrangement for costs associated therewith to the extent not already paid), (ii) take assignment of any or all of the Subcontracts, (iii) either itself or through others complete the Project by the most cost efficient means reasonably practicable, and/or (iv) recover from Contractor any direct damages suffered by FirstEnergy as a result of such default. Subject to FirstEnergy’s foregoing recovery rights, Contractor shall be paid according to the terms of this Agreement for all work performed and materials provided or committed prior to termination plus the amount of Fee and G&A accrued prior to the date of termination but shall not be entitled to recover any of its close out costs (except third party demobilization, cancellation and other termination costs if any). FirstEnergy’s rights under this Section 15.1(B) are in addition to any other rights provided for under this Agreement. FirstEnergy agrees to act reasonably and use its best efforts to mitigate any costs it might incur in connection with any termination for default.

(C) Erroneous Termination for Default. If any termination for default by FirstEnergy is found to be not in accordance with the provisions of this Agreement or is otherwise deemed to be unenforceable, then such termination for default shall be deemed to be a termination for convenience as provided in Section 15.2.

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15.2 Termination for Convenience by FirstEnergy. FirstEnergy shall have the right to terminate for convenience Contractor’s performance of all or any part of the Project or any Subproject by providing Contractor with a written notice of termination. Upon receipt of notice of termination for convenience, Contractor shall (i) immediately discontinue the Project (or portion thereof) on the date and to the extent specified in such notice, (ii) except as agreed by FirstEnergy, place no further orders for Subcontracts, Materials, or services except as may be necessary for completion of such portion of the Project (or portion thereof) as is not discontinued, (iii) promptly make every reasonable effort to procure cancellation or assignment upon terms satisfactory to FirstEnergy of all Subcontracts and rental agreements to the extent they relate to the performance of the Project (or portion thereof) that is discontinued, (iv) cooperate with FirstEnergy for the efficient transition of the Project, and (v) thereafter execute only that portion of the Project as may be necessary to preserve and protect work already in progress and to protect Materials at the Site or in transit thereto, and to comply with all Applicable Laws and Governmental Authorities. FirstEnergy may, at its sole option, take assignment of any or all of the Subcontracts. Contractor shall be paid according to the terms of this Agreement for all work performed prior to demobilization and materials and equipment provided or committed prior to termination plus reasonable direct close-out costs (including reasonable demobilization, cancellation and other termination costs) plus the amount of [******] prior to demobilization.

15.3 Suspension of Project. FirstEnergy may, for any reason, at any time and from time to time, by ten (10) days prior written notice to Contractor, suspend the carrying out of the Project or any part thereof, whereupon Contractor shall suspend the carrying out of the Project or any part thereof for such time or times and in such manner as FirstEnergy may require. During any such suspension, Contractor shall properly protect and secure the Project in such manner as FirstEnergy may reasonably require. Unless otherwise instructed by FirstEnergy, Contractor shall during any such suspension maintain its staff and labor on or near the Site and otherwise ready to proceed with the Project upon receipt of FirstEnergy’s further instructions. FirstEnergy and Contractor shall negotiate a Change Order as provided in Section 8.2, and Contractor shall be paid during such suspension period for the reasonable costs (including actual overhead and reasonable profit) of such suspension, including demobilization and remobilization costs, if required, along with appropriate supporting documentation to evidence such costs, and the Changed Criteria shall be equitably adjusted to reflect such suspension. In the event that FirstEnergy does not pay Contractor any undisputed amounts due under this Agreement within fifteen (15) days after Notice that such payment has become due, Contractor, may at its option, suspend the performance of the Project, and its obligations under this Agreement, until such payment is made and such suspension shall be treated as a suspension under this Section 15.3 If FirstEnergy does not make payment of any undisputed amounts due under this Agreement within thirty (30) days after Notice that such payment becomes due, then Contractor may terminate this Agreement. In the event Contractor so terminates this Agreement, such termination shall be treated as a termination pursuant to Section 15.2.

ARTICLE 16 - INDEMNITIES

16.1 Contractor’s Indemnity. Contractor shall indemnify, defend, and hold harmless the FirstEnergy Indemnified Parties from and against any and all Losses which any of the FirstEnergy Indemnified Parties may suffer or incur to the extent arising out of: (A) personal injury or death of any person, damage to the property of a Third Party, or damage to the property of a FirstEnergy indemnified Party (subject to the limitation set forth in Section 18.4(A)), in each case to the extent resulting from the negligent acts or omissions of Contractor, its Affiliates, and/or their respective agents, employees, and subcontractors; or (B) fines and penalties imposed on the FirstEnergy Indemnified Parties to the extent resulting from Contractor’s failure to comply with Applicable Laws governing Contractor (except to the extent a portion of such fine or damage is attributable to the acts of any FirstEnergy Indemnified Parties), subject to Section 18.3.

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16.2 FirstEnergy’s Indemnity. FirstEnergy shall indemnify, defend, and hold harmless the Contractor Indemnified Parties, from and against any and all Losses which any of the Contractor Indemnified Parties may suffer or incur to the extent arising out of: (A) personal injury or death of any person, or damage to the property of a third party, in each case to the extent resulting from the negligent acts or omissions of FirstEnergy, its Affiliates, and/or their respective agents, employees, and subcontractors (except Contractor and any subcontractor of Contractor); or (B) fines and penalties imposed on the Contractor Indemnified Parties to the extent resulting from FirstEnergy’s failure to comply with Applicable Law governing FirstEnergy (except to the extent a portion of such fine or change is attributable to acts of any Contractor Indemnified Parties).

16.3 Patent and Copyright Indemnification. Contractor shall fully indemnify, save harmless and defend FirstEnergy Indemnified Parties from any and all Losses arising out of or resulting from or related to actual or asserted violation, infringement, or misappropriation of any domestic or foreign patent rights, copyrights or other intellectual property, proprietary or confidentiality rights with respect to materials and information designed or used by Contractor or any Subcontractor in performing the Project. In the event that any suit, claim, temporary restraining order or preliminary injunction is granted in connection with Section 16.3, Contractor shall make every reasonable effort, by giving a satisfactory bond or otherwise, to secure the suspension of the injunction or restraining order. If, in any such suit or claim, the materials and information designed or used by Contractor or any Subcontractor in performing the Project, or any part, combination or process thereof, is held to constitute an infringement and its use is permanently enjoined, Contractor shall promptly make every reasonable effort to secure for FirstEnergy a license, at no cost to FirstEnergy, authorizing continued use of the infringing work. If Contractor is unable to secure such a license within a reasonable time, Contractor shall, at its own expense and without impairing performance requirements, either replace the affected work, in whole or part, with non-infringing components or parts or modify the same so that they become non-infringing. FirstEnergy shall indemnify Contractor Indemnified Parties in the same terms as this Section 16.3, mutatis mutandis, with respect to designs, equipment and processes required by FirstEnergy to be used and/or incorporated in connection with the Project.

16.4 Lien Indemnification of Contractor. Contractor shall promptly indemnify and hold harmless each FirstEnergy indemnified Party and defend each of them from any and all liens and similar encumbrances (including claims of Subcontractors) filed in connection with any Subproject brought by or in the name of Contractor or any Subcontractor, materialman or laborer acting or claiming through or under Contractor or any Subcontractor for work performed or materials furnished in connection with this Agreement, including all expenses and reasonable attorneys’ fees incurred in discharging any of same. If Contractor should default in promptly discharging any lien or similar encumbrances upon the Project, the Site or any portion thereof, or any materials encompassed therein, Contractor shall, within thirty (30) days of FirstEnergy’s written notice to Contractor demanding the discharge of such lien or encumbrance, satisfy or discharge the same (provided that Contractor shall have the right to submit a bond reasonably satisfactory to FirstEnergy, in the amount required by law, if Contractor, despite its reasonable efforts, has been unable to obtain discharge thereof) at its own cost and expense. If Contractor either does not satisfy or discharge such lien or similar encumbrance within the required thirty (30) days (or, where permitted, fails to provide FirstEnergy with a bond in lieu thereof), then FirstEnergy may, in its sole discretion, remove and discharge same. If FirstEnergy elects to exercise its right to remove and discharge, then Contractor shall be liable to FirstEnergy for all Losses incurred by FirstEnergy in discharging or removing same.

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16.5 Notice and Legal Defense. Promptly after receipt by an indemnified Party of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Sections 16.1, 16.2, 16.3, or 16.4 applies, such Party shall notify the indemnifying Party in writing of such fact. The indemnifying Party shall, at its own cost and expense, assume on behalf of the indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel selected by the indemnifying Party and reasonably satisfactory to the indemnified Party; provided that the indemnified Party shall have the right to be represented therein by advisory counsel of its own selection and at its own expense; and provided that if the defendants in any such action include both the indemnifying Party and the indemnified Party and the indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the indemnifying Party, the indemnified Party shall have the right to select up to one separate counsel to participate in the defense of such action on its own behalf at the indemnified Party’s expense. The indemnified Party shall provide reasonable support and assistance to the indemnifying Party in connection with the defense of any claim to which an indemnity provided for herein shall apply.

16.6 Waiver of Immunities. Each of Contractor and FirstEnergy, for itself, its successors, assigns, and subcontractors, hereby expressly agrees to waive any provision of any workers’ compensation act or other similar law whereby such the indemnifying Party could preclude its joinder by an indemnified Party as an additional defendant, or avoid liability for damages, contribution, or indemnity in any action at law, or otherwise where the indemnifying Party’s or its subcontractor’s employee or employees, heirs, assigns, or anyone otherwise entitled to receive damages by reason of injury or death brings an action at law against any indemnified Party. An indemnifying Party 's obligation to an indemnified Party herein shall not be limited by any limitation on the amount or type of damages, benefits or compensation payable by or for the indemnifying Party under any worker's compensation acts, disability benefit acts, or other employee benefit acts on account of claims against the indemnified Party by an employee of the indemnifying Party or anyone employed directly or indirectly by the indemnifying Party or anyone for whose acts the indemnifying Party may be liable.

16.7 Comparative Negligence; Enforceability. Each Party’s indemnity obligations shall apply regardless of whether the indemnified Party was concurrently negligent (whether actively or passively), it being agreed by the Parties that their respective liability or responsibility for Losses under this Article 16 shall be determined in accordance with principles of comparative negligence. In the event that any indemnity provisions in this Agreement are contrary to the law governing this Agreement, then the indemnity obligations applicable hereunder shall be applied to the maximum extent allowed by Applicable Law.

ARTICLE 17 - CONFIDENTIALITY

17.1 The Parties acknowledge that in the course of this engagement they will have access to and/or be in possession of Confidential Information of the other. With respect to each disclosure of Confidential Information under this Agreement, “Disclosing Party” shall mean the Party who discloses Confidential Information to the other Party, and “Receiving Party” shall mean the Party who receives Confidential Information from the Disclosing Party. In this Agreement, “Confidential Information” means scientific and technical information, formulas, devices, concepts, inventions, designs, drawings, methods, techniques, marketing and commercial strategies, information concerning the Disclosing Party’s or any of its Affiliates’ customers or suppliers, processes, data concepts, and know-how, and unique combinations of separate items which individually may or may not be confidential, which information is not generally known to the public and either derives economic value, actual or potential, from not being generally known or has a character such that the Disclosing Party or any of its Affiliates has an interest in maintaining its secrecy. Confidential Information disclosed in writing shall be marked at the time of disclosure to indicate it is confidential, and/or if it is disclosed in any other manner, it shall be identified and described in writing within thirty (30) days following such disclosure, and be marked "Confidential Information" with its date of disclosure.

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17.2 Each Party shall hold in confidence all Confidential Information of the other to which it may have access hereunder, and shall use such Confidential Information solely for the performance of its obligations under this Agreement. The Receiving Party shall take all reasonable and appropriate measures to safeguard the Confidential Information from theft, loss, and negligent disclosure to others, including any such measures as it takes with respect to its own Confidential Information of like kind. Access to Confidential Information shall be restricted to those of the Receiving Party's personnel with a need to know such information in connection with the performance of its obligations under this Agreement. The obligations set forth in this Article shall expire five (5) years after Final Completion of the last Subproject; provided, that such expiration shall not affect the rights of either Party under applicable state trade secrets law.

17.3 The obligations of the Receiving Party under this Agreement shall not apply with respect to Confidential Information which the Receiving Party can establish by documentary evidence: (a) is or has become generally known to, or readily ascertainable by, the public without the fault or omission of the Receiving Party or its employees or agents; (b) was known to the Receiving Party prior to the first disclosure of such information by the Disclosing Party; (c) was received by the Receiving Party without restrictions as to its use from a third party who is lawfully in possession and not restricted as to the use thereof; or (d) was independently developed by the Receiving Party through persons who have not had, either directly or indirectly, access to or knowledge of similar information provided by the Disclosing Party.

17.4 If the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigative Demand or similar process) to disclose any Confidential Information supplied to Receiving Party in the course of its dealings with the Disclosing Party, Receiving Party shall provide the Disclosing Party with prompt notice of such request(s) so that the Disclosing Party may seek an appropriate protective order and/or waive Receiving Party's compliance with the provisions of this Agreement.

17.5 If a Party breaches or threatens to breach any of the provisions of this Article 17, the Parties acknowledge that there may exist no adequate remedy at law, and hereby agree that the non-defaulting Party shall have the right to seek temporary and permanent injunctive relief to restrain such violation, without the necessity of posting a bond. The right to injunctive relief shall be cumulative and in addition to the right to seek and obtain other remedies, including monetary damages.

17.6 Restrictions on Public Announcements. Contractor shall not refer to this Agreement or reference FirstEnergy, its subsidiaries and affiliates, or the Site, directly or indirectly, in its advertising or promotional materials or communications, without the prior written consent of FirstEnergy.

17.7 Contractor shall incorporate the above provisions in all agreements with its Subcontractors, agents and assigns.

ARTICLE 18 - LIMITATION OF LIABILITY

18.1 Consequential Damages. Neither of FirstEnergy or Contractor, nor any of their respective Affiliates, subcontractors, FE Vendors, employees, officers, directors, shareholders, agents, and representatives, shall be liable under this Agreement or under any cause of action related to the subject matter of this Agreement, whether arising out of contract, warranty, tort (including negligence), strict liability, products liability, professional liability, indemnity, contribution, or any other cause of action for loss of profit, use, revenues, financing, bonding capacity or business opportunity, damages or losses for principal office expenses including the compensation of personnel stationed there, cost of replacement power, loss of data, losses resulting from downtime of the Site, cost of or repayment of capital, claims of customers, or any indirect, incidental, special or consequential damages of any nature (including claims of such Party’s customers, subcontractors, vendors or suppliers to the extent seeking recovery of damages described in this paragraph).

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18.2 Liquidated Damages Not Penalty. It is expressly agreed that Liquidated Damages payable under this Agreement do not constitute a penalty and that the Parties, having negotiated in good faith for such specific Liquidated Damages and having agreed that the amount of such Liquidated Damages is reasonable in light of the anticipated harm caused by the breach related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the validity or enforceability of such Liquidated Damages. The Parties acknowledge that the availability of Liquidated Damages was an inducement to FirstEnergy’s agreement to waive consequential damages, and in the event any Liquidated Damages are held to be unenforceable, Contractor specifically agrees to mutually and in good faith negotiate an alternative financial settlement with FirstEnergy designed to compensate FirstEnergy in amounts similar to the amounts that FirstEnergy would have been entitled to receive had such Liquidated Damages not been held to be unenforceable.

18.3 Liquidated Damages as Exclusive Remedy. Payment of any Liquidated Damages with respect to any Subproject shall be in addition to, and not in lieu of, Contractor’s other obligations under this Agreement and shall, except to the extent provided herein, in no way affect FirstEnergy’s right to terminate this Agreement under Article 15 or receive other Liquidated Damages or remedies contemplated in this Agreement for any other aspect of Contractor’s obligations hereunder. Notwithstanding the foregoing, but otherwise without limitation of FirstEnergy’s right to terminate under Section 15.1, Liquidated Damages shall be FirstEnergy’s sole and exclusive remedy, and the payment of such Liquidated Damages or satisfaction of the Schedule or Performance Guarantees in accordance with this Agreement shall be the sole and exclusive liability of Contractor, for:

(A) Delay as set forth in Section 6.5 (including any fines and penalties imposed on the FirstEnergy Indemnified Parties as a result of a failure of the Project to be completed within the time required under the NSR Consent Decree); and

(B) failure of the Project to achieve Performance Guarantees as set forth in Section 7.2 (including any fines and penalties imposed on the FirstEnergy Indemnified Parties as a result of a failure of the Project to meet the emission limits required under the NSR Consent Decree).

18.4 Liability Cap Contractor's total liability to FirstEnergy Indemnified Parties arising out of or in connection with this Agreement shall be subject to the following limitations and conditions:

(A) Contractor’s cumulative liability to FirstEnergy and its Affiliates for physical loss or damage to any property of such parties (including any Materials) shall not exceed the sum of: (i) the proceeds of the insurance coverage provided in Section 12.5, and (ii) $[******] per loss/event caused in whole or in part by Contractor or its Subcontractors fault or negligence prior to the end of the Warranty Period. No FirstEnergy Indemnified Party may make a claim under this Agreement for Losses arising out of damage to such Person’s property to the extent that such claim exceeds the foregoing limitation.

(B) With respect to each Subproject, Contractor’s cumulative liability to FirstEnergy with respect to the following matters shall not in the aggregate exceed the [******] by Contractor on such Subproject and FirstEnergy may not claim an amount in excess thereof:

(1) any and all warranty obligations provided in Section 3.9(B) and Article 13;

(2) any and all Schedule Liquidated Damages owed by Contractor, as provided in Section 6.5;

(3) any and all Performance Liquidated Damages (where the Subproject is an FE Vendor Arrangement) owed by Contractor, as provided in Section 7.2; and

(4) any and all amounts owed by Contractor pursuant to Section 15.1(B)(iv).

(C) FirstEnergy may not claim an amount in excess of the amount set forth in Exhibit 7.2 with respect to Performance Liquidated Damages (where the Subproject is a Wrap Arrangement) owed by Contractor as provided in Section 7.2.

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(D) With respect to each Subproject, subject to the foregoing sublimits and releases, Contractor’s cumulative total liability to the FirstEnergy Indemnified Parties arising out of or in connection with this Agreement and the work to be performed under this Agreement shall in no event exceed a cumulative aggregate amount equivalent to [******]% of the Contract Price paid to Contractor with respect to such Subproject (and provided further, with respect to the Subproject to be performed under a Wrap Arrangement, that the foregoing limitation shall in no event exceed the lesser of [******]% of the Contract Price paid to Contractor or $[******]) and FirstEnergy and the FirstEnergy Indemnified Parties may not claim an amount in excess of the foregoing.

(E)  Notwithstanding the foregoing, the limitations of liability set forth in this Section 18.4 shall not apply to Losses arising out of: (i) Third-Party property damage and personal injury claims and (ii) infringement or misappropriation of patents, trade secrets or other intellectual property rights.

18.5 FirstEnergy's remedies specified in this Agreement are FirstEnergy's exclusive remedies for liabilities of Contractor arising under this Agreement. Contractor disclaims and FirstEnergy agrees to waive any standards of performance or warranties, including implied or statutory warranties, other than those expressed in this Agreement.

18.6 FirstEnergy represents that it and its Affiliates possess all ownership rights as to the Project and the existing facilities at the Site. FirstEnergy’s successors, assigns, and any future recipient of any equity ownership or other property interest in the Project and any of the existing facilities shall be bound by the releases, limitations on liability, and other protections of Contractor set forth hereunder.

18.7  Except to the extent prohibited by law, the waivers and disclaimers of liability, releases from liability, limitations of liability, indemnities, and exclusive remedy provisions set forth in this Agreement shall apply even in the event of the fault, negligence (in whole or in part), strict liability, or other basis of liability of the Party to whose benefit such provisions operate and shall extend to the benefit of such Party’s Affiliates, Subcontractors and its and their shareholders, directors, officers, employees, and agents.

ARTICLE 19 - MISCELLANEOUS PROVISIONS

19.1 Waiver. None of the terms or provisions of this Agreement shall be deemed waived except by a writing signed by the Party which is entitled to the benefits thereof. The failure of any Party to require performance of any provision hereof shall in no manner affect such Party's right at a later time to enforce the same. The waiver by a Party of any provision hereof shall not be deemed to be a continuing waiver of any such provision or a waiver of any other provision hereof.

19.2 Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third Person or give any third Person any right of subrogation or action over or against any Party hereto. This Agreement is binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns.

19.3 Assignment.

(A) This Agreement is not assignable by Contractor, directly or indirectly, in whole or in part, without the prior written consent of FirstEnergy.

(B) FirstEnergy shall have the right to assign its rights and obligations under this Agreement with respect to any or all Subprojects at any time to: (a) any Affiliate of FirstEnergy, (b) any Person succeeding to all or substantially all of the assets or business of FirstEnergy, or (c) any Person acquiring any property interest in or rights to develop and operate the Project Site, the Project, or any Subproject, by purchase, lease, or contractual arrangement, in any such case without the necessity of obtaining Contractor’s consent, provided FirstEnergy and/or such assignee has demonstrated the existence of reasonable financial and technical resources or other assurances to fulfill such assignee’s payment and other obligations hereunder. No assignment permitted hereunder shall release FirstEnergy from any of the limitations and releases from liability and other protections enjoyed by Contractor under this Agreement or from any obligations or liabilities of FirstEnergy arising or relating to events occurring prior to the date of such assignment.

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(C) Assignment to Financing Assignee; Assumption by Financing Assignee. With respect to any one or more Subproject(s) for which FirstEnergy pursues project financing, prior to the Commencement Date of such Subproject(s), FirstEnergy may assign its rights under this Agreement with respect to each such Subproject to a project company in connection with effecting such financing (such project company, hereinafter a “Financing Assignee”). Prior to such assignment, FirstEnergy shall on a timely basis keep Contractor informed as to the progress of any efforts to obtain such financing and shall similarly provide Contractor with copies of Financing Documents or portions thereof relevant to Contractor’s interest (and allow Contractor an opportunity to review and comment thereon). An assignment in connection with such a financing shall only be effective if prior to such assignment, the Financing Assignee shall have entered into either: (i) binding financing arrangements to provide sufficient funds for the construction of the assigned Subproject and fulfillment of its payment obligations to Contractor with respect to such Subproject which Financing Assignee is entitled to make the first drawdown; or (ii) if the Financing Assignee has obtained financing commitments of less than the total cost of the assigned Subproject and amounts necessary to fulfill its payment obligations to Contractor with respect to such Subproject, mutually acceptable agreements with Contractor concerning appropriate security for payment for the assigned Subproject and release of FirstEnergy’s obligations hereunder with respect to such Subproject (except as noted below). In addition, the Financing Assignee shall also be required to have arranged to provide any Bond required under Section 12.6. Upon Contractor being specifically notified in writing that FirstEnergy has so assigned any such Subproject and that such Financing Assignee has succeeded to FirstEnergy’s interests and assumed the obligations of FirstEnergy thereunder, Contractor shall accept the Financing Assignee in place of FirstEnergy for all purposes under or in connection with this Agreement in respect of such assigned Subproject for the remainder of its term, provided the foregoing conditions precedent to such assignment have been satisfied. In connection with such assignment, Contractor shall provide assignments and consents, acknowledgments, estoppel certificates, legal opinions and such other closing documents as are customary in such transactions and in form reasonably acceptable to Contractor. Except with respect to the assigned Subproject, no Financing Assignee shall otherwise be liable for payment, performance, or observation of any of the obligations or duties of FirstEnergy. No assignment permitted hereunder shall release FirstEnergy from any of the limitations and releases from liability and other protections enjoyed by Contractor under this Agreement. Once such assignment if effected, there shall be no modification to the Financing Documents that operates to reduce the funds available to pay amounts due to Contractor from the Financing Assignee or to increase Contractor’s obligation(s) under this Agreement without the prior consent of Contractor.

(D) Information for Financing Parties. Contractor shall provide such documents and other technical assistance in its possession, or which can reasonably be prepared, as FirstEnergy may reasonably request in connection with obtaining financing for the Project (or any Subproject(s)). During the performance of the work, Contractor shall make available to FirstEnergy, any Financing Assignee, and its financing parties (provided, such parties have executed non-disclosure agreements similar in substance to the provisions of Article 17 of the Agreement) information relating to the status of the work including information relating to the design, engineering, construction and testing of the Project and such other matters as FirstEnergy, the Financing Assignee, or its financing parties may reasonably request.

(E) Right to Inspect. The financing parties and their engineers and consultants shall have the right to participate in all inspections conducted by the Financing Assignee under the assigned Subproject(s) and to attend all Performance Tests of the assigned Subproject(s). FirstEnergy and/or the Financing Assignee shall cause all such persons to observe Contractor’s security and safety regulations at all applicable locations and to refrain from interfering with Contractor’s performance of the work.

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(F) Contractor’s Cooperation. Contractor agrees to cooperate with FirstEnergy in FirstEnergy’s negotiation and execution of the Financing Documents, including appropriate assignments of FirstEnergy’s rights under this Agreement to financing parties and reasonable consents or similar agreements related to this Agreement requested by financing parties. For purposes of this cooperation, any assignment, consent or similar agreement that would in any material respect increase Contractor's costs or risks under this Agreement without appropriate additional compensation to Contractor under this Agreement will not be considered to be reasonable or appropriate.

19.4 Governing Law; Dispute Resolution. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio. The Parties expressly exclude the applicability of the United Nations Convention on Contracts for the International Sale of Goods, if the same would otherwise apply here. All claims, disputes and other matters in question between Contractor and FirstEnergy, arising out of or relating to this Agreement or the breach thereof, shall be settled, if possible, by negotiation and mutual agreement of the parties thereto. Each Party shall give notice promptly (or in the case of a disputed Change Order, within 15 Business Days after rejection of such Change Order) to the other of the claim, dispute or other matter in question arising out of or relating to this Agreement or that breach thereof (“Notice of Dispute”). Within ten (10) calendar days following such notice, the Parties’ project management oversight team or other senior representatives shall conduct good faith negotiations with the object of reaching mutual agreement. If the senior representatives of the Parties are unable to agree within twenty days after delivery of a Notice of Dispute, then any legal suit, action, or proceeding arising out of or relating to this Agreement, shall be instituted in any Ohio Federal court to the extent such federal court has jurisdiction over the dispute. Notwithstanding the foregoing, either Party may seek from a court any interim or provisional injunctive or other equitable relief that is necessary to protect the rights or property of that party, pending the commencement of discussions between the Parties’ senior representatives (or pending the conclusion of such discussions). The Parties recognize and agree that each are citizens of different States within the meaning of 28 U.S.C. 1332(a)(1) and as such a federal court in the State of Ohio would have jurisdiction over any dispute arising out of or relating to this Agreement, to the extent the amount in controversy exceeds the federal amount in controversy requirement pursuant to 28 U.S.C. 1332(a). The Parties agree that each will refrain from joining any other parties to any litigation for the sole purpose of destroying such federal jurisdiction. In the event federal jurisdiction is lacking for any dispute between the Parties, the Parties agree that venue for any such dispute shall be in any State court in the State of Ohio having jurisdiction over such dispute. To the extent permitted by law, each of Contractor and FirstEnergy agree not to demand a jury trial in any proceeding arising out of or related to this Agreement. Subject to satisfaction of the foregoing undertakings, each of Contractor and FirstEnergy waives any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding and hereby irrevocably submits to the jurisdiction of any such Ohio state or federal court in any such suit, action or proceeding. The Parties agree to discuss in good faith settlement of disputes through alternative dispute resolution (ADR) proceedings such as mediation or arbitration.

19.5 Notices. Any notice, demand, request, or other communication or document to be provided under this Agreement to a Party to this Agreement (“Notice”) shall be in writing, and shall be given to the Party at its address or telecopy number set forth below, or to such other address or telecopy number as the Party may later specify for that purpose by notice to the other Party. Each Notice shall be deemed given and received: (i) if given by telecopy, when the telecopy is transmitted and confirmation of complete receipt is received by that transmitting Party during normal business hours or on the next business day if not confirmed during normal business hours; (ii) if hand delivered or given by overnight delivery service, the day on which the notice is actually delivered to the address listed herein (whether or not delivered to the Party); or (iii) if given by normal or certified U.S. mail, two (2) business days after it is posted with the U.S. Postal Service.

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If to FirstEnergy:	FirstEnergy Generation Corp. 76 South Main Street
Akron, Ohio 44308 attn: Director of Air Quality Compliance
Fax: to be Separately Provided in Writing

with a copy to:	FirstEnergy Corp. 76 South Main Street
Akron, Ohio 44308 attn: General Counsel
Fax: (330) 384-3875

If to the Company:	Bechtel Power Corporation 5275 Westview Drive
Frederick, Maryland 21703-8306
attn: Project Manager, FirstEnergy Sammis Retrofit Project
Fax: to be Separately Provided in Writing

with copies to:	Bechtel Power Corporation 5272 Westview Drive
Frederick, Maryland 21703-8306
attn: President, Fossil Power Fax: (301) 698-4776

Bechtel Power Corporation 5275 Westview Drive
Frederick, Maryland 21703-8306 Attn: Principal Counsel, Power
Fax: (301) 696-8526

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19.6 Interpretation of Agreement. For purposes of this Agreement:

(A) The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and shall be given no effect in the construction or interpretation of this Agreement;

(B) Unless the context of this Agreement otherwise clearly requires, references in the plural form include the singular and vice versa;

(C) This Agreement has been freely negotiated by all Parties and in the event there is any controversy, dispute, or claim involving the meaning, interpretation, validity, or enforceability of this Agreement or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn against a Party by virtue of such Party having drafted this Agreement or any portion hereof;

(D) The words “hereof,”“herein,”“hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision thereof;

(E) When used herein, the words “include” and “including” shall be construed as “include, without limitation” and “including, without limitation”;

(F) When used herein, the word “day” means a calendar day, “month” means a calendar month, and “year” means 365 days;

(G) Provisions including the word “agree,”“agreed,” or “agreement” require the agreement to be recorded in writing; and

(H) “Written” or “in writing” means hand-written, type-written, printed, or electronically made or transmitted, and resulting in a permanent record.

19.7 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction and the provision that is prohibited or unenforceable shall be reformed or modified to reflect the Parties' intent to the maximum extent permitted by applicable legal requirements.

19.8 Survival. The terms, covenants, conditions and obligations provided in the following Sections and Articles shall survive the termination of this Agreement: Sections 3.7, 3.8, 3.9, and 3.11, and Articles 10, 11, 12, 13, 14, 15, 16, 17, 18, and 19, and any claims, demands, losses, liens, or causes of action arising out of the Project prior to the date of termination.

19.9 Further Assurances. Contractor and FirstEnergy agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party that are not inconsistent with the provisions of this Agreement and that do not involve the assumption of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.

19.10 Execution and Counterparts. This Agreement may be executed in multiple counterparts, which taken together shall constitute an original without the necessity of all parties signing the same page or the same documents, and may be executed by signatures to electronically or telephonically transmitted counterparts in lieu of original printed or photocopied documents. Signatures transmitted by facsimile shall be considered original signatures.

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FIRSTENERGY GENERATION CORP.

By:

Title

BECHTEL POWER CORPORATION

By:	/s/

Title

:

8/17/2005 4:18 PM

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ATTACHMENT A - WORK SCOPE

1.0	PLANT/UNIT DESCRIPTIONS

1.1	The 2,220 MW Sammis Plant is located in Stratton, OH and is made up of 7 generating units that draw cooling water from the Ohio River.

1.1.1
Units 1-4 are 180 MW single reheat, sub-critical drum units placed in service in the years 1959 though 1962 respectively. The Foster Wheeler P.C. boilers generate 1,250,000 lbs./hr. of 2450 psig, 1050°F main steam (1000°F reheat).

1.1.2
Unit 5 is a 300 MW sub-critical, once-through unit placed in service in 1967. The Babcock and Wilcox coal fired, single reheat boiler generates 2,355,000 lbs./hr. of 2625 psig, 1005°F main steam (1005°F reheat).

1.1.3
Units 6 and 7 are 600 MW super-critical, once-through units placed in service in 1969 and 1971 respectively. The Babcock and Wilcox coal fired, single reheat boilers generate 4,628,000 lbs./hr. of 3785 psig, 1005°F main steam and 3,900,000 lbs/hr. of 654 psig, 1005°F reheat steam.

2.0	PROJECT (SUBPROJECT) DESCRIPTION

2.1	The Project will be made up of two Subprojects.

2.2	In Subproject 1, each of the Sammis units 1 through 4 will be retrofit with dry scrubber technology that would provide a 60% SO2 reduction.

2.2.1	An initial review of the site seems to indicate the best approach may be to install the first system on Unit 4 and continue building north finishing with Unit 1.

2.2.2
Due to operational and performance concerns with the dry technology, FirstEnergy would like to operate the first system for approximately
6 to 9 months prior to beginning construction on the second unit, thereby providing an opportunity to make changes based on the operating experience gained during that period.

2.2.3	Present outage plans for the Sammis Plant call for Unit 4 to be off line in early 2007 with the other units following over the subsequent two years.

2.2.4
The reagent handling facilities for the Units 1-4 dry scrubbing technology will be common. However, those facilities do not necessarily have to be ready for use at the time the initial dry system is placed in service on Unit 4. Since the initial purpose of the Unit 4 system will be to provide some operational experience with dry scrubbing at the Sammis Plant, it may be decided to operate the dry system for short test periods using stored reagent brought in by truck

2.3	In Subproject 2, each of the Sammis units 5 through 7 will be retrofit with wet scrubber technology.

2.3.1
The projected schedule requires the AE-Constructor to support the development of the project design basis, work scope, and detailed cost estimate during 2005. The intent is to be prepared to bid FGD OEM services, if required, by the fourth quarter of 2005. Final Target Construction Cost estimates will follow pending availability of OEM information. Specific targets for finalizing cost and schedule commitments for each subproject will be established during the development period.

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ATTACHMENT A - WORK SCOPE

2.4	(Intentionally Omitted)

2.5	AE-Constructor Work Scope

2.5.1	During the Development Phase, the Parties will work to develop a detailed Project work scope that will include, but not necessarily be limited to, the following:

• Project Management
• Prepare Project Execution Plan document
• Support technology application decisions
• Support FGD OEM selection
• Establish Project performance parameters
• Complete site evaluations and layouts
• Constructability reviews
• Complete Project design basis
• Prepare estimating documents
• Prepare cost estimate
• Support permitting process
• Support reagent supply discussions
• Detailed engineering
• Procurement
• Construction
• Checkout, Startup & Commissioning
• Training
• Documentation
• Performance testing
• Security

3.0	EXECUTION OF THE WORKSCOPE

The selected AE-Constructor will be expected to execute the Project (engineering, design, fabrication, procurement, construction, startup and commissioning) in an open, collaborative and safe manner resulting in the most competitive overall cost (construction and future O&M) and optimal performance of the air quality control systems. This objective will be accomplished by meeting the following goals:

•	Mutually developing Project designs to minimize construction costs and future O&M costs while ensuring the highest overall operational reliability.

•	Each stakeholder being responsive to the needs of the other parties to insure actions and decisions are made in a manner consistent with all Project goals.

•
The selected AE-Constructor will be expected to develop, evaluate and report Project information as close to real time as practical, insuring actions necessary to address safety, design, cost and scheduling issues are implemented promptly upon recognition.

3.1	Project Management

3.1.1	The AE-Constructor will be responsible for all Project Management related to the Project including management of all Subcontractors and the OEM’s.

3.2	Prepare Project Execution Plan

CONFIDENTIAL TREATMENT REQUESTED
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ATTACHMENT A - WORK SCOPE

3.2.1	The AE-Constructor will work with the FirstEnergy Project team to develop an overall Project Execution Plan. The plan will establish a Project Team and organization chart as well as project controls including:

3.2.1.1
Owner releases - FirstEnergy will be integrally involved in all areas and Phases of the Project and therefore will require a review process be established that gives adequate time for that review without unduly affecting the Project schedule.

3.2.1.2
Status reporting requirements - FirstEnergy will require access to Project progress information including schedule, budget, significant issues and work completed on a continuous basis through a web based electronic platform. FirstEnergy's requires the Contractor establish a system that allows as close to real time updates as possible.

3.2.1.3	Invoicing - Invoicing and payment will be by electronic means (including submittal of timesheets).
3.2.1.4	Payment procedures - payment will be made based on FirstEnergy verification of AE-Constructor expenses and supporting documentation.
3.2.1.5
Changes to scope - FirstEnergy will require access to estimates, including schedule impacts, and scope change descriptions as part of an approval process for changes to scope for both the AE-Constructor & it's Subcontractors as well as the OEM.

3.2.1.6
Design review - FirstEnergy will perform a detailed, ongoing design review during all Phases of the Project. The AE-Constructor should be prepared to support FirstEnergy technical and support staff in the AE-Constructor's offices during the design portion of each Subproject. Such review will include Subcontractor design efforts, where applicable.

3.2.1.7
Design practices - the AE-Constructor will be required to submit the Engineering Procedures Manual and Project specific criteria documents for FE review. In addition, Contractor shall provide, as requested by FirstEnergy, access to their design practices on Contractor’s premises. Final drawings must be provided per the requirements listed in this specification.

3.2.1.8
Communications - FirstEnergy prefers the implementation of a centralized, web based document control system. The system will provide real-time access to the Project Team (AE-Constructor, OEM and FirstEnergy) to key Project documents.

3.2.1.9
Document control - FirstEnergy utilizes FileNet P8 3.0 as a document storage system. The AE-Constructor will be required to maintain a complete set of all permits, design documents, O&M manuals, drawings, bid documents, correspondence and reports as part of the official Project file. Once the Project is complete, the documents are to be provided to FirstEnergy in native format if electronic. If they are non-CAD drawings they shall be provided as .tif images and if they are scanned documents, they shall be provided as .pdf documents format.

3.2.1.10
Procurement and Subcontracting procedures - FirstEnergy will require a competitive process which may include electronic reverse auctions, for selecting Subcontractors, equipment suppliers, tools, rentals and service suppliers to obtain the lowest life cycle cost for the Project. The procedure must include FirstEnergy review and release steps. The Procurement and Subcontracting procedures should allow for exceptions when bidders are limited.

3.2.1.11
Safety programs - The AE-Constructor is expected to utilize "world class" site/Project specific safety programs, practices and procedures and enforce them across the site. While zero (0) safety incidents is the goal for this Project, the Safety Program should result in an OSHA recordable IR rate <[*****] for non-manual and field labor. The program should address site housekeeping as a method of improving safety. FirstEnergy will review and release the AE-Constructor's safety program which must be consistent with Exhibit 3.5 (E)-1 , Contractor Safety Guide, Air Quality Compliance.

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ATTACHMENT A - WORK SCOPE

In addition, the AE-Constructor must administer and enforce a Drug and Alcohol Testing Program consistent with the attached FirstEnergy generation Corp. Substance Abuse Testing Program (See Exhibit 3.4 (D)) and meet the requirements of Exhibits 3.8 (E)-1, 3.8 (E)-2, 3.8 (E)-3 & 3.5 (E)-2 dealing with Asbestos, Inorganic Arsenic, Lead and OSHA Compliance.
3.2.1.12
Quality assurance - FirstEnergy expects the Project to be completed with a high degree of quality. The AE-Constructor will have FirstEnergy reviewed and approved quality assurance programs in place for both field and shop work. In addition, the AE-Constructor will be expected to monitor and track the quality of major equipment as it is fabricated in the various Vendors' shops. FirstEnergy is to be notified of all significant inspections and may participate, as FirstEnergy deems necessary. In any case, all quality program reports will be provided to FirstEnergy.

3.2.1.13
Scheduling - Scheduling is to be done in an electronic format (Primavera) and is to be made available to FirstEnergy electronically in native format. FirstEnergy requires all schedules, including those provided by Subcontractors, be in Primavera. In any case, the Primavera integrated master schedule shall be kept by the AE-Constructor and will include all activities required to complete the Project regardless of the responsible party (AE-Constructor, FirstEnergy, OEM, Subcontractor, equipment supplier, etc.) or the form in which the individual schedules are provided.

3.2.1.14
Estimating - All estimates will be completed using accepted estimating practices common to the industry. The basis for all labor rates, equipment prices, indices, adjustments, contingencies, labor-hour quantities, ratios etc. will be provided and stated clearly in the estimate. FirstEnergy will be provided access to the method of calculation and the Project specific data used in the creation of any such estimates. FirstEnergy will review and release all estimates.

3.3	Support technology application decisions

3.3.1
The AE-Constructor will support FirstEnergy in it's effort to establish and evaluate the capital cost, operating cost, performance, risks and total life cycle costs associated with each subproject to make a determination which of the technologies to pursue.

3.4	Support FGD OEM selection

3.4.1
FirstEnergy has not selected any FGD technology suppliers. The AE-Constructor will support the solicitation of proposals from various technology providers.
The AE-Constructor will write a specification for the various technology suppliers to bid to, review the proposals, interface with the various bidders to ensure they are properly interpreting the bid documents, prepare a bid tabulation and generally support FirstEnergy's selection process.

3.5	Assist in establishing Project performance parameters not already established within this Agreement.

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ATTACHMENT A - WORK SCOPE

3.5.1	The AE-Constructor will be required to provide support to FirstEnergy in establishing the performance requirements, performance guarantees and warranties associated with the technology provider.

3.6	Complete site evaluations and layouts

3.6.1
The AE-Constructor will be required to review the Sammis site for interferences, construction issues and existing undergrounds. From that review, the AE-Constructor will work with FirstEnergy to develop layout options, taking into account the potential configurations and the timing for their application. The various options will then be evaluated jointly by the AE-Constructor and FirstEnergy.

3.7	Complete Project design basis

3.7.1	The AE-Constructor will work with the FirstEnergy Project team and Sammis Plant operations personnel to develop a Project design basis.

3.7.2	The AE-Constructor will perform optimization studies, as directed by FirstEnergy.

3.8	Prepare estimating documents

3.8.1
The estimating documents will include site layouts, design basis documents, mass & energy balances, process flow diagrams, piping and instrumentation diagrams, Vendor quotes for major equipment, material estimates, detailed local labor surveys and Subcontractor estimates.

3.8.2
The level and detail of estimating documents that will be prepared in advance will be based upon FirstEnergy’s desired estimate accuracy for a given Subproject and may be different for the two Subprojects within the Project.

3.9	Prepare cost estimate

3.9.1
The Project estimate will be a collaborative effort between FirstEnergy, the AE-Constructor and the OEM and will be prepared in an "open book" manner. All of the estimating documents will be available to each of the parties for review and for their use in preparing their own portion of the estimate as well as to come to their own conclusions as to the accuracy of the overall estimate.

3.9.2	FirstEnergy reserves the right to retain the services of a mutually acceptable third party to review the estimates. All of the materials provided to FirstEnergy will be provided to the third party.

3.9.3
It is FirstEnergy’s expectation that there will be “continuous improvement” in the design/engineering and construction of the series of AQC Systems to be installed. This “continuous improvement” should be reflected in all aspects of the Subprojects including pricing, schedule, final quality and safety.

3.9.4	The Target Construction Cost for an individual Subproject will be based on the Subproject estimate for that Subproject.

3.10	Support Permitting Process

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ATTACHMENT A - WORK SCOPE

3.10.1
The AE-Constructor will establish a Permit list. This list will include all permits required to construct and operate the proposed facilities, the responsible party, permitting duration, applicable permitting agency as well as what activities are dependent on the permit.

3.10.2	The AE-Constructor is to include all the necessary permitting activities in the project schedule.

3.10.3	The AE-Constructor will be responsible for obtaining all of the construction permits.

3.10.4
The AE-Constructor will work with FirstEnergy to develop an environmental permitting strategy and will be responsible for managing the environmental permitting process, the creation and submission of all permit applications and providing responses to information requests from the agencies as required. The permits will be obtained in the name of FirstEnergy and FirstEnergy will be the official interface for the project with the permitting agencies.

3.11	Support reagent supply discussions

3.11.1	The AE-Constructor will be required to provide input and be present at times for reagent supply discussions that pertain to the quality, quantity, form and delivery of reagent.

3.11.2	The AE-Constructor will provide input on the effect of various reagents on the process performance and its cost effectiveness as well as its impact on design and operating parameters.

3.12	Detailed engineering

3.12.1
The AE-Constructor will prepare working drawings and specifications setting forth in detail the requirements for the construction of the Project. The design and engineering documents shall include all drawings, specifications schedules, diagrams and plans and such content and detail as is necessary to obtain required permits and governmental approvals and to properly complete the construction of the Project. The working drawings and specifications shall include information customarily necessary for the use of such documents by those in the building trades. Design drawings in the following categories are typically provided for Owner review:

•	Site Grading/Roadway Drawings
•	Logic Diagrams, Instrument Control Diagrams, Panel Layout Drawings
•	Single Line Diagrams, Control Schematic Diagrams
•	Piping and Instrument Diagrams, System Descriptions, Piping Class Sheets
•	General Arrangement Drawings
•	Major Equipment Specifications, Design Criteria Documents

A specific list of the design and engineering documents to be reviewed and released by FirstEnergy will be created during the Project Development Phase.
3.12.2	The Design and engineering documents must meet the requirements of applicable laws including Professional Certifications (e.g. Engineer stamps, etc.) as required.

3.13	Procurement

3.13.1	FirstEnergy reserves the right to purchase equipment and materials for the Project directly.

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ATTACHMENT A - WORK SCOPE

3.13.2
The AE-Constructor will be responsible for issuing purchase orders for all equipment and material in the AE-Constructor's scope of procurement. The AE-Constructor will be responsible for material control and handling of all equipment and materials purchased including any directly purchased by FirstEnergy. FirstEnergy will have direct input on the review and final selection of Vendors and equipment suppliers and on the type and quality of the equipment to be purchased for this Project.

3.13.3
FirstEnergy and the AE-Constructor will mutually agree upon the best method of contracting for labor services. Subject to section 2.3(A) of the Agreement, FirstEnergy will approve all Subcontractors and will be involved in the final bid evaluations. The AE-Constructor will develop the bidders list with FirstEnergy's approval, solicit bids, and present final bid evaluations to FirstEnergy for final review. FirstEnergy and the AE-Constructor will mutually agree to the final selection of the bidders.

3.13.4	FirstEnergy, with the AE-Constructor, will mutually determine the "best fit" technology and OEM, where applicable, for each of the two Subprojects.

3.14	Construction

3.14.1	FirstEnergy will provide oversight of the construction work performed at the applicable site.

3.14.2	FirstEnergy site construction personnel will have the option to attend AE-Constructor site meetings, that must be held daily, relating to Project planning and/or progress.

3.14.3
AE-Constructor will hold weekly status update meetings with FirstEnergy site construction personnel to review Project safety statistics, schedule, cost, productivity, and any other relevant Project topics. AE-Constructor to provide Gantt charts, cost and productivity reports, “S” curves, etc. as needed to clearly communicate current Project status and trends.

3.14.4
AE-Constructor will be required to utilize the National Maintenance Agreement. Discussions on specific Labor Requirements for this work are in progress. FirstEnergy's current standard Labor Requirements are listed in Exhibit 3.4 (E), Labor Requirements.

3.14.5	The AE-Constructor will be required to supply all temporary facilities, construction tools and equipment for each of the two Subprojects.

3.14.6
The AE-Constructor will be responsible for all demolition required for this Project. The AE-Constructor will identify the facilities to be demolished, engineer the demolition, schedule the demolition taking into account operating plant requirements and develop any safety procedures that may be required.

3.15	Checkout, Start-Up, Commissioning

3.15.1
AE-Constructor shall have responsibility for checkout, start-up, and commissioning of all systems within their work scope. Site specific procedures shall be developed by the AE-Constructor and submitted to FirstEnergy for review and approval.

3.15.2
FirstEnergy shall assign a Start-up Coordinator to interface with AE-Constructor and FirstEnergy plant personnel relating to the start-up process. At FirstEnergy’s option, FirstEnergy personnel may be integrated into the Start-up and Commissioning Team (participation to be under the management of and in support of AE-Constructor personnel).

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ATTACHMENT A - WORK SCOPE

3.16	Training

3.16.1
The AE-Constructor will be required to provide training for FirstEnergy operations and maintenance personnel for all portions of the new AQC Systems. The training program will be developed in conjunction with FirstEnergy operations and maintenance personnel in accordance with FirstEnergy standard practices and will include training material development, classroom training development and execution along with hands on training in the field.

3.16.1.1	Training programs and materials for plant non-operational support personnel will also be required.

3.16.1.2
The AE-Constructor will be responsible for working with FirstEnergy operations personnel to create Operating Procedures for each of the two Subprojects. The AE-Constructor will take the lead in the development of the Operating Procedures.

3.17	Documentation

3.17.1
All Project related documentation including; reports, correspondence, drawings, specifications, purchasing documents, O&M manuals, calculations, permits, etc. will be controlled by the AE-Constructor throughout the Project. At Project completion, all documentation controlled by the AE-Constructor will be provided to FirstEnergy in electronic format as follows:

3.17.1.1
All documents are to be provided in native format. In the case of drawings, native format is .dwg. Scanned non-drawing documents are to be provided in .pdf while scanned drawings (for which the .dwg format is unavailable) shall be provided in .tif format.

3.17.1.2
Two separate formatted excel spreadsheets will be provided by FirstEnergy that the AE-Constructor will use to create an index of all drawings (.dwg and .tif) and a separate index of all other documents. Those indexes will allow FirstEnergy to electronically populate its internal document management system.

3.17.1.3
FirstEnergy drawings that interface with the existing facilities will be provided to the AE-Constructor when required. The AE-Constructor will modify non-CAD drawings (provided as .tif files by FirstEnergy) with Autodesk CAD Overlay software to create hybrid revisions.

3.17.1.4
The AE-Constructor will be responsible for providing final "as-built" drawings for the Project including assuring that all drawings provided by subcontractors, in the field or shop, and all equipment drawings are as-built. The specific as-built drawing requirements will be established during the Project Development Phase.

3.18	Performance testing

EXECUTION COPY
ATTACHMENT A - WORK SCOPE

3.18.1	The AE-Constructor will be responsible for coordinating all AQC system performance test scheduling, procedure development and testing including tests to be provided by the OEM.

3.18.1.1	Performance testing, although coordinated by the AE-Constructor will be performed by an independent, third party as selected by FirstEnergy.

3.18.1.2	FirstEnergy will review all test procedures, witness all tests and review and release all test reports.

4.0	SCHEDULE

4.1	The AE-Constructor will support overall Project scheduling including the scheduling of various technology and design/construction options for each of the two Subprojects as required to determine the optimum Project schedule.

5.0	GENERAL REQUIREMENTS

5.1	Professional Standards & Sufficient Personnel

5.1.1
The AE-Constructor will be responsible to provide adequate and qualified resources in all disciplines required to define the tasks, gather all facts relating to the tasks and coordinate all permitting, engineering, procurement, construction, commissioning, startup and testing of each of the two Subprojects.

5.1.2	The AE-Constructor shall, at all times, keep sufficient personnel employed and dedicated to the Project so that the services to be performed by the AE-Constructor herein are completed on schedule and in an efficient, safe, economical and professional manner.

5.1.3
The AE-Constructor will provide adequate opportunity for FirstEnergy to examine all studies, reports, sketches, drawings, specifications, proposals and other documents presented by the AE-Constructor and submit written responses, as required within a reasonable time so as not to delay the services of the AE-Constructor.

5.1.4	The AE-Constructor will keep FirstEnergy's Project Team apprised of all work efforts, including third party meetings, status meetings, hiring of Subcontractors, etc.

EXECUTION COPY

LIST OF EXHIBITS

Exhibit No.

3.4 (A)                                           Key Project Personnel
3.4 (D)                               FirstEnergy Generation Corp. Substance Abuse Testing Program
                             FirstEnergy Generation Corp. Employee Sign-Up & Substance Abuse Screening Process
3.4 (E)                                           Labor Requirements
3.5 (E)-1                             FirstEnergy Contractor Safety Program for Fossil Generation
3.5 (E)-2                                         OSHA Compliance and Safety
3.8 (E)-1                                         Asbestos Handling and Removal
3.8 (E)-2                                         Inorganic Arsenic
3.8 (E)-3                                         Lead Abatement Terms of Reimbursement
5.1                                                 AQC Systems, Pricing Methodology and Definitions
5.1 -1(A)                 Fee Adjustment
5.1 -1(B)                 Payment Methodology Example
5.1 -2                                             Sample Scorecards
5.1 -3                                             Fee Table
5.1 -4                                             Sample Invoices
5.1 -5                                             U.S. National Temporary/Short Term Assignment Conditions to a Project Location
                                                     U.S. National Long Term Assignment Conditions to a Project Location
5.1 -6                                             Constituents of G & A (Overhead) Costs
5.1 -7                                             Constituents of Engineering Technology Charge
5.1 -8                                             Tool and Equipment Rates
5.1 -9                                             Job Supplies
5.1-10                                            2005 Rate Sheet for Engineering/Graphics Labor & Other Professional Labor (US Offices)
5.1-11                                            2005 Rate Sheet for Professional Construction Labor (US Offices)
5.1-12                                            AQC Systems Cost Reimbursable Work, Craft Labor
5.2 (C)                                           Contractor’s Interim Waiver and Release of Liens and Claims Upon Progress
                                                     Payment
                                                     Subcontractor’s Interim Waiver and Release of Liens and Claims Upon Progress
                                                     Payment
6.3 (A)                                           Contractor’s Final Lien Waiver
                                                     Subcontractor’s Final Lien Waiver
6.3 (C)                                           Final Completion Certificate
6.5                                                Schedule Liquidated Damages
7.2                                                Reliability Standard, Performance Guarantees and Performance Liquidated Damages
7.2 -1                                            Design Fuel
8.2                                                W.A. Sammis Plant AQC Projects Contracted Services Change Order and Pricing Sheet

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 3.4(A)

 KEY PROJECT PERSONNEL

Program Manager	******
Project Manager	******
Project Engineering Manager	******
Site Manager	******
Field Superintendent	******
Project Engineer	******
Mechanical EGS	******
Control System EGS	******
Electrical EGS	******
Civil EGS	******
Plant Design EGS	******
Project Controls Supervisor	******
Startup Manager
Project Field Engineer

Specialists - available as needed:

FGD Technology Specialists	******
FGD Technology Specialist	******
FGD Technology Specialist	******

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 3.4(D)

FIRSTENERGY GENERATION CORP.
SUBSTANCE ABUSE TESTING PROGRAM

In order to provide a drug and alcohol free workplace, FIRSTENERGY GENERATION CORP. (FirstEnergy) on behalf of its subsidiaries and affiliates, will require any Contractor or subcontractor working on FirstEnergy's property to have a substance abuse testing program in place.

MINIMAL REQUIREMENTS OF CONTRACTORS PROGRAM

The substance abuse testing program shall be the obligation and responsibility of the Contractor. The Contractor is expected to establish, administer and enforce its own program. The Contractor’s program for those locations listed under Article 16.b. herein shall conform with the requirements of the Northwest Ohio Great Lakes Construction Alliance Substance Abuse Policy. Prior to work commencement, at those locations listed under Article 16.a. herein Contractor must provide a copy of its policy to FirstEnergy or FirstEnergy’s THIRD PARTY ADMINISTRATOR (TPA). The Contractor’s program for those locations listed under Article 16.a. herein, must include the following minimum requirements:

1. a.
the Contractor shall be reimbursed all actual costs by FirstEnergy under the FirstEnergy Generation Corp. Substance Abuse Testing Program as administered by United, Inc. for those locations listed under Article 16.a. on the estimated basis of [$*****] maximum per test. This allowance shall include, if applicable, the cost of the employee's time to take the test.

b.
The Contractor shall be reimbursed all actual costs by FirstEnergy under the Northwest Ohio Great Lakes Construction Alliance Substance abuse Testing Policy for those locations listed under Article 16.b. on a basis of [$*****] maximum per test. This allowance shall include, if applicable, the cost of the employee’s time to take the test.

c
It is the Contractors responsibility to ensure prompt payment to the appropriate program administrator for drug testing services under either a. or b. above. Failure to do so shall be considered as a material breach of the contract terms that could result in actions by FirstEnergy for enforcement of the Contract terms, up to and including termination (for cause) of the contract.

2.
The substance abuse program will be conducted in keeping with the established testing procedures developed by the Department of Health and Human Services Scientific and Technical Guidelines dated April 11, 1988 and any subsequent amendments thereto. The testing laboratory shall be licensed or certified, by either The Substance Abuse And Mental Health Services Administration or The College Of American Pathologists.

3.
The drug testing shall consist of screening of the ten substances listed below, plus alcohol. The table below lists the screening and conformation limits for Gas Chromatography/Mass Spectrometry (GC/MS) analysis for drugs and the breathalyzer limit for alcohol.

                                                                          Screening                                    Confirmation
            Drug Class                                             Cut-Off Limit                                 Cut-Off Limit

            Amphetamines                                      1000 ng/ml*                                       500 ng/ml*
            Barbiturates                                            300 ng/ml                                        200 ng/ml
            Benzoylecgonine                                     300 ng/ml*                                      150 ng/ml*
(Cocaine Metabolite)
            Cannabinoids (THC)                                   50 ng/ml*                                       15 ng/ml*
            Methaqualone                                          300 ng/ml                                      100 ng/ml
            Opiates                                                 2000 ng/ml                                     2000 ng/ml*
            Phencyclidine                                            25 ng/ml*                                      25 ng/ml*
            Benzodiazepines                                      300 ng/ml                                     300 ng/ml
            Methadone                                               300 ng/ml                                     300 ng/ml
            Propoxyphene                                          300 ng/ml                                     300 ng/ml
            Alcohol, Ethyl**                                            0.001%                                        0.001%

EXECUTION COPY
EXHIBIT 3.4(D)

*	Cut-off limits are established by the Department of Health and Human Services in their mandatory guidelines for Federal Workplace Drug Testing Programs.

**
Blood alcohol or equivalent, as indicated, saliva, breathalyzer or similar test. In the event of a positive screening result, the donor may request a confirmation blood test. The MRO (Medical Review Officer) will not normally participate in the alcohol testing process. FirstEnergy considers a 0% blood alcohol to be consistent with their no alcohol policy.

4.         CONDITIONS OF EMPLOYMENT TESTING:

a.
The Contractor's employees may begin work pending the results of the testing. Specimen collection must be completed within forty-eight (48) hours of permitting the employee onto the jobsite. Once specimen collection is performed, the test results shall be available within five days following the specimen collection. A chain of custody receipt shall be issued to each employee tested and shall be required for access to the work site and shall be valid for those five days.

b.
Specimen collection may be completed prior to and as a pre-condition of employment. The Contractor shall certify that each of their employees have provided a negative test result or valid chain of custody receipt prior to being permitted access on the work site.

c.
In lieu of the above, The Contractor must certify the required negative test results as a condition of employment for each employee by providing proof that the employee has tested negatively through an annual screening program approved by FirstEnergy within the last twelve (12) months.

5.         RANDOM TESTING

Random testing will be conducted on a predetermined percentage by FirstEnergy, based on the total number of contract employees on site. FirstEnergy’s Third Party Administrator will make the random selections. The selection process will involve a computer program using the workers' Social Security Numbers. The Random Testing will be conducted without prior notice and shall be scheduled at the conclusion of the mid-shift meal break.

6.         TESTING FOR CAUSE

An employee shall be subject to drug or alcohol testing, for cause, for any of the following reasons:

a.
Involvement in, or cause of, an incident or an accident while on FirstEnergy’s premises, which causes or could have caused injury to the employee or another individual, or which causes or could have caused destruction or damage to FirstEnergy’s property.

b.	Based on observed behavior which is unusual to the circumstances, or the individual's normal behavior, which indicates or could indicate impairment or substance abuse.

c.
If any contractor employee must be transported to an emergency care facility or hospital due to an accident, a specimen collection container and chain of custody form shall accompany the employee. Each plant will maintain a supply of forms and containers for such an emergency. The attending physician shall be instructed to obtain a urine specimen and forward it and the chain of custody form to the testing laboratory. A blood alcohol or breath alcohol test shall also be administered.

d.	If the contractor employee does not require emergency off-site care, the THIRD PARTY ADMINISTRATOR will be dispatched to the site for sample collection and breath alcohol testing.

EXECUTION COPY
EXHIBIT 3.4(D)

7.	PROCEDURES FOR SUBSTANCE ABUSE TESTING ARE AS FOLLOWS:

a.	A qualified health professional at the collection facility will require picture identification by all participants.

b.	The qualified health professional will provide the participant the proper chain of custody form and specimen collection container.

c.	The participant will provide the required urine specimen and sign the chain of custody form.

d.	The qualified health professional will furnish the participant affirmation that specimen has been collected and forward the specimen and the chain of custody form to the testing laboratory.

e.	The testing laboratory will forward the results of the analysis to a Medical Review Officer (MRO).

8.	THE MEDICAL REVIEW OFFICER SHALL BE RESPONSIBLE FOR:

a.         Notifying the tested individual of a positive result.

b.         Reviewing and verifying a confirmed positive test result.

            c.         The participant will provide the required urine specimen and sign the chain of custody form.

d.	Reviewing the individual's medical record as provided by or at the arrangement of the tested individual as appropriate.

e.	Notifying the Contractor's contact person of all test results, positive and negative.

f.	Notifying FirstEnergy of any positive test result.

g.	Processing re-test requests.

h.	Participating in return to duty decisions as required.

i.	Referring individuals testing positive to the appropriate medical evaluation. The cost of the evaluation or services shall be the responsibility of the individual.

9.	IN THE CASE OF "POSITIVE" RESULTS OF ANY TEST, THE PARTICIPANT:

a.
Shall have the right to have the original sample independently re-tested by a qualified laboratory. If the re-test is "negative", the participant shall be allowed to resume work immediately and be reimbursed for the cost of the independent test.

b.	Shall have the right to secure a copy of all data relating to the test procedures and results, providing the costs of same are paid in advance to the initial testing laboratory by the participant.

10.	CONFIDENTIALITY

 All test results shall be treated in a confidential manner. Accordingly, the testing facility will disclose the results only to the employee via the MRO (Medical Review Officer) and the designated Contractor representative(s). The MRO shall then inform FirstEnergy that the employee has tested positive for drugs or alcohol (no specifics as to type of drug will be given).

EXECUTION COPY
EXHIBIT 3.4(D)

11.       DISCIPLINARY ACTIONS:

a.	Any applicant or employee who tests positive for drugs or for alcohol, equal to or in excess of 0.04% will be rejected or discharged.

b.
Any applicant or employee who refuses to submit to testing will be rejected or discharged. The inability or refusal to provide an appropriate specimen within THREE HOURS of request; shall be considered the same as a refusal to submit to testing.

c.	Each applicant or employee shall certify that the specimen provided is theirs. Any applicant or employee involved in sample switching, altering, or tainting will be rejected or discharged.

d.
Any applicant or employee who tests positive for alcohol at a level less than 0.04% shall be prohibited from working on any of FirstEnergy’s locations for 30 calendar days. Prior to returning to work the applicant or employee must provide FirstEnergy’s MRO proof of testing negative for alcohol and drugs.

e.	If the applicant or employee has tested positive, it is the responsibility of the Contractor to escort that employee SAFELY from FirstEnergy’s property.

12.       SUSPENSION PERIODS AND RE-EMPLOYMENT ELIGIBILITY

Individuals become rejected or discharged as described in items 11 a, b, or c may become eligible for re-employment by the following means:

a.	The individual presents written certification of the successful completion of an MRO approved rehabilitation program and proof of testing negatively for alcohol and drugs.

b.	The individual serves a one year suspension from working at FirstEnergy’s locations and provides proof of testing negatively for alcohol and drugs to FirstEnergy’s MRO.

c.	A certified testing laboratory shall perform all re-tests. All costs associated with the any re-testing or rehabilitation program shall be the responsibility of that individual.

d.
An employee who is employed after meeting the conditions specified in 12 a. and b. above will be subject to a follow-up random testing for drugs and alcohol, for a period of three years. This three-year period shall commence with the date of their actual return to work or the date of the acceptance of a negative test by FirstEnergy’s MRO. Such an employee shall be subjected to a drug and alcohol test at any time, without notice.

e.	During this three-year period, a positive drug and / or alcohol test will permanently eliminate this employee from working at any of FirstEnergy’s locations.

13.       THIRD PARTY ADMINISTRATOR

An independent THIRD PARTY ADMINISTRATOR (TPA) has been selected to coordinate administration of the program between the Contractors and FirstEnergy.

a.
All Contractors, prior to mobilizing on an FirstEnergy’s plant site, for FirstEnergy locations listed under Article 16.a. below must contact the TPA to verify valid pre-employment tests in accordance with this procedure. The TPA shall also verify the applicability of the Contractors’ SUBSTANCE ABUSE AND TESTING PROGRAM. For FirstEnergy locations listed under Article 16. b. below, Contractor shall follow the guidelines and instructions to verify pre-employment tests contained in The Northwest Ohio Great Lakes Construction Alliance Substance Abuse Policy.

.
EXECUTION COPY
EXHIBIT 3.4(D)

b.
As a service to the Contractor, the TPA will provide for specimen collections and testing. The Contractor is not obligated to use this service for conducting its SUBSTANCE ABUSE TESTING PROGRAM. The use of the TPA’s services for off-site specimen collection should be coordinated between the TPA and the Contractor.

c.	The TPA will coordinate with FirstEnergy for specimen collections at FirstEnergy’s locations as required.

d.	Administer random selections and testing.

e.	Collect and document results from the independent laboratory.

f.	Consolidate results and provide statistics to FirstEnergy as requested.

g.	Provide for the MRO services as described.

h.	Issuing Drug Cards as needed. FirstEnergy shall bear the cost of any cards issued.

14.	a. FirstEnergy’s independent Third Party Administrator for those locations listed under
Article 16.a. below is:

United Labs, Inc.
547 Keystone Dr
Suite 100
Warrendale, PA 15086-6502

Phone: (800) 437-8483
                                    Fax: (724) 772-0811
ATTN: Cindy Matykavisch

b.	FirstEnergy’s independent Third Party Administrator for those locations listed under Article 16.b. below is:

                        M.O.S.T./NW Ohio GLCA
Attn: Becky Pietz
753 State Ave., Suite 800
Kansas City, KS 66101

Phone:  (877) 522-6869
Fax:  (913) 281-2505
Email: rpietz@mostprograms.com
The contact person is Becky Pietz

15.	FIRSTENERGY RESERVES THE RIGHT TO AMEND OR CHANGE THESE PROCEDURES ESTABLISHED HEREWITH AT ANY TIME WITHOUT PRIOR NOTICE. CONTRACTOR SHALL BE PROVIDED NOTICE OF ANY SUCH CHANGE.

16.	FIRSTENERGY GENERATION CORP. GENERATING PLANTS AND LOCATIONS

The following locations are covered under FirstEnergy’s SUBSTANCE ABUSE AND TESTING PROGRAM:

EXECUTION COPY
EXHIBIT 3.4(D)

Bruce Mansfield Plant               Shippingport, PA
W. H. Sammis Plant                 Stratton, OH
R. E. Burger Plant                    Shadyside, OH
Edgewater Plant                       Lorain, OH
Mad River Plant                        Springfield, OH
Ashtabula Plant                        Ashtabula, OH
Eastlake Plant                          Eastlake, OH
Lake Shore Plant                      Cleveland, OH
            Toronto Plant                            Toronto, OH
            Gorge Plant                              Akron, OH
            West Lorain Plant                     Lorain, OH
            Seneca Pumped Hydro Plant     Near Warren, Pa
            Sumpter                                   Belleville, MI

b.	The following locations are covered under the Northwest Ohio Great Lakes Construction Alliance Substance Abuse Testing Policy:

Bay Shore Station                     Oregon, OH
Richland                                   Defiance, OH
            Stryker                                     Stryker, OH

EXECUTION COPY
EXHIBIT 3.4(D)

FIRSTENERGY GENERATION CORP. EMPLOYMENT SIGN-UP &
SUBSTANCE ABUSE SCREENING PROCESS

Instruction for Contractor Employment Eligibility Verification
(Excluding Bayshore, Richland, and Stryker Locations)

1.
Employees are to be screened prior to the start of any a project/job on a plant site. The contractor shall complete the Eligibility Sign-Up form prior to the start of any work on FirstEnergy’s property. It is the responsibility of the Contractor to update the list as new employees are hired. For the Bayshore, Richland and Stryker, locations, see Item 10 below.

2.
The Eligibility Sign-Up form must contain each employee’s name, social security number, and valid drug card information. Each employee must be able to produce two (2) valid forms of identification for verification.

3.
The completed form(s) shall be faxed to FirstEnergy’s Third Party Administrator. For the Bayshore, Richland and Stryker locations, see Item 10. below prior to the start of the project and as new employees are hired. Please FAX to:

United Labs, Inc.
547 Keystone Dr
Suite 100
Warrendale, PA 15086-6502

Phone: (800) 437-8483
                                    Fax: (724) 772-0811
ATTN: Cindy Matykavisch

4.	A copy of the Eligibility Sign-Up form should be forwarded to FirstEnergy’s designated representative.

5.
The Contractor shall provide to FirstEnergy’s designated representative a list of all employees on site at the beginning of each shift. This list will contain the employee’s name and social security number.

6.	The Third Party Administrator shall notify the contractor as soon as possible if any of the employees, listed on the Eligibility Sign-up Form are ineligible for employment on FirstEnergy’s property.

7.
When the Contractor is notified that an employee is ineligible for employment, the Contractor shall immediately disqualify that employee from performing any work on FirstEnergy’s property; and shall require the employee to leave FirstEnergy’s property. FirstEnergy’s on-site security forces (if available), may assist in escorting the employee from FirstEnergy’s property.

8.	FirstEnergy’s plant site coordinator shall be notified that an ineligible employee has been escorted from FirstEnergy’s property.
9. The Contractor is responsible for employee’s SAFE removal from FirstEnergy’s property.

10.	For the Bayshore, Richland and Stryker locations, Contractor shall follow the guidelines and instructions contained in The Northwest Ohio Great Lakes Construction Alliance Substance Abuse Policy.

EXECUTION COPY
EXHIBIT 3.4(D)

FirstEnergy Generation Corp.

CONTRACTOR NAME:__________________________________________________________
ADDRESS:__________________________________________________________________
___________________________________________________________________________
CITY:______________________________ STATE:_________ ZIP:______________________
CONTACTS: ___________________________________________________________________
PHONE:_________________________ EXT:_________
FAX:__________________________

FOR FirstEnergy LOCATION: _____________________

CONTRACTOR’S
SITE START
CONTACT: _______________________ P.O.#: ____________ DATE: _________________

PHONE: ________________________________ FAX: ______________________________ ____________________________________

	EMPLOYEE NAME		VALID CARD		UNITED, INC. USE ONLY
NO.	(PRINT: Last, First, Initial)	SOC. SEC. #	TYPE	DATE	LU	A/N

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 3.4(E)

LABOR REQUIREMENTS

1.
The Contractor is responsible for providing all labor personnel, both craft and non-craft, as required. The Contractor shall employ AFL-CIO skilled craftsmen who are members of local unions affiliated with the AFL-CIO building and construction trades unions for the performance of the Work that is normally and historically the jurisdiction of those trade unions for the location at which the Work is to be performed.

2.
Craft labor Work shall be performed under the terms of the National Erectors Association National Maintenance Agreement and/or their equal under similar national maintenance agreements. For plants as designated below, the agreement shall include the wage rate modification granted by the National Maintenance Agreements Policy Committee. The Contract price shall be based on performing the Work under such agreement, and modifications as applicable. For other plants designated below also, there shall be no wage rate modification.

3.
Contractors who are awarded Work are to conduct Pre-Job Conferences as stipulated in Article1 - Recognition, and assign work to the appropriate crafts according to the recognized and traditional jurisdiction.

4.	Contractors are required to furnish a copy of the first and signature pages of such agreements with each craft prior to commencing the work.

5.
FirstEnergy Generation Corp. shall pursue and anticipates receiving approval from the National Maintenance Agreements Policy Committee (NMAPC) for a wage rate site modification at the locations indicated below. The modification allows for the Work to be performed [*****%] of the wage rates contained in the local collective bargaining agreements and [*****%] of the fringe benefits listed in those agreements. The Contractor is responsible for applying for said agreements and must be in possession of them with permission from the appropriate international unions for requesting extension of the FirstEnergy National Maintenance Agreement to cover Work to be performed at these specific FirstEnergy Generation Corp. Plants: R. E. Burger, Edgewater, D. B. Mansfield, W. H. Sammis, and Seneca.

6.
Plants which have not been granted a wage rate modification, but which require use of the National Maintenance Agreement with no modification (100%) to rates are: Ashtabula, Bayshore, Eastlake, Lakeshore, Mad River, Richland, Sumpter and West Lorain.

7.
Failure to comply with the foregoing requirements shall be considered as a material breach of the terms of the contract, subject to termination for cause if such action is deemed necessary by FirstEnergy Generation Corp.

EXECUTION COPY
EXHIBIT 3.5(E)-1

FIRSTENERGY CONTRACTOR SAFETY PROGRAM FOR FOSSIL GENERATION

     CONTRACTOR SUPERVISION                                                                                                1

     SAFETY AND HEALTH OBLIGATIONS                                                                                     1

 1. DESIGNATION OF SAFETY SUPERVISOR                                                                      1
 2. GENERAL SITE RULES AND HOUSEKEEPING                                                               2
 3. PERSONAL PROTECTIVE EQUIPMENT                                                                          2
 4. EMERGENCIES                                                                                                             3
 5. FIRST AID                                                                                                                      3
 6. FIRSTENERGY GENERATION CORP. EQUIPMENT AND UTILITIES                                  3
 7. LOCKOUT/TAGOUT AND CONTROL OF HAZARDOUS ENERGY                                      3
 8. EXCAVATION AND TRENCHING                                                                                     3
 9. SCAFFOLDING AND FALL PROTECTION                                                                        4
10. ASBESTOS                                                                                                                  4
11. INORGANIC ARSENIC                                                                                                   4
12. LEAD                                                                                                                           4
13. HOT WORK                                                                                                                  4
         14. POWERED INDUSTRIAL TRUCKS, OTHER VEHICLES AND CRANES -
                   DRIVERS AND OPERATORS                                                                                    5
15. WRITTEN SAFE WORK PROCEDURES                                                                         5
16. EMPLOYEE TRAINING AND QUALIFICATIONS                                                               5
17. INCIDENT REPORTING                                                                                                  5
18. CONFINED SPACES                                                                                                     6
19. PERMITS, LICENSES AND INSPECTIONS                                                                      6
20. GENERAL RULES FOR HAZARDOUS MATERIALS AND EQUIPMENT                             6
21. FIRE EXTINGUISHERS AND FIRE WATCH                                                                      7
22. COMPLIANCE AUDITS                                                                                                   7

PROHIBIED ACTS                                                                                                                     7

SECURITY AND FACILITY ACCESS                                                                                           7

CONTRACTOR SUPERVISION

Unless specified in this safety guide, the Contractor will at all times be solely responsible for all means, methods, techniques, and procedures for the work specified in the contract. The Contractor is responsible for all acts and omissions, of all their employees, subcontractors and agents, performing any of the contracted work. The Contractor will at all times maintain appropriate discipline among its employees, and will not employ any person unfit or unqualified in that portion of the contracted work assigned to them.

The Contractor has the authority and responsibility to control, and/or correct all safety and health hazards associated with the contracted work. If the Contractor becomes aware of a hazard which the Contractor contends was created or caused by FirstEnergy, the Contractor must notify the designated FirstEnergy contact person immediately in the case of an imminent hazard, or as soon as possible in all other cases.

SAFETY AND HEALTH OBLIGATIONS

1. Designation of Safety Supervisor

The Contractor must designate a responsible member of its organization at the job site, whose duty would include safety and health compliance, and the prevention of accidents. The name and position of any person designated must be reported in writing to FirstEnergy Site Safety Representative or other designated FirstEnergy representative.

EXECUTION COPY
EXHIBIT 3.5(E)-1

2. General Site Rules and Housekeeping

A.	Portable ladders are to be tied or lashed to prevent the ladder from slipping and must have non-slip bases. Metal and any conductive ladders will not be permitted.

B.	Hoses, welding leads and electrical cords generally will be run overhead to eliminate tripping hazards or damage by heavy equipment.

C.	Temporary floor openings are to be barricaded and flagged as required by OSHA regulations.

D.	Compressed or Plant air must not be used for cleaning clothing or shoes.

E.	All equipment used in proximity to overhead lines must be properly grounded. Work near overhead lines must be communicated to FirstEnergy Site Safety Representative’s attention.

F.
Extreme caution must be used when walking or driving near railroad tracks on plant property. Most locomotives are operated by remote control, and unmanned. Crossing a railroad track by crawling under or between railroad cars is forbidden.

G.	Rigging and hoisting of material or equipment must be done in a manner to ensure safety to personnel and existing equipment in the hoisting area.

H.	All posted signs must be observed.

I.	Fire extinguisher, fire hoses, and other fire fighting equipment must not be moved from their designated locations, except in the event of a fire.

J.	If a plant fire extinguisher is used, contact FirstEnergy Generation Corp. Site Safety Representative.

K.	The contractor must also be aware of various hazards existing in and around an operating power plant and take appropriate steps to protect their employees. Hazards include, but are not limited to:

•	Rotating equipment such as motors, fans, and air compressors
•	High voltage switches, cables, and overhead lines
•	High temperature/ high pressure steam piping and vessels
•	Sensitive control equipment with associated tubing, piping and wiring
•	Automatic safety valves and other power actuated valves
•	High noise level areas
•	Potential exposure to arsenic, asbestos and/or lead

3. Personal Protective Equipment

The Contractor must ensure that all its employees utilize all Personal Protective Equipment (PPE) required by applicable Occupational Safety and Health Administration (OSHA) laws and regulations. FirstEnergy will not provide safety equipment for the Contractor's work activities.

Hard hats, safety glasses, and hearing protection where appropriate must be worn at all times when on FirstEnergy power plant property. Proper sturdy footwear must be worn at all times.

Compliance will include, but not be limited to, the following:

A. Conducting a hazard assessment prior to job initiation, to determine what if any PPE is needed for their employees.

B. Conducting personal sampling if required by OSHA regulations.

1)
If personal sampling is required, the Contractor will inform FirstEnergy Site Safety Representative, in writing, of the personnel and/or Subcontractor that will be performing the sample collection and/or analysis.

EXECUTION COPY
EXHIBIT 3.5(E)-1

2)	FirstEnergy reserves the right to reject any/or all parties involved with the sample collection and/or analysis.
3)	The Contractor will supply FirstEnergy with the results of all personal monitoring samples collected on FirstEnergy property.

FirstEnergy has determined that in any enclosed area that transports circulating water, there is a potential for the existence of common pathogenic organisms. The Contractor will be responsible for the proper protection of its employees and others in relation to the contracted work performed in these areas.

Unless told otherwise by FirstEnergy Representative, or determined by test results, contractors must assume that all insulating materials including Thermal System Insulation, surfacing materials, and other building materials such as floor tile, gaskets, old wire insulation, and transite board contain asbestos. Contract workers must be properly trained and wear the proper PPE while working with these materials.

4. Emergencies

The Contractor must be aware of and comply with any emergency action plans for the facility where contracted work is performed. The Contractor must develop a Site Specific Emergency Evacuation Plan that complements the Facility Emergency Evacuation Plan and inform their workers of the plan. The Site Specific Emergency Evacuation Plan shall be submitted to FirstEnergy for review and approval prior to the commencement of work.

In an emergency potentially threatening the safety of an employee’s life, the safety of the job site, or of adjoining property, the Contractor is permitted to act at its discretion to prevent property loss or personnel injury.

5. First Aid

First Aid services and provision for medical care are the responsibility of the Contractor. The Contractor must provide its own first aid supplies, emergency response equipment, and prompt medical attention in case of injury to its employees. Provisions must be made and in place prior to the commencement of the work. The Contractor is responsible for ensuring that personnel trained in first aid are available on site while work is occurring.

6. FirstEnergy Generation Corp. Equipment and Utilities

The Contractor is prohibited from starting, stopping, or otherwise operating FirstEnergy Generation Corp. owned or leased equipment and utilities, unless specifically authorized to do so in writing. The Contractor can not open or close any valves, breakers, or switches, enter into any equipment, or cut into any piping or structure, without first obtaining permission from the proper FirstEnergy contact designated by the facility’s management. (See section on Lockout/Tagout)

7. Lockout/Tagout and Control of Hazardous Energy

The Contractor shall develop a Site Specific Lockout/Tagout program. The Contractor’s Site Specific Lockout/Tagout program will be required to comply with FirstEnergy Generation Corp.’s Lockout/Tagout program. A copy of FirstEnergy Generation Corp.’s Lockout/Tagout program will be provided to the Contractor. The Contractor will be required to train their employees to comply with the Site Specific Lockout/Tagout program, with all training completed prior to commencement of the related work.

8. Excavation and Trenching

Any excavation and trenching activities and building demolition operations must comply with applicable state or federal standards pertaining to those activities. This includes trenches dug for access to utility piping and plumbing. The Contractor will obtain all appropriate permits prior to beginning work on-site. The Contractor will agree to comply with OSHA regulations that include but are not limited to:

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EXHIBIT 3.5(E)-1

A.	Using shoring or sloping for evacuations five (5) feet or deeper

B.	Having shoring inspected by trained “competent” person

C.	Hazardous atmospheric testing where needed

D.	Providing appropriate means of egress.

9. Scaffolding and Fall Protection

All scaffolding must be erected, inspected and maintained in accordance with the applicable state and/or federal standards pertaining to those activities. The Contractor must obtain all appropriate permits prior to beginning work on-site. The Contractor will be responsible to ensure that all employees working on scaffolding are properly trained to qualify them as either a competent person, erector/dismantler, or user. Scaffolding will be inspected and tagged by a “competent person”. All scaffolding will utilize a guardrail system and toeboards. The Contractor will supply an informational copy of all scaffold inspection documents to the appropriate FirstEnergy Representative.

Scaffolding design drawings are required for each major installation of scaffolding. A Registered Professional Engineer (PE), for the state jurisdiction in which the work shall be performed, must approve the scaffold design and indicate approval by the appropriate PE Stamp affixed to the design drawings.

100% Fall Protection must be utilized where personnel are exposed to a fall of six feet or more.

10. Asbestos

Unless communicated otherwise, all existing facility insulating materials including Thermal System Insulation, surfacing materials, and other building materials such as floor tile, gaskets, old wire insulation, and transite board must be considered by the contractor to contain asbestos.

The Contractor will be notified of the presence of any known or suspected asbestos-containing materials in its proposed work areas. Only a contractor with the required OSHA training, certification and permits for asbestos abatement and removal may handle these materials. All other Contractors are prohibited from working on or removing asbestos-containing materials.

11. Inorganic Arsenic

If the Contractor will be working in a regulated work area for inorganic arsenic, FirstEnergy Site Safety Representative or appropriate plant management will notify the Contractor of such. The Contractor is responsible for ensuring that only employees with the required OSHA training enter and perform work in this area. Contractors working in regulated work areas for inorganic arsenic will be responsible for providing and maintaining step off exit areas from these regulated areas. Disposal of all protective coveralls, PPE, or any other items that become contaminated, is the responsibility of FirstEnergy. Use of the facility’s change area and shower is prohibited.

12.	Lead

All materials that have the potential to contain lead must be tested prior to the Contractor performing any work that could create dust or fumes. If possible, all lead should be removed prior to the start of work. FirstEnergy shall remove all identified pre-existing lead materials as required to support the work. If the work to be performed will cause lead particles or fumes to become airborne, then proper containment and control, techniques and equipment, must be in place. The Contractor is responsible for ensuring that only properly trained employees will perform such work and that all workers will wear the proper PPE. Air monitoring must be conducted for work activities that create dusts or fumes with lead. (See section 3)

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13. Hot Work

The Contractor is prohibited from welding, burning, cutting, brazing or performing other "hot work" without prior authorization from FirstEnergy management or designated representative. All hot work must comply with state and federal standards for these work activities, including those standards pertaining to hot work permits and safe handling of compressed gases.

A.
Due to the increased risk of fire resulting from the performance of Hot Work operations in the plant, all Contractors are responsible for the implementation of a Hot Work permit procedure. This Hot Work permit procedure must identify the necessary precautions taken to prevent fires resulting from open flame operations (i.e. welding, cutting, grinding, brazing).

B.	The Contractor will ensure that there are sufficient numbers of fire extinguishers, of the proper type, in the work area.

C.	The Contractor must focus on the fire hazards associated with their work. It may be necessary to post a “fire watch”, depending on the nature and location of work.

D.	The Contractor will provide protection to prevent welding and burning sparks from falling below the work level. Fire retardant material must be used for this purpose.

E.	The Contractor will screen or shield welding activities to prevent welding flash injuries to other personnel.

F.	Storage area for oxygen and acetylene tanks must be separated by 20 feet or by a non-combustible barrier at least 5 feet in height. Cylinder must be secured at all times and capped when not in use.

G.	Empty cylinders must be removed from the work area to the designated storage facility at the site.

14. Powered Industrial Trucks, Other Vehicles and Cranes - Drivers and Operators

The Contractor's employees who drive vehicles or forklifts, or who operate heavy equipment on FirstEnergy project sites, must have a current driver's license. Prior to employment on FirstEnergy project sites, it is recommended that all Contractor Crane Operators be Certified through the National Commission For The Certification Of Crane Operators (NCCCO). The Contractor must retain documentation of appropriate training in accordance with state and federal OSHA standards, Department of Transportation, and Department of Motor Vehicles codes and standards. The Contractor is responsible to meet all OSHA regulation pertaining to powered industrial trucks, mechanized equipment, motor vehicles, cranes derricks and hoists.

Contractor shall have a written Critical Lift policy and procedure. The Contractor’s Critical Lift policy and procedure shall be submitted to FirstEnergy for review and approval prior to the commencement of work.

15. Written Safe Work Procedures

The Contractor must have a written Site Specific Safety Program, including safe work practices, procedures, and programs. FirstEnergy or designated representative is to be provided a copy of the written Site Specific Safety Program that will be used at FirstEnergy facility. If upon review, FirstEnergy or designated representative deems the Site Specific Safety Program not to be in compliance with appropriate FirstEnergy policy and/or OSHA regulations, the parties involved must resolve issues prior to the commencement of work.

16. Employee Training and Qualifications

Contractor will provide only properly trained and qualified personnel to perform work under the Contractor Agreement. The Contractor will provide only employees who are trained in both general safe work practices and all applicable specific hazards of the contracted work. The Contractor has the authority and responsibility to train its employees with regard to general and work-specific hazards and safe practices. The Contractor must certify that all of its employees, subcontractors and Vendors, have been fully informed of tasks and specific hazards and safety requirements before beginning work on-site.

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17. Incident Reporting

The Contractor will immediately notify FirstEnergy management or designated representative of any site occupational injury or illness, employee exposure to hazardous substances, vehicle accidents, property damage, fires, environmental spills or releases, and/or "near misses". The Contractor will provide a written incident notice to FirstEnergy management or designated representative within 24 hours of any such occurrence and a written report to follow. FirstEnergy reserves the right to review the Contractor's incident investigations and/or perform FirstEnergy’s own investigations, for the sole purpose of verifying facts, protecting FirstEnergy personnel and property, and limiting FirstEnergy liability.

18. Confined Spaces

The Contractor must have in place a permit required confined space program for the protection of its employees from the hazards associated with the entry into confined spaces. Contractors are required to perform the following activities:

A.	Obtain any available information regarding permit space hazards and entry operations from the host employer, (FirstEnergy Generation Corp., or designated representative).

B.	Coordinate entry operations with the host employer, when both host employer personnel and Contractor personnel will be working in or near permit spaces.

C.
Inform the host employer of the permit space program that the Contractor will follow and of any hazards confronted or created in permit spaces, either through a debriefing or during the entry operation.

FirstEnergy reserves the right to require the Contractor to follow FirstEnergy’s Confined Space Program. If FirstEnergy decides to require the Contractor to follow FirstEnergy’s Confined Space Program, a copy of FirstEnergy Generation Corp.’s confined space program will be given to the Contractor. An agreement to train contractor employees to FirstEnergy Generation Corp.’s confined space program must be in place, with training completed, prior to the commencement of work.

19. Permits, Licenses and Inspections

As defined in Section 3.6 of the Contract, the Contractor will secure and pay for all required licenses, permits and inspections necessary for performance and completion of the work. Within 5 working days of receiving such documents, the Contractor will deliver to FirstEnergy or designated representative copies of all permits, written approvals, licenses and inspections.

20. General Rules for Hazardous Materials and Equipment

When the use of hazardous materials (as defined by 29CFR 1910.1200) or equipment is necessary for the work being performed, the Contractor must exercise the highest care and must perform such activities under the supervision of properly qualified personnel. All applicable laws, rules, regulations and ordinances must be followed. The Contractor is responsible to comply with the OSHA Hazard Communication Standard. It is the Contractors responsibility to maintain an MSDS file of all hazardous substances and chemicals that the contractor has brought onto the site. Where and when a hazardous material will be used must be communicated to FirstEnergy site representative or designated representative, prior to commencing work.

The Contractor will be responsible for removing and properly disposing of all empty, partially full, or full containers of chemicals or chemical substances that were brought on site by the Contractor or its Subcontractors as part of its demobilization. All products and materials brought on site by a Contractor must be removed by that Contractor upon its departure. Do not put chemical containers into company trash containers. Failure to adhere to this provision will result in FirstEnergy disposing of the same and recovering the costs from the contractor. Also, all appropriate regulatory agencies will be notified of any non-compliance with any applicable regulations.

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EXHIBIT 3.5(E)-1

Explosives of any description are not permitted to be stored on the Project Site. If the Contractor wishes to use explosives of any description, the Contractor must first provide written notice to, and receive written approval from FirstEnergy Representative and obtain the approval of all appropriate authorities having jurisdiction over the use of such explosives.

21. Fire Extinguishers and Fire Watch

The Contractor will work with FirstEnergy safety representative to ensure that there are sufficient numbers of fire extinguishers, of the proper type, in the work area. The Contractor will be responsible for providing a fire watch for periods during which its personnel may be engaged in activities constituting a fire hazard, or as otherwise required by law. Prior to engaging in any activities that could ignite a fire, the Contractor must ensure that all flammable material has been cleared from the affected area. See section on Hot Work.

22. Compliance Audits

Any contractor performing work at a FirstEnergy facility may be subject to compliance audits, which includes Safety as well as all other compliance documentation mentioned in this document, whether announced or unannounced, at FirstEnergy’s discretion.

PROHIBITED ACTS

The Contractor's and Subcontractor’s employees are prohibited from bringing firearms, knives, and weapons of any kind onto a FirstEnergy site or FirstEnergy facility, unless specifically authorized to do so in written contractual documents.

No one under the influence of any narcotics, drugs, controlled substances or alcoholic beverages is permitted on FirstEnergy property.

The illegal use, sale, or possession of narcotics, drugs, controlled substances or alcoholic beverages while on the job is strictly prohibited.

Contractor's employees and Subcontractors are permitted to smoking in designated areas only.

SECURITY AND FACILITY ACCESS

The Contractor will comply with FirstEnergy Generation Corp. security and access procedures for entry onto a FirstEnergy Generation Corp. controlled property, worksite, or facility. The Contractor's employees are authorized to enter only those work areas and structures specific to its contractual scope of the contracted work. Site specific security requirements will be distributed and reviewed with the contractor prior to mobilization.

The Contractor will maintain a daily log of all employees present on-site. This log is to be used in an emergency to identify missing personnel. The Contractor's employees must be logged in and out of the site each day in accordance with FirstEnergy Generation Corp. security procedures.

A visitor is defined, as any person not covered by contractual agreements with FirstEnergy Generation Corp. Visitors may include Vendors, tour groups or guests of the Contractor’s management. All visitors to FirstEnergy project sites or facilities must have prior authorization from FirstEnergy. Visitors shall wear all required PPE and must be escorted by the Contractor's supervisor or manager, or by its designated personnel, at all times while on-site. Visitors are prohibited from areas where contact with hazardous substances or materials is possible and are also prohibited from entering any area of the work site that requires respirators, or specialized medical monitoring or safety training.

The Contractor will immediately notify FirstEnergy management or designated representative of any regulatory agency inspectors or compliance personnel who request information about on-site activities or who request entry to the work site. This includes personnel from city, county, state or federal government agencies. Regulatory and government personnel must provide appropriate identification prior to entering the work site.

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EXHIBIT 3.5(E)-2

OSHA COMPLIANCE AND SAFETY

The Contractor represents and warrants that all articles, including but not limited to materials, equipment, protective clothing, scaffolding, walkways, ladders, etc. furnished, meet or exceed all specifications promulgate for safety and health standards under the Occupational Safety and Health Act of 1970 (29 U.S.C. 691 et. seq. 1970) and all regulations in effect as of the date of this Contract. The Contractor agrees that all labor furnished as part of this Contract is performed in accordance with all applicable OSHA requirements and all other applicable local, state, and federal regulations.

1.
FirstEnergy has established designated areas for contaminants that may include, depending on the location at which work is to be performed, but are not limited to inorganic arsenic, lead, asbestos, hydrogen sulfide and sulfur dioxide. Exposure to any of these contaminants may be above certain OSHA limits when working in any of these designated areas.

2.	The Contractor shall be responsible for the interpretation and compliance with all applicable OSHA regulations including, but not limited to the regulations related to the contaminants.

3.	OSHA compliance shall include, but not be limited to, the following:

A.	Conducting personal sampling if required by OSHA regulations.

1.	If personal sampling is required, the Contractor shall inform FirstEnergy, in writing, of the personnel and/or Subcontractor that will be performing the sample collection and/or analysis.

2.	FirstEnergy reserves the right to reject all parties involved with the sample collection and/or analysis.

3.	The Contractor shall supply FirstEnergy with the results of all personal monitoring samples collected on FirstEnergy's property.

B.	Supplying personal protective equipment and other related equipment if required by OSHA regulations.

4.
The Contractor shall comply with all requirements of OSHA CFR 1910.1200, and any applicable state Right To Know Acts, including but not limited to the labeling of containers, proper handling of applicable materials, proper training and protection of employees and others, and the securing and implementing of Material Safety Data Sheets.

5.
FirstEnergy has determined that in any enclosed area that transports circulating water, there is a potential for the existence of common pathogenic organisms. The Contractor shall be responsible for the proper protection of its employees and others in relation to Work performed in these areas.

6.
For Work performed at FirstEnergy’s D. Bruce Mansfield Plant in the event of any emergency situation, specifically an emergency condition at FirstEnergy Beaver Valley Power Station, it may become necessary to notify and/or possibly shelter or evacuate all onsite personnel. FirstEnergy has developed The Bruce Mansfield Plant Emergency Preparedness Plan for emergency situations. The Contractor shall adhere to and participate in the plan if an emergency situation should occur.

The Work shall comply with the State(s) of Ohio, Michigan and/or Commonwealth of Pennsylvania, depending on the locations at with Work is performed, local codes and standards.

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EXHIBIT 3.8(E)-1

ASBESTOS HANDLING AND REMOVAL

The parties agree that asbestos handling and removal is not anticipated or intended to be part of the scope of this Contract. Contractor shall not in any way handle or remove asbestos without FirstEnergy’s permission. Contractor shall promptly advise FirstEnergy’s Superintendent in the event he discovers any material which may be composed of asbestos. FirstEnergy will make arrangements to test the material and should it be confirmed to be asbestos, take appropriate action to have the asbestos removed and disposed of in compliance with applicable rules and regulations.

However, should the Contractor handle or remove asbestos knowingly, in addition to fully indemnifying FirstEnergy pursuant to the Article entitled "INDEMNITY" of this Contract, the following requirements shall be applicable:

Contractor shall be responsible for compliance with 29 CFR 1910.1001 and 1926.1101, 40 CFR Part 61 Subparts A and M, and 49 CFR Part 173 Subparts A and M, and any other applicable rules and regulations and amendments thereto promulgated by OSHA, EPA or state and local governmental authorities. Contractor's requirements include but are not limited to:

1.	Assignment to the plant site of a "competent person" as defined by applicable rules and regulations listed above.

2.	Establishment of regulated areas pursuant to 29 CFR 1926.1101.

3.	Supplying for all of it's employees and agents all respirators, protective clothing or other protective equipment utilized to comply with 29 CFR 1926.1101.

4.
Contractor's employees and agents are to be properly trained in asbestos handling procedures, consistent with the aforementioned regulations, and licensed or certified by the Ohio Department of Health.

5.
The Contractor, where necessary, is to build an enclosure to meet all applicable standards listed above. In addition, Industrial Hygiene Monitoring will be performed in accordance with the above regulations.

6.	Supervision of on-site storage and handling of asbestos containing waste.

7.
All shipments of asbestos shall be manifested, utilizing Purchaser's forms, initiated on Contractor's request by Purchaser's Authorized Representative. Purchaser's copies of completed manifest shall be returned to Purchaser's Authorized Representative.

8.	All asbestos hazard abatement project clearance levels shall be in accordance with the following:
a.
All clearance air-sampling to be analyzed by phase contrast microscopy (PCM) shall be conducted in accordance with the National Institute of Occupational Safety and Health (NIOSH) method 7400 entitled “Fibers” published in the NIOSH manual of analytical methods, 3rd edition, second supplement, August 1987. A minimum of three samples shall be taken and show that the concentration of fibers for each sample is less than or equal to a limit of quantitation for pcm (0.01 fibers per cubic centimeter of air); and

b.
All clearance air-sampling to be analyzed by Transmission Electron Microscopy (TEM) shall be conducted in accordance with the regulations established by the United States Environmental Protection Agency, 40 C.F.R. Part 763, Subpart E, Appendix A.

9.
All clearance air sampling shall be conducted by an asbestos hazard abatement air-monitoring technician, or asbestos hazard evaluation specialist certified by the department, or a certified industrial hygienist or industrial hygienist in training as certified by the American Board of Industrial Hygiene.

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10.       Contractor shall provide regulatory permits, licenses, certificates and notices.

All requirements outlined above are to protect the health of Purchaser's employees outside the regulated area. Contractor is solely responsible for protecting the health of the Contractor's employees, agents, or subcontractors working with asbestos, recognizing that Purchaser is not responsible for supervising Contractor's personnel.

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EXHIBIT 3.8(E)-2

INORGANIC ARSENIC

Contractor shall satisfy itself in accordance with 29 CFR 1910.1018, that none of its employees are exposed to inorganic arsenic in concentrations greater than the permissible exposure limit contained therein. It shall be Contractor's responsibility and obligation to properly inspect the facilities of FirstEnergy where Contractor's employees will be performing the work, in particular but not limited to work in, about or around boilers and their associated ducts, tubing, and appurtenances. Contractor shall comply with all of the requirements of 1910.1018 CFR, including but not limited to initial and any additional exposure monitoring, establishment of regulated areas, and the provision of respirators to Contractor's employees if needed. Contractor shall immediately notify FirstEnergy if the presence of inorganic arsenic is detected at the permissible exposure limit set forth in 1910.1018.

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EXHIBIT 3.8(E)-3

LEAD ABATEMENT TERMS OF REIMBURSEMENT

Contractor is advised that the handling, removal and disposal (other than the potential for labor force exposure) of lead or lead containing materials or materials coated with lead containing material, including but not necessarily limited to lead containing paint, is not included as part of Contractor's scope of Work. However, the cost for labor force exposure for lead or lead containing materials or materials coated with lead containing materials shall be limited to monitoring results under OSHA requirements. In the event that monitoring results indicate a lead problem, the Contractor shall immediately notify FirstEnergy. At that point, documentation of any lead impacted activities shall be identified to FirstEnergy and all lead related Work timesheet information shall be provided. In addition, FirstEnergy shall perform intensive surveillance on the affected Work. Contractor shall support all administrative activities under FirstEnergy's direction. FirstEnergy shall reimburse Contractor for costs associated with lead abatement activities/affected Work as follows:
1.	Fixed costs shall be reimbursed at actual cost and shall include:
a.
All equipment and consumables used solely for lead abatement shall be billable to FirstEnergy. Equipment includes respirators, negative air machines, HEPA filters, pre-filters, secondary filters and flex hose. Consumables include respirator filters, suits/gloves, respirator wipes, towels and soap.

b.	Labor hours incurred by craft employees for blood testing, respirator fit tests, pulmonary function tests, lead abatement training and maintenance for negative air machines.
2.	Inefficiency of labor costs shall be provided for as follows:
a.	Contractor shall notify FirstEnergy daily of all Work activities involving lead abatement and shall submit timesheets for this Work to FirstEnergy for approval.
b.
FirstEnergy shall perform surveillance on those activities and utilize the results to approve Contractor's lead abatement related Work timesheets. FirstEnergy agrees to provide Contractor with copies of its daily surveillance reports for its use in preparing lead abatement related Work timesheets.

            c.         Contractor shall invoice FirstEnergy for approved lead abatement related Work timesheets.

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EXHIBIT 5.1

AQC SYSTEMS, PRICING METHODOLOGY AND DEFINITIONS

The Project, AQC Systems, will be composed of various Subprojects. Phases of the Project will include development, engineering, design, fabrication, procurement, construction, startup and commissioning.

The Professional Costs portion for this Project will include the Engineering and Graphics Labor (including Specialist Labor), Other Professional Labor, Professional Construction Labor, the Engineering Technology Charge, G&A, Engineering Subcontracts and Travel and Living Expenses as defined herein. For clarity, Engineering and Graphics Labor and Other Professional Labor performed by BAPC Ohio shall be compensated in the same manner as the Contractor, including rates, Engineering Technology Charge, G&A, and Fee.

All Engineering/Graphics Labor and Other Professional Labor will be performed by resources located in the Unites States and billed per Exhibit 5.1-10 ("Rate Sheet for Engineering/Graphics Labor and Other Professional Labor") unless otherwise agreed between FirstEnergy and Contractor. If requested by FirstEnergy, the Contractor will fully cooperate with FirstEnergy to utilize Contractor’s offshore or overseas Engineering/Graphics Labor and Other Professional Labor and FirstEnergy will be billed by Contractor at rates appropriate for that country of origin.

Two commercial options exist for this work. Commercial option number 1 is the “FE Vendor Arrangement”. Commercial option number 2 is the “Wrap Arrangement”.

The following is to be applied to the commercial options number 1 and number 2 as described herein, for conventional wet or dry FGD technology, including in duct application of dry FGD technology.

The "Target Construction Cost" of each Subproject, as defined during the Development Phase, will include the Professional Construction Labor (and associated G&A and Engineering Technology Charge), Purchased Equipment and Materials, Fabricated Items, Freight, Craft Labor, Consumables, Major Equipment & Tool Rental, Temporary Facilities, Subcontractors, builder risk insurance, bonds, taxes and any other expenditures deemed to be appropriate by FirstEnergy (as mutually agreed during the Development Phase of the Subproject). The “Target Construction Cost” excludes Professional Engineering and Graphics labor and Other Professional labor (with the associated Engineering Technology Charge and G&A), travel and living expenses, and Engineering Subcontracts. Each Subproject or combination thereof, will have a “Target Construction Cost” established once sufficient engineering and procurement is completed. The "Target Construction Cost" will include all estimated costs for the Subproject as well as all costs mutually agreed upon between the Contractor and FirstEnergy, and authorized by FirstEnergy using partial Notices To Proceed, up to the time the “Target Construction Cost” is established. The “Target Construction Cost” shall be exclusive of any Fee.

For Powerspan ECO ®, the “Target Construction Cost” will be established after sufficient design to establish quantities and construction plans, selection of sub-suppliers and resolution of any issues relating to the technology are made available by Powerspan.

Each Subproject will be performed on a cost reimbursable basis plus a Fee, with Contractor to be paid for all work performed by Contractor to meet its obligations under the Agreement, except as provided therein [e.g. warranty]. The Fee will be adjusted based upon the Incentive Scorecard results as described below, and further adjustments to the Fee payment will be made based upon the Subproject(s) over and underruns of the “Target Construction Costs” outside of the agreed to Deadband. Fee payments for the “Target Construction Cost” will be based on construction progress as compared to the construction schedule (see Exhibit 5.1. -1 (A), “Fee Adjustment”).

The verification of the “Target Construction Cost” will be based upon an “open book” review and audit of the estimated costs and any expenditures to date. At FirstEnergy’s option, a mutually agreed to third party may be used to review and evaluate the “Target Construction Cost” as provided by the Contractor.

CONFIDENTIAL TREATMENT REQUESTED
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EXHIBIT 5.1

The Contractor’s Fee is profit only and does not contain any General & Administrative overheads. The Contractor will place [*****%] of the ******at risk as further described herein. ****** Rates will be applied as stated herein (See “Pricing Rates and Summary Sheets”). A [******] Rate will be applied as stated herein to the Engineering and Graphics Labor, Other Professional Labor and Specialist rates, and a separate [******] Rate will be applied to Professional Construction Labor rates.

AQC SYSTEMS, PROJECT FEE AND FEE ADJUSTMENT

Except for Change Orders that increase or decrease the Target Construction Cost, once a Subproject’s “Target Construction Cost” is established during the Development Phase, that portion of the Fee will be fixed and will only be adjusted by two (2) mechanisms as follows:

1. INCENTIVE SCORECARDS

An outline of the Contractor Sample Scorecards, which are used to adjust the Contractor's ******, are as shown in Exhibit 5.1-2 “Sample Scorecards”.

Two Scorecards exist. A Scorecard exists for Engineering & Planning, and a separate Scorecard exists for Professional Construction Labor.

The Engineering & Planning Scorecard is used to adjust the ****** associated with the Engineering/Graphics Labor and Other Professional Labor. The Incentive Scorecard includes the following categories:

•	Schedule
•	Project Administration
•	Quality
•	Innovation

The Professional Construction Scorecard is used to adjust the ****** associated with the Professional Construction Labor. The Incentive Scorecard includes the following categories:

•	Schedule
•	Safety
•	Quality
•	Project Administration
•	Cashflow

Each individual category shall have an associated weighted value, which total 100% for each Scorecard. On a periodic basis, but not longer than every six (6) months, and, as agreed to by both parties, a rating will be established for each category on the Scorecards using a combination of subjective and objective criteria as defined on the Scorecards. Those scores will be compared to the “Threshold”, “Target” and “Maximum” values. A percentage multiplier corresponding to the weighted average score will be applied to the ****** paid or due to the Contractor for the period being rated. Reconciliation for any over payment or underpayment will be made at that point in time for the rating period.

Some portions of the Sample Scorecards shown in Exhibit 5.1-2 are not currently defined. Scorecards will be finalized and agreed to by both parties during the Project Development Phase.

2. TARGET CONSTRUCTION COST

A “Target Construction Cost” will be established for each Subproject. A Deadband above and below the “Target Construction Cost” has been established within which no adjustment will be made to the AE Constructor’s Fee. The ****** will be adjusted for Final Construction Cost above or below [*****%] deadband in accordance with Exhibit 5.1-3, “Fee Table”. If the Final Construction Cost exceeds the “Target Construction Cost”, the Contractor's ****** will be reduced on a preset percentage of every dollar above the Deadband upper limit ("Contractor Fee Reduction Percentage"). Likewise, if the Final Construction Cost is less than the “Target Construction Cost”, the Contractor's ****** will be increased according to a preset percentage of every dollar below the Deadband lower limit ("Contractor Fee Increase Percentage") as shown in Exhibit 5.1-3, “****** Table”.

 CONFIDENTIAL TREATMENT REQUESTED
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EXHIBIT 5.1

Examples:

The examples shown below are for both the “Wrap Arrangement” and “FE Vendor Arrangement” where the Fee percent would be changed to be in agreement with the set value described herein.

If the Final Construction Cost exceeds the “Target Construction Cost”, but the Final Construction Cost is within the upper limit of the Deadband (within [*****%] of the Target Construction Cost, or less than [*****%] of the Target Construction Cost), then the Fee will not be adjusted based upon this adjustment mechanism.

If the Final Construction Cost exceeds the “Target Construction Cost”, and the Final Construction Cost is above the upper limit of the Deadband and greater than [*****%] of the “Target Construction Cost” then the Fee will be adjusted based on the Final Construction Cost. Therefore, if the Final Construction Cost is [*****%] higher than the “Target Construction Cost,” or [*****%] of the “Target Construction Cost”, then the final Fee in this example would be reduced by [*****%] of the Target Construction Cost in the “FE Vendor Arrangement” (or for the “Wrap Arrangement”, the Fee would be reduced by [*****%]).

If the Final Construction Cost is below the “Target Construction Cost”, but the Final Construction Cost is within the lower limit of the Deadband (within [*****%] of the Target Construction Cost, or greater than [*****%] of the “Target Construction Cost”), then the Fee will not be adjusted based on this adjustment mechanism.

If the Final Construction Cost is below the “Target Construction Cost”, and the Final Construction Cost is below the lower limit of the Deadband (less than [*****%] of the “Target Construction Cost”), then the Fee will be adjusted based on the Final Construction Cost. Therefore, if the Final Construction Cost is [*****%] lower than the Target Construction Cost or [*****%] of the Target Construction Cost, then the final Fee in this example would be increased by [*****%] of the Target Construction Cost in the “FE Vendor Arrangement” (or for the “Wrap Arrangement,” the Fee would be increased by [*****%]).

Approved Changes to the Work Scope (Attachment “A”) may occur during the duration of the Subprojects. Any changes to the Work Scope must be by Change Order, as provided in the Agreement. When the Subproject Work Scope is modified, FirstEnergy will work with the Contractor to determine the cost increase or decrease associated with the Work Scope change and include the cost increase or decrease in the "Target Construction Costs" by modifying the "Target Construction Cost" by the estimated amount. Fees of the same percentages used to establish the original "Target Construction Cost" Fee will be applied to the Work Scope change.

While the Contractor is executing the Work Scope at a FirstEnergy plant, FirstEnergy also may request the Contractor perform additional work outside of the Work Scope at the respective FirstEnergy plant. In such case, FirstEnergy and the Contractor shall mutually agree to the scope of the additional work to be performed. FirstEnergy shall pay for the additional work in the same manner as provided in this Contract. However, such additional work shall be its own Subproject and the Fee (equal to the percentage value for the “Target Construction Cost” in accordance with the “FE Vendor Arrangement”) associated with those costs will not be subject to either the Scorecard or "Target Construction Cost" adjustments provided herein.

I.	PRICING FOR ENGINEERING, PROFESSONAL SERVICES, MATERIALS, FABRICATED ITEMS, AND OTHER PRICING INFORMATION

PROFESSIONAL COSTS (excluding G&A and Fee) shall be reimbursed as follows:

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1

1.	Engineering and Graphics Labor
Engineering and Graphics Labor includes Project Management, Project Engineering (mechanical, electrical, civil, controls, I&C, performance, and other engineering disciplines), Drafting Specialists, and other engineering and design personnel required for the Subproject. The labor costs shall be determined by multiplying the direct time charging personnel hours assignable to the Subproject by the current applicable billing rate as stated herein (Exhibit 5.1-10, “Rate Sheet for Engineering/Graphics Labor, Other Professional Labor and Specialists”). The initial billing rates shall be in effect for the period January 1, 2005 through December 31, 2005. Commencing January 1, 2006, the billing rates will increase [*****%] per year on [*****%] of the billing rate, and be adjusted per the annual Consumer Price Index - Urban Wage Earners and Clerical Workers, Washington - Baltimore, DC-MD-VA-WV (Nov. 96 =100), as defined herein as the “Professional Labor Index”, for [*****%] of the billing rate. The Professional Labor Index for the average of the twelve months preceding each October will be used as part of next year’s escalation. For example, the rate for a Supervising Designer, Pay Grade [*****] is $[*****]/Hr. in 2005. The escalation on this rate would be ($[*****] x [*****%] x [*****] = $[*****]) + ($[*****] x [*****%] x [*****] [if the average Index for the 12 months proceeding October 2005 were [*****%]] =$[*****]) = a revised rate of $[*****]/Hr. effective January 1 - December 31, 2006. Chargeable hours shall be identified in the Project estimating process and approved by FirstEnergy. Hours documented by timesheets or acceptable electronic representations shall be submitted with a summary invoice for FirstEnergy approval and payment. A Professional Cost Fee will be applied to Engineering and Graphics Labor and to its associated G&A. The Rates provided do not include [******].

2.	Other Professional Labor
Other Professional Labor includes Procurement Specialists, Cost Estimating Specialists, Office Managers, Scheduling Specialists, Constructability Specialists, Accounting/Cost Specialist, Timekeepers and other non-Engineering, non-Field Project support personnel. The labor costs shall be determined by multiplying the direct time charging personnel hours assignable to the Subproject by the current applicable billing rate as stated herein (Exhibit 5.1-10, “Rate Sheet for Engineering/Graphics Labor Other Professional Labor and Specialists”). The initial billing rates shall be in effect for the period January 1, 2005 through December 31, 2005. Commencing January 1, 2006, the billing rates will increase [*****%] per year on [*****%] of the billing rate, and be adjusted per the Professional Labor Index, as defined above, for [*****%] of the billing rate. For example, the rate for a Senior Project Controls Engineer, Pay Grade 25 is $[******]/Hr. in 2005. The escalation on this rate would be ($[******] x [******]% x [******] = $[******]) + ($[******] x [******]% x [******] [if the average Index for the 12 months preceding October 2005 were [******]%] = $[******] = a revised rate of [$*****]/Hr. effective January 1 - December 31, 2006. Chargeable hours shall be identified in the Project estimating process and approved by FirstEnergy. Hours documented by timesheets or acceptable electronic representations shall be submitted with a summary invoice for FirstEnergy’s approval and payment. A Professional Cost Fee will be applied to Other Professional Labor and to its associated G&A. The Rates provided do not include [******].

3.	Professional Construction Labor
Professional Construction Labor includes Field Procurement Specialists, Project Superintendents, Project Field Engineer, Construction Management personnel, Startup and Testing Specialists, Safety Managers, QA/QC Specialists, Field Scheduling Specialists, Materials Handling Specialists, Rigging Specialists, Field Constructability Specialists, Timekeepers and other non-engineering Project field support personnel. The labor costs shall be determined by multiplying the direct time charging personnel hours chargeable to the Subproject by the current applicable billing rate as stated herein (Exhibit 5.1-11 “Rate Sheet for Professional Construction Labor”). The initial billing rates shall be in effect for the period January 1, 2005 through December 31, 2005. Commencing January 1, 2006, the billing rates will increase [*****%] per year on [*****%] of the billing rate, and be adjusted per the Professional Labor Index, as defined above, for [*****%] of the billing rate. For example, the rate for a Safety Person, Pay Grade 25 is $[*****]/Hr in 2005. The escalation on this rate would be ($[******] x [******]% x [******] = $[******]) + ($[******] x [******]% x [******] [if the average Index for the 12 months preceding October 2005 were [******]%] = $[******] = a revised rate of [$*****]/Hr. effective January 1 - December 31, 2006. Chargeable hours shall be identified in the Project estimating process and approved by FirstEnergy. Hours documented by timesheets or acceptable electronic representations shall be submitted with a summary invoice for FirstEnergy’s approval and payment. A Professional Construction Cost Fee will be applied to Professional Construction Labor and to its associated G&A. The Rates provided do not include [******].

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1

4.	Engineering Technology Charge:
The Engineering Technology Charge includes reproduction costs, telecommunication costs, computer costs, postage, office supplies, etc. as listed in Exhibit 5.1-7 “Constituents of Technology Charge” and see “Pricing Rates and Summary Sheets”. The Engineering Technology Charges shall be determined by multiplying the direct time charging personnel hours assignable to the Subproject by the current applicable charge rate, [$*****] per billable hour for Engineering/Graphics Labor & Other Professional Labor, and [$*****] per billable hour for Professional Construction Labor, as stated herein The Engineering Technology Charge Rates are applied to the straight time hours, and applied to overtime hours up to and including [*****%] of straight time hours on an annual basis; and at a reduced rate of [*****%] of the respective Engineering Technology Charge ([$*****] per billable hour for Engineering/Graphics Labor & Other Professional Labor and Specialists; and [$*****] per billable hour for Professional Construction Labor) for overtime in excess of [*****%] of straight time hours, on an annual basis. An annual reconciliation of any over or under charges for the overtime Technology Charge is required. The initial Charge Rates shall be in effect for the period January 1, 2005 through December 31, 2005. Commencing January 1, 2006, the initial Charge Rates will be adjusted annually per the annual Consumer Price Index - Urban Wage Earners and Clerical Workers, Washington - Baltimore, DC-MD-VA-WV (Nov. 96 =100). For example, if the average Index for the 12 months preceding October 2005 were [*****%], the 2006 rates effective for January 1, 2006 through December 31, 2006, would be [$*****] and [$*****]/Hr., respectively. The reduced rate for overtime in excess of [*****%] of straight time hours would be [$*****] per billable hour and [$*****] per billable hour, respectively. Chargeable hours shall be identified during the Development Phase of the Subproject and approved by FirstEnergy. Hours documented by timesheets or acceptable electronic representations shall be submitted with a summary invoice for FirstEnergy approval and payment. [******] and [******] are not applied to the Engineering Technology Charges (See Exhibit 5.1-4, “Sample Invoices”).

5.	Engineering Subcontracts:
Engineering Subcontracts (excluding Contractor affiliates) include any Engineering and Graphics costs which are billed directly to the Contractor associated with the Project. Engineering Subcontracts (excluding Contractor affiliates) will not have any A-E Constructor Fee, G&A, Engineering Technology Charge or markup applied.

6.	Travel & Living Expenses:
Costs associated with relocation, travel and living expenses for the purpose of jobsite, Vendor visits or any visits or travel required for the performance of this Contract shall be billed at actual costs (see Exhibit 5.1-5, “U.S. National Temporary/Short Term Assignment Conditions to a Project Location” and “U.S. National Long Term Assignment Conditions to a Project Location”). Said costs shall be applicable to Contractor’s home office personnel as well as site personnel who are on temporary assignment away from their regular work site. Travel and living costs shall be documented on expense account forms accompanied by receipts or other documentation as required by FirstEnergy. Fee and or any markups shall not be applied to the travel & living expenses, and the travel & living expense shall not be included in the “Target Construction Cost”.

MATERIALS, EQUIPMENT, AND FABRICATED ITEMS SHALL BE REIMBURSED AS FOLLOWS:

7.	Purchased Equipment and Materials
Contractor shall purchase certain equipment and materials for the Project. Procurement of goods shall occur by either competitive bidding including electronic reverse auctions, sole source commodity purchases, or sole source negotiated contracts. In the event of commodity purchases, the use of historical pricing trends shall be used for justification of the purchase. The costs for all purchased goods shall be identified by Vendor invoice as well as appropriate supporting information. Equipment and materials specified by the Contractor and purchased on the Contractor’s purchase order will be part of the "Target Construction Costs". Purchased equipment and materials shall be billed at the actual amount as identified by invoice. Equipment and materials supplied by an FE Vendor shall not be billed by the Contractor and will not be part of the "Target Construction Costs". However, the price of such equipment supplied by an OEM specified by FirstEnergy and purchased on FirstEnergy’s purchase order shall be included in the total amount used to establish the “Target Construction Cost” Fee, described below.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1

8.	Fabricated (Non Contractor):
Costs for fabricated material by a subcontractor shall be procured by either competitive bidding including electronic reverse auctions, sole source commodity purchases, or sole source negotiated contracts. The costs for all fabricated materials shall be identified by Vendor invoice as well as appropriate supporting information, if any, bill of materials or invoices. Fabricated materials shall be billed at the actual amount as identified by invoice and shall be included in the “Target Construction Cost”.

9.	Fabricated (at Contractor’s Shop if applicable):
In the event the Contractor acquires fabrication facilities, competitive pricing for fabricated items shall occur and comparison pricing shall be performed with the Contractor’s shop. FirstEnergy will have final approval of materials fabricated by the Contractor’s shop and the cost of such material. Costs for the Contractor’s fabricated material shall be determined by multiplying the applicable fabrication charge rate times the direct labor hours chargeable to the Project. Fabrication charge rates shall be as defined and based on the actual Contractor’s shop utilized in the fabrication process. Material costs shall be determined by use of material invoices or appropriate inventory charge-out cost if material is sourced from Contractor’s inventory. Weld consumables and standard shop tasks (such as Radiographic Testing) shall be billed as defined and based on the actual Supplier’s shop utilized in effect at the time the invoice is issued. The costs associated with the fabricated materials shall be included in the “Target Construction Cost”. [******] shall not be applied to these costs.

10.	Freight:
The costs for all freight shall be identified by Vendor invoice. Freight shall be billed at the actual amount as identified by invoice. Prior to expediting, FirstEnergy shall approve any expediting costs. At FirstEnergy’s option and in agreement with the Contractor, the Contractor may be directed to use FirstEnergy’s Freight Program. All Freight costs shall be included in the “Target Construction Cost” and shall be billed at direct cost. [******] is not applied to the Freight costs. Freight shall be invoiced separately from the equipment and materials purchased.

FIELD CONSTRUCTION (excluding G&A and Fee) shall be reimbursed as follows:

11.	Craft Labor, Consumables, Tools, and Temporary Facilities as part of the Project Costs (See Exhibit 5.1-12):
All Field Construction Costs shall be paid for by FirstEnergy in accordance herein “Cost Reimbursable Work, Craft Labor”, using the actual craft-hours, defined as those hours that craft are paid in accordance with the National Maintenance Agreement as applied at the Site. The data provided in the example of Labor Costs attached as Exhibit 5.1-12 for specific craft (i.e., Boilermakers, Pipefitters and Electricians) is representative of those craft only and included for purposes of establishing examples of the methodology of costs for cost reimbursable work for craft labor. Before work commences at the Sammis Plant, the Contractor shall provide the same information for all craft to be employed by the Contractor in execution of the Project or any Subproject.

Field Construction Costs shall include, but shall not be limited to:

A.	Wages and benefits of all Craft Labor engaged in the Work, including operating, unloading and loading of construction equipment.

B.	Other labor costs when required by union contract or approved by FirstEnergy Owner.

C.
Payments for all taxes and insurance related to the Craft Labor required to perform the work, including, but not limited to, public liability, workmen’s compensation, FICA, state and federal unemployment insurance.

D.	Major Equipment and Tools (>[$*****]).

E.	Small tools (<[$*****]) provided for Project use and expendables/consumables/job supplies.

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1

F.	Facilities: Supplier’s charges for rented or leased field facilities, such as but not limited to offices, change shacks, portable toilets, etc, shall be billed at actual rental/lease invoice.

G.	Field Purchased Materials shall be reimbursed as defined herein.

12.	Subcontractors:
Contractor may subcontract certain field construction as provided in the General Terms and Conditions. Procurement of subcontracted services shall occur by either competitive bidding including electronic reverse auctions, sole source contracting, or sole source negotiated contracts. All Subcontractors costs shall be supported by invoices, as well as appropriate supporting information. Subcontractors shall be billed at the actual amount as identified by invoice. The Subcontractor costs are to be included in the "Target Construction Cost" of each Subproject.

   In the event that FirstEnergy direct hires and manages subcontractors, the Contractor will not receive any [******] on these subcontracts.

II.	FEE AND G&A

FEE

1.	Professional Cost Fee
The Contractor will be paid a Fee on Engineering and Graphics Labor and Other Professional Labor as stated herein (see Exhibit 5.1 -10, ("Rate Sheet for Engineering/Graphics Labor and Other Professional Labor"). The Fee represents [******]% profit and includes no G&A or other costs or overheads. The Fee will be applied to both the Engineering and Graphics Labor, and Other Professional Labor, as listed herein, and to the appropriate G&A. Fee is not applied to the Engineering Technology Charge (see Exhibit 5.1-4, “Sample Invoices”). The Fee is subject to periodic Scorecard Adjustments. The timing of the periodic adjustments shall be agreed by both parties, but at least every six (6) months. All of the Professional Cost Fee will be paid as part of the Professional Costs invoices. The amount of Professional Cost Fee will be adjusted by the Scorecard.

The Contractor will be paid a Fee on Professional Construction Labor as stated herein (see Exhibit 5.1 -11, “Rate Sheet for Professional Construction Labor”). The Fee represents [******]% profit and includes no G&A or other costs or overheads. The Fee will be applied to both the Professional Construction Labor and the appropriate G&A. Fee is not applied to the Engineering Technology Charge (see Exhibit 5.1-4, “Sample Invoices”). The Fee is subject to periodic Scorecard Adjustments. The timing of the periodic adjustments shall be agreed by both parties, but at least every six (6) months. The amount of Professional Construction Labor Cost Fee will be adjusted by the Scorecard, variance from the "Target Construction Cost" and Change Orders. The Fee for the Professional Construction Labor Cost will be fixed and will be subject to a payment schedule based on construction progress as compared to the construction schedule (see Exhibit 5.1-1 (A), ”Fee Adjustment”).

2.	“Target Construction Cost” Fee
The Contractor’s [******] is the Fee, and Fee is a percentage of "Target Construction Costs" as stated herein (see “Pricing Rates and Summary Sheets”, below). Although shown as a percentage of "Target Construction Costs", the Fee will be fixed as a dollar value for a Subproject at the time the "Target Construction Cost" for that Subproject is established. The “Target Construction Cost” excludes Professional Engineering and Graphics labor and other Professional labor (and the associated Engineering Technology Charge and G&A), travel and living expenses, and Engineering Subcontracts. The amount of Fee will be adjusted by the Scorecard, variance from the "Target Construction Cost" and Change Orders. Payment of the Fees associated with the construction will be based on construction progress as compared to the construction schedule (see Exhibit 5.1-1 (A), “Fee Adjustment”).

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1

GENERAL AND ADMINISTRATIVE COSTS

3.	G&A
G&A consists of overhead costs of the Contractor (see Exhibit 5.1-6,”Constituents of G&A (Overhead) Costs”). These costs do not include any direct-billed personnel or overheads directly associated with direct-billed personnel that are included in the rates provided for those individuals. The Contractor’s G&A rate is a percentage of the Professional Labor costs. G&A is charged to all straight time hours and to overtime hours up to and including [*****%] of straight time hours on an annual basis. G&A is not applied to overtime hours exceeding [*****%] of the straight time hours on an annual basis. Two separate G&A rates exist (see “Pricing Summary Sheet”). The G&A rate for Engineering/Graphics Labor and Other Professional Labor is [*****%] of the Engineering/Graphics Labor and Other Professional Labor rate. The G&A rate for Professional Construction Labor is [*****%] of the Professional Construction Labor Rate. These percentages are fixed for the duration of the contract.

VARIOUS COMMERCIAL OPTIONS EXIST WITH THE CONTRACTOR FOR THE AQC SYSTEMS. These options are delineated herein.

Commercial Option #1: “FE Vendor” Arrangement

Fee rates are the following:

The Engineering/Graphics & Other Professional & Specialists Labor Cost Fee rate is [*****%];

The Professional Construction (Field Non Manual) Labor Fee rate is [*****%];

The Target Construction Cost Fee rate is [*****%].

Commercial Option #2: “Wrap” Arrangement (Applicable to Sammis 5, 6, & 7 or Sammis 6 and 7)

The Fee rates are the following:

The Engineering/Graphics & Other Professional & Specialists Labor Cost Fee rate is [*****%];

The Professional Construction (Field Non Manual) Labor Fee rate is [*****%];

The Target Construction Cost Fee rate is [*****%].

CONFIDENTIAL TREATMENT REQUEST.ED
EXECUTION COPY
EXHIBIT 5.1

PRICING RATES AND SUMMARY SHEETS

I. SUMMARY OF PRICING FOR ENGINEERING, PROFESSINAL SERVICES, MATERIALS, FABRICATED ITEMS, AND OTHER PRICING INFORMATION

A. Professional Costs (Excluding G&A and Fee)
Fee    Included
Applied?         in Target?
1. Engineering/Graphics Labor                                                    {*****]                [*****]       Rate Sheet (Exhibit 5.1-10),
2. Other Professional Labor                                                        {*****]                 [*****]      Rate Sheet (Exhibit 5.1-10),

3. Professional Construction Labor                                              {*****]                 [*****]      Rate Sheet (Exhibit 5.1-11),

4. Engineering Technology Charge                                                                                      ($Below)/ Professional MH
    a. Engineering/Graphics/Other Professional                             {*****]                  [*****]      As defined in Exhibit 5.1-7
    b. Professional Construction Labor                                          {*****]                  [*****]     $[*****]/ Home Office MH
[$*****]/Professional Construction MH
5. Engineering Subcontracts
      a. BAPC Ohio, and Nexant                                                   {*****]                  [*****]      Rate Sheet (Exhibit 5.1-10),
b. All other Engineering Subcontracts                                    {*****]                  [*****]     At Direct Cost
6. Travel & Living Expenses                                                        {*****]                  [*****]     At Direct Cost, as per Exhibit 5.1-5

B. Materials, Equipment and Fabricated Items
                                                                                             Fee                  Included
                                                                                         Applied?1           in Target?2
1. Purchased Equipment and Materials                                       {*****]                 [*****]       At Direct Cost
2. Fabrication (Non-AE-Constructor Shop)                                   {*****]                 [*****]       At Direct Cost
3. Fabrication (at AE-Constructor Shop)                                      {*****]                 [*****]      Shop Rates, where appropriate
4. Freight                                                                                  {*****]                 [*****]       At Direct Cost

C. Field Construction
                                                                                             Fee                   Included
                                                                                         Applied?1           in Target?2

1. Craft Labor, Consumables,                                                     {*****]                 [*****]        Exhibit 5.1-12, 5.1-8, 5.1-9,
    Major Eq. & Tools and Temporary Facilities
2. Subcontractors                                                                      {*****]                 [*****]       At Direct Cost

II. FEE AND G&A

A. Fee
      1a. Engineering/Graphics Labor & Other Professional Cost Fee                       [*****%] of Home Office Professional
                  Billing Rate  (Items IA 1, & 2, &
                  IA 5(a) above, and G&A, IIB 1, below)
      1b. Professional Construction Labor Cost Fee                                                 [*****%] of Professional Construction
                  Billing Rate (Item IA 3 above, and
                  G&A, IIB 2, below)
2. Target Construction Cost Fee - “FE Vendor Arrangement”                             [*****%] of Construction Cost
   (Items IB 1 & 2 & IC 1 & 2 above)
3. Target Construction Cost Fee - “Wrap Arrangement”                                     [*****%] of Construction Cost
   (Items IB 1 & 2 & IC 1 & 2 above)

_____________________
1 This indicates which items will have [*****] assocated with them.
2 This indicates wehich items will be included in the "Target Construction Cost" and are therefore subject to adjustment based on actual cost verses the "Target Construction Cost".

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1

PRICING RATES AND SUMMARY SHEETS

B. G & A
1.  G&A (Engineering/Graphics and Other Professional Labor)         [*****] % of Labor Eng./Graphics &
                                                                                                           Other Prof. Labor Rates
2. G&A (Professional Construction Labor)                                      [*****] % of Professional Construction
                                                                                                            Construction Labor Rates

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-1(A)

FEE ADJUSTMENT (On a Subproject basis)
Target Construction Cost Estimate	Target Construction Cost	Fixed Fee

Target Construction Cost excluding Prof. Const. Labor, Freight & Fabrication (at Contractor Shop)	(A) = Estimated Construction Cost excluding Prof. Const. Labor, Freight & Fabrication (at Contractor Shop)	(F) = A x [*****#] (for the FE Vendor Approach) or; (F) = A x [*****#] (for the Wrap Approach)
Fabrication (at Contractor Shop)	(B) = Estimated Subproject Cost for Fabrication (at Contractor Shop)	(G) = $0
Freight	(C) = Estimated Subproject Cost for Freight	(H) = $0
Professional Construction Labor Target (includes G&A)	(D) = Estimated Subproject Cost for Professional Construction Labor Target (includes G&A)	(I) = D x [*****#]
Total Target Construction Cost/Fee	(E) = A + B + C + D	(J) = F + G + H + I

Project Month ($000)
Cost Category	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	Subproject Total

I. Engineering, Professional Services, Materials, Fabricated Items, and Other

A. Professional Costs (Excluding G & A and Fee)

1. Engineering/Graphics Labor	(K) = Actual Engineering/Graphics Labor Cost for the Month	K	K	K	K	K	K	K	K	K	K	K	K	K	K	K	K	K	Sum of all Monthly K for the Subproject
2. Other Professional Labor	(L) = Actual Other Professional Labor Cost for the Month	L	L	L	L	L	L	L	L	L	L	L	L	L	L	L	L	L	Sum of all Monthly L for the Subproject
3. Professional Construction Labor	(M) = Actual Professional Construction Labor Cost for the Month	M	M	M	M	M	M	M	M	M	M	M	M	M	M	M	M	M	Sum of all Monthly M for the Subproject
4. Engineering Technology Charge (Home Office)	(N) = (Actual Engineering/Graphics Labor Hours + Other Professional Labor Hours for the Month) x 12.40	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Sum of all Monthly N for the Subproject
4a. Engineering Technology Charge (Prof. Const.)	(O) = Actual Professional Construction Labor Hours for the Month x 10.90	O	O	O	O	O	O	O	O	O	O	O	O	O	O	O	O	O	Sum of all Monthly O for the Subproject
5. Engineering Subcontracts	(P) = Actual Engineering Subcontracts Cost for the Month	P	P	P	P	P	P	P	P	P	P	P	P	P	P	P	P	P	Sum of all Monthly P for the Subproject
6. Travel & Living Expenses	(Q) = Actual Travel & Living Expenses Cost for the Month	Q	Q	Q	Q	Q	Q	Q	Q	Q	Q	Q	Q	Q	Q	Q	Q	Q	Sum of all Monthly Q for the Subproject

B. Materials, Equipment and Fabricated Items

1. Purchased Equipment and Materials	(R) = Actual Purchased Equipment and Materials Cost for the Month	R	R	R	R	R	R	R	R	R	R	R	R	R	R	R	R	R	Sum of all Monthly R for the Subproject
2. Fabrication (Non-AE/Constructor Shop)	(S) = Actual Fabrication (Non-AE/Constructor Shop) Cost for the Month	S	S	S	S	S	S	S	S	S	S	S	S	S	S	S	S	S	Sum of all Monthly S for the Subproject
3. Fabrication (at AE/Constructor Shop)	(T) = ActualFabrication (at AE/Constructor Shop) Cost for the Month	T	T	T	T	T	T	T	T	T	T	T	T	T	T	T	T	T	Sum of all Monthly T for the Subproject
4. Freight	(U) = Actual Freight Cost for the Month	U	U	U	U	U	U	U	U	U	U	U	U	U	U	U	U	U	Sum of all Monthly U for the Subproject

C. Field Construction

1. Craft Labor, Consumables, Major Equ. & Tools and Temporary Facilities	(V) = Actual Craft Labor, Consumables, Major Equ. & Tools and Temporary Facilities Cost for the Month	U	U	U	U	U	U	U	U	U	U	U	U	U	U	U	U	U	Sum of all Monthly V for the Subproject
2. Subcontractors	(W) = Actual Subcontractors Cost for the Month	W	W	W	W	W	W	W	W	W	W	W	W	W	W	W	W	W	Sum of all Monthly W for the Subproject

Project Status
Construction Progress (Cumulative Percent Complete)	(X) = Percent Project Complete shown in Bechtel 's Monthly Progress Report	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Actual Construction Cost	(Y) = M + O + R + S + T + U + V + W + DD	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Sum of all Monthly Y for the Subproject

II. Fee and G&A

A. Fee

1. Unadjusted Professional Cost Fee	(Z) = [*****#] x (K + L + CC)	Z	Z	Z	Z	Z	Z	Z	Z	Z	Z	Z	Z	Z	Z	Z	Z	Z	Sum of all Monthly Z for the Subproject
1a. Unadjusted Professional Construction Labor Fee	(AA) = I x X	AA	AA	AA	AA	AA	AA	AA	AA	AA	AA	AA	AA	AA	AA	AA	AA	AA	Sum of all Monthly AA for the Subproject
2. Unadjusted Target Construction Cost Fee	(BB) = F x X	BB	BB	BB	BB	BB	BB	BB	BB	BB	BB	BB	BB	BB	BB	BB	BB	BB	Sum of all Monthly BB for the Subproject

B. G & A

1. G & A (Engineering/Graphics and Other Professional Labor)	(CC) = [*****#] x (K + L)	CC	CC	CC	CC	CC	CC	CC	CC	CC	CC	CC	CC	CC	CC	CC	CC	CC	Sum of all Monthly CC for the Subproject
2. G & A (Professional Construction Labor)	(DD) = [*****#] x M	DD	DD	DD	DD	DD	DD	DD	DD	DD	DD	DD	DD	DD	DD	DD	DD	DD	Sum of all Monthly DD for the Subproject

C. Incentive

Engineering/Graphics Labor and Other Professional Labor Fee Scorecard	(EE) = Engineering & Planning Scorecard Results (Completed periodically and applied to the months since the last Scorecard results)	EE	EE	EE	EE	EE	EE	EE	EE	EE	EE	EE	EE	EE	EE	EE	EE	EE
Professional Construction Labor Fee Scorecard	(FF) = Professional Construction Labor Scorecard Results (Completed periodically and applied to the months since the last Scorecard results)	FF	FF	FF	FF	FF	FF	FF	FF	FF	FF	FF	FF	FF	FF	FF	FF	FF

1. Professional Cost Fee Adjustment	(GG) = (EE-1) x Z for each month to which the scorecard applies	GG	GG	GG	GG	GG	GG	GG	GG	GG	GG	GG	GG	GG	GG	GG	GG	GG	Sum of all Monthly GG for the Subproject
1a. Adjusted Professional Cost Fee (Paid Fee)	(HH) = Z + GG	HH	HH	HH	HH	HH	HH	HH	HH	HH	HH	HH	HH	HH	HH	HH	HH	HH	Sum of all Monthly HH for the Subproject
2. Professional Construction Labor Fee Adjustment	(II) = (FF-1) x AA for each month to which the scorecard applies	II	II	II	II	II	II	II	II	II	II	II	II	II	II	II	II	II	Sum of all Monthly II for the Subproject
2a. Adjusted Professional Construction Labor Fee (Paid Fee)	(JJ) = AA + II	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	JJ	Sum of all Monthly JJ for the Subproject

Actual Construction Cost %under(-)/%over(+) Target Construction Cost	(KK) = (Sum of all monthly Y for the Subproject - E) / E
Construction Cost Fee Adjustment	(LL) = Adjustment from Applicable Column on Exhibit 5.1 (D), FEE TABLE based on KK
Adjusted Construction Cost Fee	(MM) = Sum of all monthly BB for the Subproject + LL

Earned Fee
Professional Cost Fee	(NN) = Sum of all monthly HH for the Subproject
Professional Construction Labor Fee	(OO) = Sum of all monthly JJ for the Subproject
Target Construction Cost Fee	(PP) = MM
Total Earned Fee	(QQ) = NN + OO + PP

NOTE: See Exhibit 5.1 - (B) for a detailed example of Payment Methodology based on this Exhibit 5.1 - 1 (A)

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-1(B)

PAYMENT METHODOLOGY EXAMPLE (On a Subproject basis)

Target Construction Cost Estimate	TCC	Fixed Fee

Target Construction Cost (excluding Prof. Const. Labor)	[$*****]	[$*****]
Fabrication (at AE/Constructor Shop)	[$*****]	[$*****]
Freight	[$*****]	[$*****]
Professional Construction Labor Target (includes G&A)	[$*****]	[$*****]
Total Target Construction Cost/Fee	[$*****]	[$*****]

Project Month ($000)
Cost Category	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	Subproject Total

I. Engineering, Professional Services, Materials, Fabricated Items, and Other

A. Professional Costs (Excluding G & A and Fee)

1. Engineering/Graphics Labor	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
2. Other Professional Labor	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
3. Professional Construction Labor	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
4. Engineering Technology Charge (Home Office)	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
4a. Engineering Technology Charge (Prof. Const.)	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
5. Engineering Subcontracts	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
6. Travel & Living Expenses	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]

B. Materials, Equipment and Fabricated Items

1. Purchased Equipment and Materials	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
2. Fabrication (Non-AE/Constructor Shop)	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
3. Fabrication (at AE/Constructor Shop)	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
4. Freight	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]

C. Field Construction

1. Craft Labor, Consumables, Major Equ. & Tools and Temporary Facilities	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
2. Subcontractors	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]

Project Status
Construction Progress (Cumulative Percent Complete)	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]
Actual Construction Cost	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]

II. Fee and G&A

A. Fee

1. Unadjusted Professional Cost Fee	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
1a. Unadjusted Professional Construction Labor Fee	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
2. Unadjusted Target Construction Cost Fee	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]

B. G & A

1. G & A (Engineering/Graphics and Other Professional Labor)	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
2. G & A (Professional Construction Labor)	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]

C. Incentive

Engineering/Graphics Labor and Other Professional Labor Fee Scorecard	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]
Professional Construction Labor Fee Scorecard	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]	[*****%]

1. Professional Cost Fee Adjustment	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
1a. Adjusted Professional Cost Fee (Paid Fee)	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
2. Professional Construction Labor Fee Adjustment	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]
2a. Adjusted Professional Construction Labor Fee (Paid Fee)	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]	[$*****]

Actual Construction Cost %under(-)/%over(+) Target Construction Cost	[*****%]
Construction Cost Fee Adjustment	[$*****]
Adjusted Construction Cost Fee	[$*****]

Earned Fee
Professional Cost Fee	[$*****]
Professional Construction Labor Fee	[$*****]
Target Construction Cost Fee	[$*****]
Total Earned Fee	[$*****]

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-2

SAMPLE SCORECARDS

Scorecard - Assessed on a Subproject by Subproject Basis

Engineering & Planning - PHASE 1
POSSIBLE FEE:	$******[1]

Value
******%	Schedule				All Relationship Curves TBD
$******	******%	Major Milestones and Key Activities (Phase 1) [2]	******% Fee Criteria	Actual	Fee Earned %	Fee Earned $
Subproject 1 and Common
		Unit 1 - 4 Conceptual Design Drawings Issued for FE Review	15-Jul-05 [3]	2 days late
		Issue Units 1 - 4 Performance Specifcation for Quote	15-Jul-05	3 days early
		Unit 1 - 4 Technical Bid Evaluation Issued	15-Jul-05	on time
		Unit 5 Conceptual Design Drawings Issued for FE Review	15-Jul-05	on time
		Issue Unit 5 Performance Specification for Quote	15-Jul-05	2 days early
		Unit 5 Technical Bid Evaluation Issued	15-Jul-05	6 days late

			Target is on time	3 days late	******% [4]	$******[5]

1	For illustrative purposes only, we will use a potential fee for the reporting period of $******, to show how the actual fee is calculated.
2	These are representative milestones, as an example of Phase 1 deliverables. Actual critical milestones to be selected based on Engineering Phase 1 schedule.
3	Actual dates established based upon Engineering Phase 1 schedule
4	Fee earned to be calculated on a subproject basis, based on the cumultive performance of milestones within the subproject
5	$******x ******% x ******% = $******

Graph  (redacted plot lines)
- Schedule Fee Earned
- Percent Fee Earned
Calendar Days Late/Early

******%	Schedule Performance Index (SPI) [1]	******% Fee Criteria	Actual	Fee Earned %	Fee Earned $
	Subproject 1 and Common	Target is ******	.******	******%

	Overall	Target is ******	.******	******% [2]	$******

				Total Schedule:	$******[3]

1
SPI is calculated using the following formula: "Hours Scheduled to be Earned" divided by "Budget Hours Earned". A result less than 1 reflects performance ahead of schedule. That is, you have earned more schedule hours than planned at the data date.

2	Fee assessed at subproject level for SPI. Another alternative would be to assess fee on a total project SPI.
3	$******+ $******= $****** which would be the total fee for schedule performance

Graph (redacted plot lines)
- SPI Fee Earned
- Fee Earned
- SPI

******%	Project Administration		******% Fee Criteria	Actual	Fee Earned %	Fee Earned $
$******	******%	Communications Responsiveness	******	******
	******%	Project Status Reporting	******	******
	******%	Problem Resolution	******	******
	******%	Proper Communication with Plant Personnel	******	******
		Overall	Target is ******	****** [1]
Information provided by FirstEnergy via customer survey
Responsiveness (Customer Survey)
Based on a scale of:
1: Unsatisfactory (does not meet requirements)
2: Minimal (meets some of the requirements)
3: Adequate (meets most of the requirements)
4: Satisfactory (meets the requirements)
5: Outstanding (exceeds requirements)

1	Scale is based on the scoring suggested to the left of this comment. Actual questions to be established during team building, based on sample to be provided by FirstEnergy.

Graph - (redacted plot lines)
- Responsiveness Fee Earned
- Percent Fee
- Responsiveness Rating

******%	OEM Oversight
$******	(Details to be finalized during the Development Phase)	100% Fee Criteria	Actual	Fee Earned %	Fee Earned $

Note: Scorecards to be finalized during the Development Phase of the Project.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-2

SAMPLE SCORECARDS

Scorecard - Assessed on a Subproject by Subproject Basis

		Phase 1 Quality Program Established	*****% Fee Criteria	Actual	Fee Earned %	Fee Earned $
		Phase 1 Project Execution Plan Issued	15-Jul-05	1 days late
_________	_________	Project Quality Plan Issued	15-Jul-05	3 days early
		Project Procedures Manual Issued	15-Jul-05	on time
******%	Quality	Project Engineering Prccedures Manual Issued [1]	15-Jul-05	on time
$******		Site Interface Procedures Manual Issued	15-Jul-05	2 days early
		Communication Plan Issued	15-Jul-05	6 days late
		Lessons Learned Plan Issued	15-Jul-05	on time
		Project Automation Plan	16-Jul-05	on time
			Target is on time	2 days late	******% [2]	$******

1
For phase 1, the quality portion of the fee to be established based on the succesful setup of the project's quality program. This involves creating all of the necessary procedures and plans that integrate with FirstEnergy and Sammis plant requirements and protocols, including establishment of the management information system plan.

2	Fee earned to be calculated based on same basis as schedule milestones above.

Graph - (redacted plot lines)
- Quality Program Deliverables Fee Earned
- Percent Fee
- Calendar

Phase 2 Quality Items	****% Fee Criteria [1]	Actual	Fee Earned %	Fee Earned $
Major Technical Specifications		******%
Single Line Diagrams		******%
Piping & Instrumentation Diagrams		******%
Piping Isometric Drawings		******%
Electrical Raceway Drawings		******%
Foundation Drawings		******%
Duct Support Steel Drawings		******%
Overall	******% for Revs	******% [2]		$******[3]
Information provided by A - E Constructor

1	An example of what could be used during the detailed engineering design phase. Final list of deliverables TBD.
2
Yield calculation is: (number of rev 1 or higher issued - number issued due to Engineering Error) / (number of rev 1 or higher issued). This can be calculated on a drawing type basis (e.g. the yield for single line drawings), or overall for drawings within the fee criterial. It is proposed it be calculated for fee purposes on an overall basis.

3	$******x ******% x ******% = $******

Graph - (redacted plot lines)
- Quality Fee Earned
- % Fee Earned
- Percent of Revised Drawings Engineering Error Free

The following reason codes would be used to categorize reasons for drawing revisions of Revision 1 and higher. Only the first would impact the yield calculation ("Significant Design Error or Deficiency")
> Significant Design Error or Deficiency (impacts design adequacy or contruction effort)
> Design Development/Planned Revision
> Construction Request / Contruction Preference
> Supplier Fabrication Error
> Supplier Request
> Client Request
> Approved Scope Change
> Other (Explain)

******%	Innovation	Phase 1 Innovation Items (Development Phase) [1]	100% Fee Criteria	Actual	Fee Earned %	Fee Earned $

$******		Score Based on Survey Results

1	For Phase 1, it was agreed to include Innovation as one of the subjective assessment questions within the customer survey in lieu of specific items.

Note: Scorecards to be finalized during the Development Phase of the Project.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-2

SAMPLE SCORECARDS

Scorecard - Assessed on a Subproject by Subproject Basis

	Phase 2 Innovation Items (Post NTP) 1 2	100% Fee Criteria	Actual	Fee Earned %	Fee Earned $
******%	Schedule
Reducd Enginering Critical Path Activity durations

******%	Modularization
Optimize Shipping Configurations

******%	Constructability
Underground Interference Targets (of zero)

******%	Six Sigma
Improvement in Supplier Drawing Review Rate
Reduction in Engineering JobHours
Optimize Material Handling Interfaces with multiple users
Reduction in SubProject Cost from Estimate

Overall

1	To be established during Phase 1 based on stretch targets that impact TCC and schedule. Typical examples are provided.
2
The specific categories are less important than the actual fee item. For instance, Sigma can be used to help improve schedule, modularizatio, or constructability, as well as individual or overall cost components. Specific items should be established based on stretch targets set during development of TCC and schedule.

Graph (redacted plot lines)
- Innovation Fee Earned
- Percent of Fee Earned
- Percent of Target Dollars Saved

Interpolate Between Values Where Appropriate

Note: Scorecards to be finalized during the Development Phase of the Project.

CONFIDENTIAL TREATMENT REQUESTED EXECUTION COPY EXHIBIT 5.1 -2

SAMPLE SCORECARDS

Scorecard - Assessed on a Subproject by Subproject Basis

The comments below were made to address the need for better schedule definitions. Also the value of each schedule item should be weighted differently as it relate to the severity of it impact to subproject completion.
There should be a process to adjust the schedule as the work progresses. These adjustment would have to be jointly agreed to before the start of the activity.

Professional Construction Labor
POSSIBLE FEE:	$******[1]

Value						Activities on Schedule
******%	Schedule	Major Milestones and Key Activities [2]	100% Fee Criteria	Actual	Fee Earned %	Fee Earned $
$******	******%	Subproject 1 and Common
		Place Srubber Foundation	15-Jul-05 [3]	2 days late
		Start Structural Steel Erection	15-Jul-05	3 days early
		Complete Vessel Erection	15-Jul-05	on time
		Start Raceway Installation	15-Jul-05	on time
		Complete Gas Path	15-Jul-05	2 days early
		Complete Fan Modifications	15-Jul-05	6 days late
		Complete Underground Ductbanks	15-Jul-05	on time
		Set Up Off Site Fabruication Yard	15-Jul-05	4 days late
		Start Vessel Ring Installation	15-Jul-05	2 days late
		Install DCS	15-Jul-05	3 days early
		Complete Stack	15-Jul-05	on time
		Energize 5 KV System	15-Jul-05	on time
		Complete Fan Mechanical Installation	15-Jul-05	1 day early
			Target is on time	5 days late	******%	$******[4]

1	For illustrative purposes only, we will use a potential fee for the reporting period of $******, to show how the actual fee is calculated.
2	These are representative milestones, as an example of Phase 1 deliverables. Actual critical milestones to be selected based on Engineering Phase 1 schedule.
3	Actual dates established based upon Engineering Phase 1 schedule
4	$******x ******% x ******% = $******

Graph - (redacted plot lines)
- Schedule Fee Earned
- Percent Fee Earned
- Calendar Days Late/Early

$******	******%	System Turnover Performance	100% Fee Criteria [1]	Actual	Fee Earned %	Fee Earned $ [2]
		Subproject 1	100% Fee equals Zero days variance. 150% Fee equals 20 days earlier variance. 50% Fee equals 20 days later variance.	5 Days Ahead	******%	$******
Total

1	Fee is based on turning over subproject systems on time based on a cumulative count of days ahead or behind the scheduled turn over date.
2	$******x ******% x ******% = $******

Graph (redacted plot lines)
- Construction System Turnover Performance
- Percent of Fee Earned
- System Turnover Work Days

$******	******%	Outage Performance	100% Fee Criteria [1]	Actual	Fee Earned %	Fee Earned $ [2]
		Subproject 1	Fee equals Zero days variance. 150% Fee equals 10 days earlier variance. 50% Fee equals 10 days later variance.	5 Days Ahead	******%	$******

1	Fee is based on outage durations in subprojects based on a cumulative count of days ahead or behind the scheduled outage duration.
2	$******x ******% x ******% = $******

Graph (redacted plot lines)
- Outage Fee Earned
- Outage Fee
- Outage Days

Note: Scorecards to be finalized during the Development Phase of the Project.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-2

SAMPLE SCORECARDS

Scorecard - Assessed on a Subproject by Subproject Basis

******%	Safety	Any Fatality during any period will result in zero ($******) FEE payment for Safety for that Subproject.

			(******% of FEE)	(******% of FEE)	(******% of FEE)
$******	******%	OSHA Recordable Incident Rate	******	******	******	Actual Recordable

Calculated using OSHA formula. This is on an annual basis for the duration of the project. Any lost Fee for an evaluation period can be recovered if the rate is reduced below the fee threshold during a later evaluation period. Fee is calculated on a sliding linear scale.

$******	******%	Lost Work Day Case Rate	******	******	******	Actual LWD

Calculated using OSHA formula. This is on an annual basis for the duration of the project. Any lost Fee for an evaluation period can be recovered if the rate is reduced below the fee threshold during a later evaluation period. Fee is calculated on a sliding linear scale.

$******	******%	Up Stream Process Control	******	******	******	Actual Score

Calculated using the percentage score of implementation of the attributes of the ES&H Core Processes from the Core Process CP-111 - Site Assessment Scorecard for the period. A site assessment will be performed on an annual basis or as agreed to by First Energy and Bechtel.

******%	OEM Oversight
$******	(Details to be finalized during the Development Phase)	100% Fee Criteria	Actual	Fee Earned %	Fee Earned $

Note: Scorecards to be finalized during the Development Phase of the Project.

CONFIDENTIAL TREATMENT REQUIRED
EXECUTION COPY
EXHIBIT 5.1-2

SAMPLE SCORECARDS

Scorecard - Assessed on a Subproject by Subproject Basis

******%	Quality

$******	******%
	_________		(******% of FEE)	(******% of FEE)	(******% of FEE)	Actual Rate	Fee Earned
	******%	Concrete Cylinders Passing 28 Day Compression Test Passing Cylinders versus total 28 Day Cylinders	******% Passing	******% Passing	******% Passing
	******%	Structural Steel Bolt Torque - Percentage of Bolts Torqued Correctly Number of structural steel bolts required to be re-torqued versus total installed	******%	******%	******%
	******%	Anchor Bolt Locations - Number of Bolts on Location based on as-built surveys Number of bolts reworked versus total bolts installed	******%	******%	******%
_________	******%	TBD	TBD	TBD	TBD
	******%	Correct Electrical Terminations Number Terminations Re-Terminated during Loop Check versus Total Electrical Terminations Installed	******%	******%	******%

Information provided by A - E Constructor

	(******% of FEE)	(******% of FEE)	(******% of FEE)	Actual Rate	Fee Earned
_________	> ******%	>****% and <****%	<******%
******%
Percent of Rework based on the number of hours charged to rework cost codes to correct a completed installation. The measurement is the manual rework hours charged versus total manual hours charged to the project. This is a cumulative number for the duration of the Subproject. Any lost fee for an evaluation period can be recovered if the number is reduced below the fee threshold during a later evaluation period.

Interpolate between values where appropriate.

******%	Project Administration		100% Fee Criteria	Actual	Fee Earned %	Fee Earned $
$******	******%	Responsiveness / Communications	******	******
	******%	Project Reporting	******	******
	******%	Subcontract Coordination; Need to discuss Plant Commun.	******	******
	******%	Work Sampling	******	******
	******%	Problem Resolution	******	******
		Overall	Target is ******	****** [1]		$******
Information provided by FirstEnergy via customer survey
Project Administration (Customer Survey)
Based on a scale of:
1: Unsatisfactory (does not meet requirements)
2: Minimal (meets some of the requirements)
3: Adequate (meets most of the requirements)
4:Satisfactory (meets requirements)
5: Outstanding (exceeds requirements)
Information provided by A - E Constructor

1	Scale is based on the scoring suggested to the left of this comment. Actual questions to be established during team building, based on sample to be provided by FirstEnergy.

Graph - (redacted plot lines)
- Responsiveness Fee Earned
- Percent Fee
- Responsiveness Rating

******%	Cashflow	Projected semi-annually, based on Target Construction Cost	(******% of FEE)	(******% of FEE)	(******% of FEE)	Actual Rate	Fee Earned
$******		Price establishment, on subproject basis.

		Accuracy of Cashflow Projection, based on all Subproject Costs	+/- ******%	+/- ******%	+/- ******%
The above accuracy calculations are with respect to the previous year's one year forecast of cash flow.

Note: Scorecards to be finalized during the Development Phase of the Project.

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-3

FEE TABLE

The Fee associated with the Target Construction Cost will be adjusted according to the table below:

     Actual Cost                 Wrap Arrangement Fee Adjustment         FE Vendor Arrangement Fee Adjustment
 (% of Target Construction Cost)          (% of Target Construction Cost)             (% of Target Construction Cost)
             [*****%]                [*****%]                      [*****%]
             [*****%]                [*****%]                                                    [*****%]
                                        [*****%]                                                          [*****%]                                                                      [*****%]
                                        [*****%]                                                          [*****%]                                                                      [*****%]
                                        [*****%]                                                          [*****%]                                                                      [*****%]
                                        [*****%]                                                          [*****%]                     [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
Dead Band                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]
                                        [*****%]                                                          [*****%]                                                                       [*****%]

The maximum [*****] adjustment is equal to the original Target Construction Cost Fee.
Values on the table shall be interpolated for actual costs between those shown on the table.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-4

SAMPLE INVOICES

FIRSTENERGY SAMPLE INVOICES SCHEDULES

PAGE #	Explanation of Schedules:

0	Made up a "Statement of Cost 0" for example purposes, so there would be a (over)/under to reflect on AFR604xxxA.

1
Invoices ending with the letter "A" are reconciled to the prior month. Any over/under is adjusted on this invoice PLUS any bills received in the current month. This invoice requests *******% of the forecast funds for the following month . "A" invoices request funds by the ******th of the same month. In this "sample" invoice 25XXX-AFR604xxxA is a cumulative invoice for the first 9 invoices. The (Over)/Under recovery is from STMT of Cost 0, added this issue, for example purposes. FEE has been separated for forecast.

2	Invoices ending with the letter "B" are the balance of the forecast ******% of future cost. "B" invoices request funds by the ******th of the following month. FEE has been separated for forecast.

3A
This is a Statement of Cost & is not a request for funds. This invoice trues up actual cost with funds received on Invoices "A" and "B" of $******, reflecting the under-recovery of $****** on the A invoice. This is an invoice summarization of pages 3B, 3C, 3D, 3E, 3F & 3G.

3B	Summary of Direct & Indirect Expenses by category, and ties back to 3A.
3C	Summary (Sample) of Professional Labor Abstract, support to 3B
3D	Summary (Sample) of Professional Construction Labor Abstract, support to 3B
3E	Summary (Sample) of Specialist Labor Abstract, support to 3B
3F	Summary (Sample) of Craft Labor Abstract, support to 3B
3G	Summary (Sample) of Other Direct Cost Abstract, support to 3B

4
Invoices ending with the letter "A" are reconciled to the prior month. Any over/under is adjusted on this invoice. This invoice requests ******% of the forecast funds for the following month . "A" invoices request funds by the ******th of the same month. In this "sample" invoice 25XXX-AFR605xxxA is a cumulative invoice for the first 10 invoices. The (Over)/Under recovery of $******is on the A invoice.

5
Invoices ending with the letter "B" are the balance of the forecast ******% of future cost. "B" invoices request funds by the ******th of the following month. This requests the remaining balance of forecast cost for month 11 of $******.

Example shown on all sheets is for "FE Vendor Arrangement"

CONFIDENTIAL TREATMENT REQUESTED EXECUTION COPY EXHIBIT 5.1 -4

BECHTEL POWER CORPORATION
5275 WESTVIEW DRIVE
FREDERICK, MD 21703

NEW THIS ISSUE TO REFLECT "PREVIOUS MONTH" STMT OF COST (OVER)/UNDER RECOVERY

TO:	FIRSTENERGY GENERATION CORP.
ATTN: RAYMOND REINHART
76 SOUTH MAIN STREET
AKRON, OH 44308

INVOICE NUMBER	DATE	JOB NUMBER	CONTRACT	ACCOUNT
25XXX-XXXxxx	4/10/2006	25XXX	X

STATEMENT OF COST through MARCH 2006 for the Sammis Project.

COST DESCRIPTION
UNIT RATE LABOR, Engineering/Graphics Labor & other Professional Labor	$	******
UNIT RATE LABOR, Professional Construction Labor		******
UNIT RATE LABOR, Specialist		******
CRAFT LABOR		******
MATERIALS & OTHER COST		******

SUB-TOTAL STATEMENT OF COST THROUGH MARCH 2006:	$	******
FEE:		******
TOTAL STATEMENT OF COST & FEE:	$	******
FUNDING PREVIOUSLY RECEIVED, INVOICE AFR603XXXA&B:		******

(OVER)/UNDER RECOVERY:	$	******

THIS IS A STATEMENT OF COST. DO NOT PAY.

PAGE 0

CONFIDENTIAL TREATMENT REQUESTED EXECUTION COPY EXHIBIT 5.1-4

BECHTEL POWER CORPORATION
5275 WESTVIEW DRIVE
FREDERICK, MD 21703

TO:	FIRSTENERGY GENERATION CORP.	Please wire transfer to:
	ATTN: RAYMOND REINHART	The Bank of New York
	76 SOUTH MAIN STREET	New York, NY
	AKRON, OH 44308	Account # ******
ABA # ******
Credit: BECHTEL POWER CORPORATION
Job Number: ******
		INVOICE #	25XXX-AFR604xxxA

INVOICE NUMBER	DATE	JOB NUMBER	CONTRACT	ACCOUNT
25XXX-AFR604xxxA	4/10/2006	25XXX	X	******

Funds request for the Sammis Project.
Payment due by APRIL 25, 2006.

Current Month
FORECAST FOR ******% of MONTH #10 EXPENSES:	$	******
FEE FORECAST ON HOME OFFICE:		******

TOTAL AMOUNT DUE	$	******

(OVER)/UNDER RECOVERY FROM MARCH STMT OF COST:		******

TOTAL AMOUNT DUE	$	******

Inception to Date
BALANCE FORWARD INVOICES (MONTH 1 - 9)	$	XXX
BILLED THIS INVOICE		******

CUMULATIVE INVOICED TO DATE:	$	XXX

(***)	Value is prior month's one through 9 activity, billed and reconciled on prior month's statement of cost.

CONFIDENTIAL TREATMENT REQUESTED EXECUTION COPY EXHIBIT 5.1-4

BECHTEL POWER CORPORATION
5275 WESTVIEW DRIVE
FREDERICK, MD 21703

TO:	FIRSTENERGY GENERATION CORP.	Please wire transfer to:
	ATTN: RAYMOND REINHART	The Bank of New York
	76 SOUTH MAIN STREET	New York, NY
	AKRON, OH 44308	Account # ******
ABA # ******
Credit: BECHTEL POWER CORPORATION
Job Number: ******
		INVOICE #	25XXX-AFR604xxxB

INVOICE NUMBER	DATE	JOB NUMBER	CONTRACT	ACCOUNT
25XXX-AFR604xxxB	4/10/2006	25XXX	X	******

Funds request for the Sammis Project.
Payment due by MAY 25, 2006.

FORECAST FOR ******% of MONTH #10 EXPENSES:	$	******
FEE FORECAST ON HOME OFFICE:		******

TOTAL AMOUNT DUE	$	******

Inception to Date
BALANCE FORWARD INVOICES (MONTH 1 - 9)	$	XXX
BILLED THIS INVOICE		******

CUMULATIVE INVOICED TO DATE:	$	XXX

CONFIDENTIAL TREATMENT REQUESTED EXECUTION COPY EXHIBIT 5.1-4

BECHTEL POWER CORPORATION
5275 WESTVIEW DRIVE
FREDERICK, MD 21703

TO:	FIRSTENERGY GENERATION CORP.
ATTN: RAYMOND REINHART
76 SOUTH MAIN STREET
AKRON, OH 44308

INVOICE NUMBER	DATE	JOB NUMBER	CONTRACT	ACCOUNT
25XXX-XXXxxx	5/10/2006	25XXX	X

STATEMENT OF COST through APRIL 2006 for the Sammis Project.

COST DESCRIPTION
UNIT RATE LABOR, Engineering/Graphics Labor & other Professional Labor	$	******
UNIT RATE LABOR, Specialist		******
UNIT RATE LABOR, Professional Construction Labor		******
CRAFT LABOR		******
MATERIALS & OTHER COST		******

SUB-TOTAL STATEMENT OF COST THROUGH APRIL 2006:	$	******
FEE:		******
TOTAL STATEMENT OF COST & FEE:	$	******
FUNDING PREVIOUSLY RECEIVED, INVOICE AFR604XXXA&B:		******

(OVER)/UNDER RECOVERY:	$	******

THIS IS A STATEMENT OF COST. DO NOT PAY.

PAGE 3A

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-4

SCHEDULE OF DIRECT & INDIRECT EXPENSES

OFFICE:	1A	SAMMIS PROJECT
COMPANY:	E8	BECHTEL POWER CORP
SECTION:	0B		INV NO:	25XXX-XXXXXX

April, 2006
DESCRIPTION	HOURS	AMOUNT		FEE		TOTAL

ENGINEERING, GRAPHICS, OTHER PROFESSIONAL AND SPECIALIST LABOR

UNIT RATE LABOR, Engineering/Graphics Labor & other Professional Labor	******	$	******			$	******
G&A @ ******% for Home office cost:			******				******
Fee on Engineering Labor and G&A @ ******%:					******		******
			******				******
		$	******	$	******	$	******

UNIT RATE LABOR, Specialist	******	$	******			$	******
G&A @ ******% for Home office cost			******				******
Fee on Specialist Labor and G&A @ ******%:					******		******
Engineering Technology Charge @ $******/ hr.			******				******
		$	******	$	******	$	******

SUB-TOTAL PROFESSIONAL COST LABOR AND FEE	******	$	******	$	******	$	******

			PERCENT COMPLETE		HOURS	AMOUNT		FEE
TARGET CONSTRUCTION COST

UNIT RATE LABOR, Professional Construction Labor					******	$	******
G&A @ ******% for Field NonManual cost:							******
Engineering Technology Charge @ $******/ hr.							******
						$	******

CRAFT LABOR					******	$	******

TRAVEL ORDINARY BUSINESS						$	******
SUBCONTRACTS							******
MATERIALS							******
FREIGHT							******
ENGINEERING SUBCONTRACT							******
EQUIPMENT RENTAL							******
MATERIALS & OTHER COST						$	******

SUB-TOTAL BECHTEL TARGET CONSTRUCTION COSTS					******	$	******

TARGET CONSTRUCTION COST	$	******

TCC FEE	$	******	******	%				$	******

TOTAL BECHTEL COSTS AND TAX ( WITH FEE):										$	******

TOTAL APRIL, 20056			$	******	$	******	$	******

TCC FEE TO DATE

FEE @ $ ******
Prior Invoices	******	%			$	******
Current Invoice (April 2006)	******	%			$	******
Cumulative	******	%			$	******

PAGE 3B

CONFIDENTIAL TREATMENT REQUESTED EXECUTION COPY EXHIBIT 5.1-4

FirstEnergy - Job 25xxx
Engineering, Graphics and Other Professiional Labor
P/E 04/24/06

Org Code	Employee Number	Name	SubJob	Cost Code	Activity	ST Hours	OT Hours	Grade	ST Rate		OT Rate		Dollars

CNC-XXXX	111111	Employee	XXX			160		21	$	******			$	******
CNC-XXXX	111112	Employee	XXX			160		21	$	******			$	******
CNC-XXXX	111113	Employee	XXX			160		22	$	******			$	******
CNC-XXXX	111114	Employee	XXX			160		22	$	******			$	******
CNC-XXXX	111115	Employee	XXX			160		23	$	******			$	******
CNC-XXXX	111116	Employee	XXX			160		23	$	******			$	******
CNC-XXXX	111117	Employee	XXX			160	20	24	$	******	$	******	$	******
CNC-XXXX	111118	Employee	XXX			160		24	$	******			$	******
CNC-XXXX	111119	Employee	XXX			160		24	$	******			$	******
CNC-XXXX	111120	Employee	XXX			160		24	$	******			$	******
CNC-XXXX	111121	Employee	XXX			160	20	25	$	******	$	******	$	******
CNC-XXXX	111122	Employee	XXX			160		25	$	******			$	******
CNC-XXXX	111123	Employee	XXX			160		25	$	******			$	******
CNC-XXXX	111124	Employee	XXX			160		25	$	******			$	******
CNC-XXXX	111125	Employee	XXX			160		25	$	******			$	******
CNC-XXXX	111126	Employee	XXX			160	40	26	$	******	$	******	$	******
CNC-XXXX	111127	Employee	XXX			160		26	$	******			$	******
CNC-XXXX	111128	Employee	XXX			160		26	$	******			$	******
CNC-XXXX	111129	Employee	XXX			160		26	$	******			$	******
CNC-XXXX	111130	Employee	XXX			160		27	$	******			$	******
CNC-XXXX	111131	Employee	XXX			160		27	$	******			$	******
CNC-XXXX	111132	Employee	XXX			160		27	$	******			$	******
CNC-XXXX	111133	Employee	XXX			160		28	$	******			$	******
CNC-XXXX	111134	Employee	XXX			160		28	$	******			$	******
CNC-XXXX	111135	Employee	XXX			160		28	$	******			$	******
CNC-XXXX	111136	Employee	XXX			160		29	$	******			$	******
CNC-XXXX	111137	Employee	XXX			160		29	$	******			$	******

SUBTOTAL LABOR	4,320	80	$	******

G&A @ ******% for Home Office Labor Cost				******

SUBTOTALS			$	******

Fee on Engineering @ ******% (Labor and G&A)				******
Engineering Technology Charge @ $******/Hour				******

TOTALS			$	******

PAGE 3C

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-4

FirstEnergy - Job 25xxx
Professional Construction Labor
P/E 04/25/06

Org Code	Employee Number							OT Rate	Dollars

CNC-XXXX	111138	Employee	XXX	160	Letter	$	******		$	******
CNC-XXXX	111139	Employee	XXX	160	21	$	******		$	******
CNC-XXXX	111140	Employee	XXX	160	22	$	******		$	******
CNC-XXXX	111141	Employee	XXX	160	22	$	******		$	******
CNC-XXXX	111142	Employee	XXX	160	23	$	******		$	******
CNC-XXXX	111143	Employee	XXX	160	23	$	******		$	******
CNC-XXXX	111144	Employee	XXX	160	24	$	******		$	******
CNC-XXXX	111145	Employee	XXX	160	24	$	******		$	******
CNC-XXXX	111146	Employee	XXX	160	25	$	******		$	******
CNC-XXXX	111147	Employee	XXX	160	25	$	******		$	******
CNC-XXXX	111148	Employee	XXX	160	25	$	******		$	******
CNC-XXXX	111149	Employee	XXX	160	26	$	******		$	******
CNC-XXXX	111150	Employee	XXX	160	26	$	******		$	******
CNC-XXXX	111151	Employee	XXX	160	26	$	******		$	******
CNC-XXXX	111152	Employee	XXX	160	27	$	******		$	******
CNC-XXXX	111153	Employee	XXX	160	27	$	******		$	******
CNC-XXXX	111154	Employee	XXX	160	28	$	******		$	******
CNC-XXXX	111155	Employee	XXX	160	28	$	******		$	******
CNC-XXXX	111156	Employee	XXX	160	29	$	******		$	******

		SUBTOTALS		3,040					$	******

		G&A @ ******% for Professional Construction Labor Cost								******

		SUBTOTALS							$	******
		Engineering Technology Charge @ $******/Hour								******

									$	******

PAGE 3D

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-4

Org Code	Employee Number	Name	SubJob	Cost Code	Activity	ST Hours	OT Hours	Grade	ST Rate		OT Rate	Dollars

CNC-XXXX	111157	Employee	XXX			160		27	$	******		$	******
CNC-XXXX	111158	Employee	XXX			160		28	$	******		$	******
CNC-XXXX	111159	Employee	XXX			160		29	$	******		$	******

		SUBTOTAL				480						$	******

		G&A @ ******% for Specialist Labor Cost											******

		SUBTOTALS										$	******

		Fee on Specialist @ ******% (Labor and G&A)											******
		Engineering Technology Charge @ $******/Hour											******

		TOTALS										$	******

PAGE 3E

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-4

CRAFT LABOR
BECHTEL POWER CORPORATION
CRAFT LABOR

Pay ID Key
ST = Straight Time
OT = Overtime
DT = Double Time
MM = Meal Allowance
JU = Jury Duty
Job	25XXX-XXX
Week Ending	4/24/2006
WBS Code	(All)

Craft Description	Pay ID	Shift	Hours	Bare Labor	Employer Fringes	Insurance & Taxes	Total Dollars
BOILERMAKERS			5,000.0	******	******	******	******
@ $******/hr	ST	1	5,000.0	******	******	******		******
	OT	1	-	-	-	-		-
	DT	1	-	-	-	-		-

PIPEFITTER			5,000.0	******	******	******		******
@ ******/hr	ST	1	5,000.0	******	******	******		******
	OT	1	-	-	-	-		-
	DT	1	-	-	-	-		-

ELECTRICIANS			5,000.0	******	******	******		******
@ ******/hr	ST	1	5,000.0	******	******	******		******
	OT	1	-	-	-	-		-
	DT	1	-	-	-	-		-

Total Craft			15,000.0	******	******	******	$	******

			Overhead (Rate is $******/hour, not a percentage)					******
			Small Tools @ $******/hour					******
			Consumables @ $******/hour					******
			SUBTOTAL				$	******

			TOTALS					******

PAGE 3F

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-4

DETAIL SCHEDULE OF CHARGES
OTHER DIRECT COSTS

OFFICE:	1A
COMPANY:	E8	JOB-SUB:	25XXX-XXX
REGION:	CN	INV NO:	XXXXX-XXXXXX
SECTION:	0B

SOURCE	MONTH	SOURCE	PERFORM			NAT
REFERENCE	CYCLE	DATE	OFC	CO	REG	CLS	DESCRIPTION	COST

049591852 008430568	0402	4/4/2005	1W	E8	8N	660	TRAVEL, EMPLOYEE 1	$	******
049591853 008430569	0402	4/8/2005	1W	E8	8N	830	CONSTRUCTION SUBCONTRACTOR		******
049591852 008430569	0402	4/6/2005	1W	E8	8N	310	CONSTRUCTION MATERIALS & SUPPLIES		******
049591853 008430570	0402	4/15/2005	1W	E8	8N	321	FREIGHT FORWARDING SERVICES		******
049591853 008430571	0402	4/26/2005	1W	E8	8N	870	ENGINEERING SUBCONTRACT		******
049591852 008430570	0402	4/28/2005	1W	E8	8N	422	AUTOMOTIVE & CONSTRUCTION EQUIPMENT		******
							Truck, Pickup, 1/2 ton 4x2 GAS @ $******
							Dump Truck, 13/15 CY Diesel @ $******
							Crane, Crawler, 100T Diesel @ $******
							Welder, 400 amp Diesel, TRL. MTD. Diesel @ $******
							Welder, 200 amp ELEC. 8 Station @ $******
							TOTAL MATERIAL	$	******

PAGE 3G

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-4

BECHTEL POWER CORPORATION
5275 WESTVIEW DRIVE
FREDERICK, MD 21703

TO:	FIRSTENERGY GENERATION CORP.	Please wire transfer to:
	ATTN: RAYMOND REINHART	The Bank of New York
	76 SOUTH MAIN STREET	New York, NY
	AKRON, OH 44308	Account # ******
ABA # ******
Credit: BECHTEL POWER CORPORATION
Job Number: 25XXX
		INVOICE #	25XXX-AFR604xxxA

INVOICE NUMBER	DATE	JOB NUMBER	CONTRACT	ACCOUNT
25XXX-AFR604xxxA	5/10/2006	25XXX	X	******

Funds request for the Sammis Project.
Payment due by MAY 25, 2006.

Current Month
FORECAST FOR ******% of MONTH #11 EXPENSES:	$	******
FEE FORECAST ON HOME OFFICE:		******

TOTAL AMOUNT DUE	$	******

(OVER)/UNDER RECOVERY FROM APRIL STMT OF COST	$	******

TOTAL AMOUNT DUE	$	******

Inception to Date
BALANCE FORWARD INVOICES (MONTH 1 - 10)	$	XXX
BILLED THIS INVOICE		******

CUMULATIVE INVOICED TO DATE:	$	XXX

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-4

BECHTEL POWER CORPORATION
5275 WESTVIEW DRIVE
FREDERICK, MD 21703

TO:	FIRSTENERGY GENERATION CORP.	Please wire transfer to:
	ATTN: RAYMOND REINHART	The Bank of New York
	76 SOUTH MAIN STREET	New York, NY
	AKRON, OH 44308	Account # ******
ABA # ******
Credit: BECHTEL POWER CORPORATION
Job Number: 25XXX
		INVOICE #	25XXX-AFR604xxxB

INVOICE NUMBER	DATE	JOB NUMBER	CONTRACT	ACCOUNT
25XXX-AFR604xxxB	5/10/2006	25XXX	X	******

Funds request for the Sammis Project.
Payment due by JUNE 25, 2006.

FORECAST FOR ******% of MONTH #11 EXPENSES:	$	******
FEE FORECAST ON HOME OFFICE:		******

TOTAL AMOUNT DUE	$	******

Inception to Date
BALANCE FORWARD INVOICES (MONTH 1 - 10)	$	XXX
BILLED THIS INVOICE		******

CUMULATIVE INVOICED TO DATE:	$	XXX

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-5

U.S. NATIONAL TEMPORARY/SHORT TERM ASSIGNMENT CONDITIONS TO A
PROJECT LOCATION

These assignment conditions apply to temporary assignments to a project location which is more than 50 miles from their current U.S. residence. Temporary assignments are defined as assignments expected to be more than ******months but not more than ******months. If these conditions are silent, the Manual of Personnel Policies - U.S. will prevail.

1.0  SHIPMENT/STORAGE OF HOUSEHOLD EFFECTS

a)  For assignments of ****** months or less:
  No shipment or storage of household effects is authorized.

b)  For assignments longer than ****** months:

1.	Single status employees are authorized shipment, including packing, crating and unpacking.
2.	Family status employees are authorized shipment, including packing, crating and unpacking.

c)   For assignments longer than ****** months:
In addition to the shipment allowances, the cost of storage will be reimbursed. The combined weights of shipment and storage are not to exceed the    maximums, including packing, crating and unpacking.

d)    Storage in Transit:
It is recommended that employees who have a minimal amount of personal household effects (e.g. 200 lbs. or less) ship their goods via UPS or Class “C” air freight when possible to avoid the 1,000 lbs. minimum charge imposed by professional moving companies. Employees with applicable receipts will be reimbursed by expense report.

2.0   SHIPMENT OF AUTOMOBILE
a)
No automobile shipment costs are reimbursed for assignments of ****** months or less. For assignments of more than 3 months, costs for shipment of an auto will be reimbursed, provided the assigned location is more than ****** miles from point of departure.

b)	For family status assignments, if an automobile is shipped, costs for a second automobile driven to the location will be reimbursed at the second auto rate via the most direct route.

c)	No reimbursement will be made for storage charges.

d)	Reimbursement for the cost of transporting vehicles to and from terminal facilities is authorized when the terminal facility is greater than ****** miles to the work location.

3.0  EN ROUTE EXPENSES
a)	Transportation via public carrier will be reimbursed up to the equivalent of least cost economy air fare plus actual and reasonable expenses to and from the terminal. One travel day is authorized.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-5

b)	For single status assignments when an automobile is not shipped, mileage costs via the most direct route will be reimbursed. No reimbursement will be provided for a second automobile.
c)	For family status assignments, mileage costs via the most direct route will be reimbursed for the first auto and for the second if applicable.

d)   Whether single or family status, tolls will be reimbursed in addition to the mileage.

e)
Actual and reasonable lodging costs, plus a daily allowance for actual meals and incidentals will be reimbursed. Meals and incidentals include food, laundry, and phone calls. Reporting a flat rate is unacceptable.

f)
For those employees who drive to the new assignment location, the number of authorized travel days will be determined based upon traveling 500 miles the first day and 350 miles for each day thereafter via the most direct route.

4.0  AUTOMOBILE RENTAL

Actual and reasonable rental costs, excluding mileage, gasoline and insurance, will be reimbursed while awaiting the arrival of a shipped automobile. Insurance coverage is automatically provided when the rental is through a Contractor rental car company account.

5.0  EXPENSES AT TEMPORARY LOCATION

a)	For assignments of ****** months or less:

Actual and reasonable itemized lodging costs will be reimbursed. Meals and incidental expenses will be reimbursed for employee only.

Meals and incidentals include food, laundry and personal phone calls. Reporting a flat rate is unacceptable. The actual daily meals and incidentals cost may be above or below the daily rate, however, the total cost for the reported period (not to exceed ****** months) must not exceed the sum of the reported expense days times the daily rate.

b)	For assignments longer than ****** months:

1)	Actual and reasonable lodging costs, plus a daily allowance for meals and incidentals will be reimbursed for the first ****** days or until long term lodging is obtained, whichever occurs first.
2)	Employees who are transferring from one temporary assignment to a subsequent temporary assignment may be authorized to use up to ****** of the ******days of settling-in at the pre-transfer location.

3)
After the settling-in period, a per diem will be provided for employee only; receipts not required. Lodging includes lodging, furniture rental, utility hook-up/installation and basic monthly service costs. Meals and incidentals include meals, laundry, phone calls, and cable TV installation and basic monthly service charge.

4)	Interruption of Per Diem: During the per diem period, the meals and incidentals portion is forfeited in the following circumstances:

•Saturday and Sunday of a scheduled monthly trip home
•When PTO is taken in excess of two consecutive workdays for reasons other than illness.
•When PTO is taken for more than two consecutive days in conjunction with a weekend (e.g., Thursday, Friday, Weekend, Monday).

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-5

5)
The per diem is reduced by the meals and incidentals portion whenever the employee is away from the assignment location in connection with reimbursed business travel, monthly trips home, PTO other than illness, and other absences.

6.0  VISITS HOME

a)
Employees on single status assignments of three months or more are authorized trips home, provided that a minimum of ******days remain in the assignment. Transportation will be reimbursed up to the least cost of ******-day advanced purchase economy airfare plus reasonable expenses to and from airport. Receipts must be furnished.

If an employee elects to travel to a location other than his/her home base, the maximum reimbursement allowed will be the actual or equivalent cost of the round trip airfare from the temporary assignment location to the employee's home base, whichever is lower. The purpose of these trips is to reunite families or conduct personal business that a temporary assignment might prohibit. If an alternate location is selected, it must be noted on the PAN prior to the assignment start date and must have a Category II approval. Receipts must be furnished.

b)
Spouse/Registered Domestic Partner/Family Visit - In lieu of the employee’s trip home, reimbursement for round trip airfare to the temporary assignment location only may be granted to the employee’s spouse or registered domestic partner, and/or children up to the amount equal to one adult economy class 14-day advanced purchase round trip airfare. Other costs such as transportation to and from airports and motels or meal expenses for the family member will not be reimbursed. The employee’s next authorized trip home will be four weeks after family member has returned home. Any expenses reimbursed under this alternative will be considered taxable income.

7.0  HOLIDAY SCHEDULE

a) The following holidays are observed:

New Year’s Day
Martin Luther King Day
President’s Day
Memorial Day
Independence Day
Labor Day
Thanksgiving Day
Day after Thanksgiving
Christmas Day

b)
When an approved holiday falls on Saturday, the preceding Friday will be recognized as a holiday. When an approved holiday falls on Sunday, the following Monday will be recognized as a holiday. Employees must be in a salaried status to be eligible for paid holidays.

8.0  LEASE CANCELLATION

Employees on temporary assignments are expected to negotiate short-term leases or leases containing cancellation clauses. Reimbursement for unrecoverable costs due to rental lease termination may be made with Category II approval when such costs result from an unexpected reduction in the assignment period. Maximum reimbursement for lease cancellation is the equivalent of two months rent plus security deposit.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-5

9.0  TAXES

Tax information, including an Employee Tax Statement, is to be provided to employees prior to going on temporary assignments.

10.0 CONVERSION FROM TEMPORARY TO PERMANENT STATUS

a)Employees whose assignments change from temporary to permanent status at the same location will be reimbursed for relocation costs on an itemized basis only.

b)Employees are normally authorized a trip to home base if family or residence is being maintained at home base; three day settling-out expenses may be authorized, usually scheduled around a weekend; rental car may be authorized for up to three days, excluding gas, and additional insurance, plus mileage reimbursement to and from home and airport terminal; parking at the airport will be authorized for the duration of the settling-out period.

c)Settling-in is not normally authorized.

Page 4of 4

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-5

U.S. NATIONAL LONG TERM ASSIGNMENT CONDITIONS TO A
PROJECT LOCATION

These assignment conditions apply to long-term assignments to a U.S. project location. Long-term assignments are defined as assignments of more than 12 months, and the assignment location does not become the employee’s point of origin. If these conditions are silent, the Manual of Personnel Policies - U.S. will prevail. These conditions apply to transfers, new/rehires and college hires; however, they do not apply to employees undertaking international assignments in the U.S.A. For more details on the specific policies/allowances, contact your Human Resources Representative. These conditions may or may not be applicable to BSII - check with BSII HR prior to applying these conditions.

1.0 HOUSE HUNTING TRIPS

a.)
House hunting trips may be authorized for employees and their spouses or registered domestic partners provided the objective is to purchase a home. This allowance is not available to employees already resident in the area.

b.)	Transportation via public carrier will be reimbursed up to the equivalent of least cost economy air fare plus actual and reasonable expenses to and from the terminal.

c.)	If a private automobile is used, mileage costs via the most direct route will be reimbursed.

d.)	Actual and reasonable lodging costs, plus a daily allowance for actual meals and incidentals will be reimbursed for a maximum period of ****** days, which is to include a weekend.
e.)	Car rental (compact size with Bechtel discount excluding gas and mileage), airport parking, sitter for small children and other justifiable expenses will be reimbursed.

2.0 SHIPMENT/STORAGE OF HOUSEHOLD EFFECTS

a.)	Costs for shipment and storage, not to exceed the stated maximums include packing, crating and unpacking. Storage in-transit is authorized.
b.)	Storage at point of departure is authorized.

3.0 SHIPMENT OF AUTOS, HOUSE TRAILERS & MOBILE HOMES

a.)	Costs for shipment by freight forwarder of an auto for new/re-hires or college hires and for transferring employees will be reimbursed as follows:

1.)	Vehicles must be in operating condition.
2.)	Assignment location must be more than ****** miles from point of departure.
3.)	No reimbursement will be made for storage charges at point of origin, departure or destination locations.
4.)	Reimbursement will be made for the cost of transporting vehicles to and from terminal facilities.

b.)
Shipment by a licensed commercial carrier and where allowed by state law, of a single-unit house trailer or mobile home to a maximum size of 14 feet by 70 feet and used as the principal residence is authorized. The employee is responsible for the provision of insurance.

 CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-5

4.0 EN ROUTE EXPENSES

a.)	Transportation via public carrier will be reimbursed up to the equivalent of least cost economy air fare plus actual and reasonable expenses to and from the terminal. One travel day is authorized.

b.)
If a private automobile is used, mileage costs via the most direct route will be reimbursed for the first auto and second auto (if applicable). The second auto rate also applies when one auto is shipped and a second is driven. For a private auto used to tow a house trailer or for a mobile home, the mileage costs via the most direct route will be reimbursed. Tolls will be reimbursed in addition to the mileage rate. The number of authorized travel days for which expenses will be reimbursed is determined based upon the approved mileage from authorized point of departure to new assignment location as follows:

                                                                      Approved Mileage  Authorized Travel Days
                      ******miles                                  ****** day
                     ******miles                                   ****** days
                     ******miles                                   ****** days
                     ******miles                                   ****** days
                     ******miles                                   ****** days
                     ******miles                                   ****** days
                    ******                                            ****** days

c.)	Actual and reasonable lodging costs, plus a daily allowance for actual meals and incidentals will be reimbursed.

d.)	Meals and incidentals include food, laundry, and phone calls.
5.0 SETTLING-IN ALLOWANCES

a.)
The maximum reimbursement period is ****** days. Up to ****** days (expenses only) may be used at the pre-departure location. Dependents must arrive within ****** months of the employee’s date of arrival to qualify for reimbursement.

b.)	Actual and reasonable lodging costs, plus a daily allowance for actual meals and incidentals will be reimbursed. Meals and incidentals include food, laundry, and phone calls.

c.)	Alternative (Transfers Only)

As an alternative to settling-in on an itemized basis, transferring employees may elect a lump sum settling-in amount (subject to taxes; no tax reimbursement). This option is not applicable when returning to point of origin or when converting from temporary to long-term at the same location. New hires and College hires are not eligible for this alternative allowance.

6.0 AUTOMOBILE RENTAL

a.)
Actual and reasonable rental costs, excluding mileage, gasoline and insurance, will be reimbursed while awaiting the arrival of a shipped automobile. Insurance coverage is automatically provided when the rental is through a Bechtel rental car company account.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-5

7.0 RESIDENCE RELOCATION ASSISTANCE

a.)
A lump sum residence relocation allowance is authorized for employees. The allowance is intended to assist employees with the incidental costs incurred in relocation. This payment is subject to federal, state and local taxes. Bechtel will provide tax assistance. See Section 11.0.

b.)	A retiring employee returning to point of origin is not eligible for this allowance.

8.0 REAL ESTATE COMMISSION EXPENSE

This allowance does not normally apply to long-term assignments of less than three years. However, for assignments of ****** months or longer, this allowance may be made available with the approval of the Business Unit/Region/CentralFunction/Service Manager to employees permanently transferring between two locations which have been identified as “long term” locations, but which are not permanent offices. For more details, contact your Human Resources Representative.

9.0 DUPLICATE HOMEOWNER EXPENSE

a.)	Duplicate housing costs for a pre-transfer residence, which is being offered for sale, will be reimbursed.

b.)
Reimbursable receipted expenditures include: interest on mortgage, taxes, insurance, and mandatory expenses such as maintenance fees and homeowners association dues, where such fees and dues are a condition of ownership of the property. Expense Reports typically include the following documentation:

1.)	A copy of the amortization schedule or monthly slip from the lending financial institution delineating the principal, interest, insurance, taxes and other mandatory expenses, if applicable.
2.)	A copy of the canceled checks or receipts for expenses for both residences.
3.)	A copy of the agreement with the real estate company. (Proof of previous residence being offered for sale.)
4.)	Rental documentation or closing statement for the new residence (properly signed).

c.)
New hires/re-hires and college hires and transferring employees who maintain pre-transfer residences that are being offered for sale and incur duplicate housing costs are eligible for certain receipted expenses. Employees who are attempting to rent their pre-transfer residence are not eligible.

10.0 TAX ASSISTANCE

Transferring employees, new employees and college hires who are placed on long-term assignments at a location in the United States, which is more than ****** miles from their current U.S. residence, are eligible for reimbursement of certain relocation expenses. Contractor will provide employees tax assistance reimbursements to offset taxes withheld on relocation expenses. The reimbursement payment will be based upon standard reimbursement rates and, therefore, will not be an exact match of actual taxes withheld.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-5

11.0 HOLIDAY SCHEDULE

a) The following holidays are observed:

New Year’s Day
Martin Luther King, Jr.’s Birthday
President’s Day
Memorial Day
Independence Day
Labor Day
Thanksgiving Day
Day after Thanksgiving
Christmas Day

b)	When an approved holiday falls on Saturday, the preceding Friday will be recognized as a holiday. Employees must be in a salaried status to be eligible for paid holidays.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-6

CONSTITUENTS OF G&A (OVERHEAD) COSTS

The G & A and overhead allocation includes the cost for:
Costs for [*****] at Bechtel Fossil Power ([*****], Bechtel Fossil Power) and above, including cost for the Bechtel corporate and fossil business unit overhead allocated to Bechtel Power Corporation, including their respective costs for:

•   Furniture and equipment rental, lease, purchase, depreciation, and operating expenses
•   Office facility charges
•   Telephone, telegraph, cable, and facsimile
•   Mail and courier services
•   Reproduction services and supplies
•   Communications and communications equipment
•   Travel and temporary living expenses
•   Corporate licenses
•   Computer services (hardware and software, including computer-aided design [CAD])
•   Automation (local and wide area network, maintenance, and support)

EXECUTION COPY
EXHIBIT 5.1-7

CONSTITUENTS OF ENGINEERING TECHNOLOGY CHARGE

For Contractor HOME OFFICE:

Contractor includes the following items in the Engineering Technology Charge rates quoted in the PRICING SUMMARY SHEET below:

(i)	Standard engineering supplies used or consumed in the performance of the Services or provision of Deliverables at Contractor’s home offices.

(ii)	Costs of reproduction of standard plans, specifications, reports and other data regularly generated at Contractor home offices.

(iii)	Charges for use of Contractor desktop, laptop, and CADD computers at Contractor home offices for those personnel billable to the project

(iv)
Charges for phones, to include cell phones and pagers and faxes originating from Contractor’s home offices, and Contractor’s actual costs for all other communication services specifically identifiable to the performance of the Services and provision of the Deliverables

(v)	Charges for Contractor’s permanent office facilities and associated utilities.

Contractor EXCLUDES the following items in the Engineering Technology Charge rates quoted in the PRICING SUMMARY SHEET below: Each of these items will be charged at cost.

(iii)
Actual expenses of travel, subsistence, relocation, and return of personnel engaged in the performance of the Services and Deliverables, including relocation and return expenses of families of such personnel

(viii)	Costs associated with consultants, subcontracts, and other outside services and facilities.

(xii)
All federal, state and local taxes, assessments, levies, imposts, duties, excises, permits, and licenses directly and solely identifiable to the Services and Deliverables, excepting only payroll taxes included in the Personnel Costs and taxes levied solely on Contractor’s net income

(ix)	Costs of insurance premiums and any deductibles for the insurance required by this Contract, other than the insurance included in the Personnel Costs.

(x)	Other costs and expenses incurred by Contractor in connection with the Professional Services that are not specifically set forth herein.

For PROJECT (SITE) OFFICE:

Contractor INCLUDES the following items in the Engineering Technology Charge rates quoted in the PRICING SUMMARY SHEET:

(i)	Standard engineering supplies used or consumed in the performance of the Services or provision of Deliverables at Contractor’s Project site.

(ii)	Costs of reproduction of plans, specifications, reports and other data at the Project site.

(iii)	Charges for use and maintenance of Contractor central infrastructure and standard application computer systems, other existing Contractor technical programs, and links to the home office.

EXECUTION COPY
EXHIBIT 5.1-7

(xi) Charges for cell phones and pagers originating in Contractor’s home offices.

(xii)	Charges for Contractor’s permanent office facilities and associated utilities, including office space and utilities maintained as permanent base for Contractor’s Professional Construction Labor.

Contractor EXCLUDES the following items in the Engineering Technology Charge rates quoted in the PRICING SUMMARY SHEET: Each of these items will be charged at cost.

(xiii)
Actual expenses of travel, subsistence, relocation, and return of personnel engaged in the performance of the Services and Deliverables, including relocation and return expenses of families of such personnel

(xiv)	Costs associated with consultants, subcontracts, and other outside services and facilities.

(xii)
All federal, state and local taxes, assessments, levies, imposts, duties, excises, permits, and licenses directly and solely identifiable to the Services and Deliverables, excepting only payroll taxes included in the Personnel Costs and taxes levied solely on Contractor’s net income

(xv)	Costs of insurance premiums and any deductibles for the insurance required by this Contract, other than the insurance included in the Personnel Costs.

(xvi)	Costs of purchased or leased desktop, laptop, and CADD computers at the Project Site and associated software.

(xvii)	Charges for Contractor supplied temporary office facilities and associated utilities.

(xviii)	Charges for site vehicles, including fuels and other operating costs.

(xix)	Other costs and expenses incurred by Contractor in connection with the Professional Services that are not specifically set forth herein.

CONFIDENTIAL TREATMENT REQUEST
EXECUTION COPY
EXHIBIT 5.1-8

TOOL AND EQUIPMENT RATES
AE-Contractor's Major Equipment Internal Rate Schedule effective 3/20/05

SAMPLE

CONSTRUCTION EQUIPMENT & VEHICLES DESCRIPTION	Monthly Bare Rate	Monthly Maintenance	State & Local Tax @ 8%	Total Monthly
CLASS 02 [TRUCKS - LIGHT DUTY]
PICKUP, 1/2 TON 4X2 GAS	******	******	******	******
PICKUP, 1/2 TON 4X4 GAS	******	******	******	******
SUV, UTILITY MEDIUM 4X4 GAS	******	******	******	******
CLASS 03 [ TRUCKS - HEAVY DUTY]
TRUCK, DUMP 13/15 CY DIESEL	******	******	******	******
TRUCK, FLATBED, HYD BOOM 11-15 TON CRANE DIESEL	******	******	******	******
TRUCK, STAKEBED 1 TON DIESEL	******	******	******	******
TRUCK, FUEL /LUBE COMBINATION 1,500 GAL DIESEL	******	******	******	******
TRUCK, MECHANICS SERVICE 1TON W/ BOOM, COMPRESSOR, WELDER DIESEL	******	******	******	******
TRUCK, WATER, 4,000G 6X6 PWR SPRAY, W/ WATER CANNON DIESEL	******	******	******	******
TRUCK, TRACTOR W/ 5th WHEEL 385 HP DIESEL	******	******	******	******
CLASS 04 [TRAILERS]
TRAILER, LOWBOY, 50-60 TON	******	******	******	******
TRAILER, FLATBED, HIGHBOY, 40-48 FT.	******	******	******	******
CLASS 11 [EARTHMOVER]
EXCAVATOR, CRAWLER, 60,700# DIESEL	******	******	******	******
MOTOR GRADER, 185HP, 32,460# W/ RIPPER SCARIFIER DIESEL	******	******	******	******
LOADER, BACKHOE, 78 HP DIESEL	******	******	******	******
LOADER, TOOL CARRIER 125 HP, 2.25 CY, W/ FORKS, BUCKET & BOOM DIESEL	******	******	******	******
LOADER, SKID STEER 60HP 5,808# DIESEL	******	******	******	******
LOADER, WHEEL 4YD 180HP W/FORKS DIESEL	******	******	******	******
CLASS 12 [PIPELAYING/TRENCHING/TUNNELING)
TRENCHER, CHAIN, 6"-16" x 6', 51HP DIESEL	******	******	******	******
CLASS 13 [COMPACTION]
COMPACTOR, SOIL, SD-DD WALK BEHIND, 29.9" DIESEL	******	******	******	******
COMPACTOR, SOIL, VIBRATORY, SMOOTH DRUM 66" 14,000# DIESEL	******	******	******	******
CLASS 14 [CRANES]
CRANE, CRAWLER 100T DIESEL	******	******	******	******
CRANE, CRAWLER 200T DIESEL	******	******	******	******
CRANE, CRAWLER 230T DIESEL	******	******	******	******
CRANE, CRAWLER 300T DIESEL	******	******	******	******
CRANE, CRAWLER 440T W/SUPERLIFT DIESEL	******	******	******	******
CRANE, ROUGH TERRAIN 28-30T DIESEL	******	******	******	******
CRANE, ROUGH TERRAIN 50T DIESEL	******	******	******	******
CRANE, ROUGH TERRAIN 65T DIESEL	******	******	******	******
CRANE, ROUGH TERRAIN 100T DIESEL	******	******	******	******
CLASS 15 [FORKLIFTS]
FORKLIFT, WAREHOUSE PNEU 6,000# GAS/LPG	******	******	******	******
FORKLIFT, TELE-BOOM, 8,000# DIESEL	******	******	******	******
CLASS 17 [ AIR COMPRESSORS]
AIR COMPRESSOR, 185 CFM DIESEL	******	******	******	******
AIR COMPRESSOR, 750 CFM DIESEL	******	******	******	******
CLASS 18 [ CRANE ACCESSORIES ]
CRANE, ATTACHMENT M250 LUFFING JIB	******	******	******	******
CRANE, ATTACHMENT, 300T 225 MAXER	******	******	******	******
CRANE, ATTACHMENT, RINGER 300T	******	******	******	******
CLASS 19 [ GANTRYS ]
STRAND JACK LIFT SYSTEM PSC L180-40, L180-60	******	******	******	******
GANRTY - JACKING FRAME 450-700T J&R L1402-4-39	******	******	******	******
CLASS 52 [WELDERS]
WELDER, 400AMP DIESEL, TRL. MTD. DIESEL	******	******	******	******
WELDER, 200AMP ELEC. 8 STATION	******	******	******	******
CLASS 53 [GENERATORS/LIGHT PLANTS/DISTRIBUTION]
GENERATOR, DIESEL 60KW, TRL. MTD.	******	******	******	******
LIGHT PLANTS, 6KW 4 X 1,000 WATT LAMPS, DIESEL	******	******	******	******
CLASS 54 [MANLIFTS/SCISSORLIFTS/ELEVATORS]
CONSTRUCTION ELEVATOR, MATERIAL HOIST, 150' 6,200#	******	******	******	******
MANLIFT, ARTICULATING BOOM 66' DIESEL	******	******	******	******
MANLIFT, ARTICULATING BOOM 86' DIESEL	******	******	******	******
MANLFIT, TELESCOPIC BOOM 120' DIESEL	******	******	******	******

The monthly bare rental rate is for “dry-hire only” and excludes operator, sales/use tax and mobilization/demobilization.

Actual Pricing will be confirmed at time purchase order

Maintenance includes labor, fuel, lubricants, spare parts, tires, and insurance

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-8

TOOL AND EQUIPMENT RATES

AE-Constructor's Major Equipment Internal Rate Schedule - AED GREEN BOOK ANALYSIS effective 3/20/05
SAMPLE	Over / Under BEO =	******%
	******	******

CONSTRUCTION EQUIPMENT & VEHICLES DESCRIPTION	Monthly Bare Rate	AED Rental Rate	Regional Multiplier	AED Regional Rental Rate
Ohio Region 2 Multiplier
CLASS 02 [TRUCKS - LIGHT DUTY]
PICKUP, 1/2 TON 4X2 GAS		Not in AED	******	******
PICKUP, 1/2 TON 4X4 GAS		Not in AED	******	******
SUV, UTILITY MEDIUM 4X4 GAS		Not in AED	******	******
CLASS 03 [ TRUCKS - HEAVY DUTY]
TRUCK, DUMP 13/15 CY DIESEL		Not in AED	******	******
TRUCK, FLATBED, HYD BOOM 11-15 TON CRANE DIESEL	******	******	******	******
TRUCK, STAKEBED 1 TON DIESEL		Not in AED	******	******
TRUCK, FUEL /LUBE COMBINATION 1,500 GAL DIESEL		Not in AED	******	******
TRUCK, MECHANICS SERVICE 1TON W/ BOOM, COMPRESSOR, WELDER DIESEL		Not in AED	******	******
TRUCK, WATER, 4,000G 6X6 PWR SPRAY, W/ WATER CANNON DIESEL		Not in AED	******	******
TRUCK, TRACTOR W/ 5th WHEEL 385 HP DIESEL		Not in AED	******	******
CLASS 04 [TRAILERS]
TRAILER, LOWBOY, 50-60 TON		Not in AED	******	******
TRAILER, FLATBED, HIGHBOY, 40-48 FT.		Not in AED	******	******
CLASS 11 [EARTHMOVER]
EXCAVATOR, CRAWLER, 60,700# DIESEL	******	******	******	******
MOTOR GRADER, 185HP, 32,460# W/ RIPPER SCARIFIER DIESEL	******	******	******	******
LOADER, BACKHOE, 78 HP DIESEL	******	******	******	******
LOADER, TOOL CARRIER 125 HP, 2.25 CY, W/ FORKS, BUCKET & BOOM DIESEL	******	******	******	******
LOADER, SKID STEER 60HP 5,808# DIESEL	******	******	******	******
LOADER, WHEEL 4YD 180HP W/FORKS DIESEL	******	******	******	******
CLASS 12 [PIPELAYING/TRENCHING/TUNNELING)
TRENCHER, CHAIN, 6"-16" x 6', 51HP DIESEL	******	******	******	******
CLASS 13 [COMPACTION]
COMPACTOR, SOIL, SD-DD WALK BEHIND, 29.9" DIESEL	******	******	******	******
COMPACTOR, SOIL, VIBRATORY, SMOOTH DRUM 66" 14,000# DIESEL	******	******	******	******
CLASS 14 [CRANES]
CRANE, CRAWLER 100T DIESEL	******	******	******	******
CRANE, CRAWLER 200T DIESEL	******	******	******	******
CRANE, CRAWLER 230T DIESEL		Not in AED	******	******
CRANE, CRAWLER 300T DIESEL		Not in AED	******	******
CRANE, CRAWLER 440T W/SUPERLIFT DIESEL		Not in AED	******	******
CRANE, ROUGH TERRAIN 28-30T DIESEL	******	******	******	******
CRANE, ROUGH TERRAIN 50T DIESEL	******	******	******	******
CRANE, ROUGH TERRAIN 65T DIESEL	******	******	******	******
CRANE, ROUGH TERRAIN 100T DIESEL	******	******	******	******

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-8

TOOL AND EQUIPMENT RATES

AE-Constructor's Major Equipment Internal Rate Schedule - AED GREEN BOOK ANALYSIS effective 3/20/05
SAMPLE	Over / Under BEO =	******%
	******	******

CONSTRUCTION EQUIPMENT & VEHICLES DESCRIPTION	Monthly Bare Rate	AED Rental Rate	Regional Multiplier	AED Regional Rental Rate
CLASS 15 [FORKLIFTS]
FORKLIFT, WAREHOUSE PNEU 6,000# GAS/LPG	******	******	******	******
FORKLIFT, TELE-BOOM, 8,000# DIESEL	******	******	******	******
CLASS 17 [ AIR COMPRESSORS]
AIR COMPRESSOR, 185 CFM DIESEL	******	******	******	******
AIR COMPRESSOR, 750 CFM DIESEL	******	******	******	******
CLASS 18 [ CRANE ACCESSORIES ]
CRANE, ATTACHMENT M250 LUFFING JIB		Not in AED	******	******
CRANE, ATTACHMENT, 300T 225 MAXER		Not in AED	******	******
CRANE, ATTACHMENT, RINGER 300T		Not in AED	******	******
CLASS 19 [ GANTRYS ]
STRAND JACK LIFT SYSTEM PSC L180-40, L180-60		Not in AED	******	******
GANRTY - JACKING FRAME 450-700T J&R L1402-4-39		Not in AED	******	******
CLASS 52 [WELDERS]
WELDER, 400AMP DIESEL, TRL. MTD. DIESEL	******	******	******	******
WELDER, 200AMP ELEC. 8 STATION		Not in AED	******	******
CLASS 53 [GENERTORS/LIGHT PLANTS/DISTRIBUTION]
GENERATOR, DIESEL 60KW, TRL. MTD.	******	******	******	******
LIGHT PLANTS, 6KW 4 X 1,000 WATT LAMPS, DIESEL	******	******	******	******
CLASS 54 [MANLIFTS/SCISSORLIFTS/ELEVATORS]
CONSTRUCTION ELEVATOR, MATERIAL HOIST, 150' 6,200#		Not in AED	******	******
MANLIFT, ARTICULATING BOOM 66' DIESEL	******	******	******	******
MANLIFT, ARTICULATING BOOM 86' DIESEL	******	******	******	******
MANLFIT, TELESCOPIC BOOM 120' DIESEL	******	******	******	******

EXECUTION COPY
EXHIBIT 5.1-9

JOB SUPPLIES

Barrels (water, Trash, etc.)
Bits, Rock
Bits, Wood & Steel
Bolts (Temp. Use)
Boots
Brooms
Brushes
Cable, Wire Rope (except on power equip.)
Cable Welding
Carborundum Blocks
Chalk, Carpenters'
Checks, Brass
Clamps, Cable (except on power equip.)
Cleaning Compounds, Solvents, Rags & Waste
Coats, Rain
Crayon, Lumber
Cups, paper
Dies
Disposal, Protective Clothing
Drift pins
Drills, Star
Drills, Twist
Electric Light Bulbs
Electrical Fittings (temp. power and light)
Employee Protective Equipment/Gear
Extension Cords
Files
Film
Fire Extinguishers (temporary)
Flashlights & Batteries
Form Lubricants
Form Materials, Misc. Forms
Gas & Oxygen for Cutting, etc.  (Incl. Bulk
Supply)
Gloves, Canvas or Other
Goggles & Safety Lenses
Handles (All)
Hats, Safety

Helmets, Sleeves, Gloves (Welder's
Protection)
Holders, Electrode
Hose, Air & Accessories
Hose, Fire (temporary)
Hose, Water
Janitor's Supplies
Lanterns & Similar Devices
Manifolds, all temp. services
Mops
Pails & Containers
Paint (for use Temp. Struct., etc.)
Paper (Sand-Emery)
Points, Moil, Chipping, etc.
Reamers
Respirators
Rollers, Wood or Steel
Rope, Manilla or Other Fiber
Runaways, Screens, etc. for Concrete Placing
Saw Blades, Power
Saw Blades, Hack, Coping, etc.
Screens, Sand
Slag, etc. (Temp. Use)
Slings, 1-1/4" dia. and under
Solder
Steel Plate & Shapes for Temp. Supports, etc.
Supplies (All Office)
Supplies & Equip. (First Aid & Safety)
Tape, Rubber & Friction, etc. (Temp. Use)
Taps
Tips, Cutting & Welding
Timber Mats, Cribbing, Blocking, etc.
Tarpaulins, Visqueen, etc.
Towels
Water Dispensers (Portable)
Weld Test Specimens
Wheels, Burrs, etc., for Grinding
Wire for Temp. Construction

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-10

2005 RATE SHEET ENGINEERING / GRAPHICS LABOR & OTHER PROFESSIONAL LABOR (US OFFICES)
Bechtel Grade	Classification	ST	OT
Letter	Administrative, Clerical Support, Accounting	[$*****]	[$*****]
21	Senior Secretary, Administrator, Drafter, Project Controls Technician, Assistant Engineer, Accounting	[$*****]	[$*****]
22	Engineer, Drafter, Designer, Project Controls Engineer, Accounting, Procurement	[$*****]	[$*****]
23	Engineer, Drafter, Senior Designer	[$*****]	[$*****]
24	Engineer, Project Controls Engineer, Senior Designer, Contract Administrator, Proposal Coordinator, Automation Support, Procurement	[$*****]	[$*****]
25	Senior Engineer, Senior Project Controls Engineer, Supervising Designer, Contract and Project Administrators, Automation Support, Procurement	[$*****]	[$*****]
26	Engineering Supervisor, Senior Engineer, Design/Drafting Supervisor, Senior Contract Administrator, Project Controls Supervisor, Accounting Supervisor, Procurement	[$*****]	[$*****]
27	Project Engineer, Project Estimator, Engineering Supervisor, Design/Drafting Supervisor, Project Controls Manager	[$*****]	[$*****]
28	Project Engineer, Project Estimator, Engineering Supervisor, Design/Drafting Supervisor, Project Controls Manager	[$*****]	[$*****]
29	Project Engineer, Department Manager, Project Manager, Chief Engineer	[$*****]	[$*****]
30	Senior Project Engineer, Senior Manager, Department Manager, Project Manager, Chief Engineer	[$*****]	[$*****]
31 & Up	Manager of Operations, Manager of Services, Regional Manager, Department Manager, Project Manager, Chief Engineer	[$*****]	[$*****]
Specialist
25	Home Office Rigging Engineer, Laser Mapping Specialist, Environmental Permitting Specialist	[$*****]	[$*****]
26	Home Office Rigging Engineer, Laser Mapping Specialist, Environmental Permitting Specialist	[$*****]	[$*****]
27	Home Office Rigging Engineer, Laser Mapping Specialist, Environmental Permitting Specialist, FGD Technology Specialist, Financial Analyst	[$*****]	[$*****]
28	Environmental Permitting Specialist, FGD Technology Specialist, Financial Analyst	[$*****]	[$*****]
29	Environmental Permitting Specialist, FGD Technology Specialist, Financial Analyst	[$*****]	[$*****]
30	Environmental Permitting Specialist, FGD Technology Specialist, Financial Analyst	[$*****]	[$*****]
31 & Up	Environmental Permitting Specialist, FGD Technology Specialist, Financial Analyst	[$*****]	[$*****]

EXECUTION COPY
EXHIBIT 5.1-10

Classifications provided are typical but not all-inclusive. All personnel supporting the Work are billable, including technical and Management oversight (i.e., project management, project controls quality assurance, contract formation, construction administrative, and technical support services) and financial services specifically requested for the project (such as audit support and special reports).

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-11

2005 RATE SHEET Professional Construction Labor (US Offices)
Bechtel Grade	Classification	ST	OT
Letter	Administrative, Clerical Support, Accounting	[$*****]	[$*****]
21	Senior Secretary, Administrator, Drafter, Project Controls Technician, Assistant Engineer, Accounting	[$*****]	[$*****]
22	Engineer, Drafter, Designer, Project Controls Engineer, Accounting, Procurement	[$*****]	[$*****]
23	Engineer, Drafter, Senior Designer, Construction Supervision, Safety	[$*****]	[$*****]
24	Engineer, Project Controls Engineer, Senior Designer, Contract Administrator, Proposal Coordinator, Automation Support, Safety, Construction Supervision, Procurement	[$*****]	[$*****]
25	Senior Engineer, Senior Project Controls Engineer, Supervising Designer, Contract and Project Administrators, Automation Support, Safety, Procurement	[$*****]	[$*****]
26	Engineering Supervisor, Senior Engineer, Design/Drafting Supervisor, Senior Contract Administrator, Project Controls Supervisor, Accounting Supervisor, Safety, Procurement	[$*****]	[$*****]
27	Project Engineer, Project Estimator, Engineering Supervisor, Design/Drafting Supervisor, Project Controls Manager	[$*****]	[$*****]
28	Project Engineer, Project Estimator, Engineering Supervisor, Design/Drafting Supervisor, Project Controls Manager, General Superintendent	[$*****]	[$*****]
29	Project Engineer, Department Manager, Project Manager, Chief Engineer	[$*****]	[$*****]
30	Senior Project Engineer, Senior Manager, Department Manager, Project Manager	[$*****]	[$*****]
31 & Up	Manager of Operations, Manager of Services, Senior Construction Manager, Department Manager, Project Manager	[$*****]	[$*****]

Classifications provided are typical but not all-inclusive. All personnel supporting the work are billable, including technical and management oversight (i.e., project management, project controls, quality assurance, contract formation, construction administrative, and technical support services) and financial services specifically requested for the project (such as audit support and special reports).

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-12

AQC SYSTEMS COST REIMBURSABLE WORK
CRAFT LABOR

The AE-Constructor shall be paid an amount to be determined by the following methods:

A.
Payment for authorized Subcontracts (a subsidiary or company which is in any way associated with the AE-Constructor is not considered a Subcontractor) at AE-Constructor's direct cost (Invoice). For permanent materials furnished by a Subcontractor, such materials shall be furnished at Subcontractor's direct cost (Invoice). AE-Constructor shall include with invoices, receipts for all such materials furnished by Subcontractor.

B.	Payment for permanent materials furnished by AE-Constructor at AE-Constructor's direct cost (Invoice). AE-Constructor shall include with invoice receipts for all such materials furnished.

C.
Payment for major construction and maintenance tools and equipment that have an original cost greater than [$*****] each (MAJOR EQUIPMENT), by one or more of the following methods as determined by FirstEnergy and/or as dictated by ownership of equipment:

1.
For AE-Constructor-owned MAJOR EQUIPMENT, the AE-Constructor shall be reimbursed in accordance with the AE-Constructor's Internal Rate Schedule, Exhibit 5.1-8, and as noted below or at mutually agreed upon rates.

a.
AE-Constructor’s Internal Rate Schedule shall constitute full compensation for the use of this equipment, including fuel, lubricants, taxes and including compensation for all labor, material and other costs incurred in the repair and maintenance of said equipment.

b.	Rental rates shall be charged at the lowest rates considering the duration of time that the equipment or tools are required. Rental rates shall be per calendar day, Week and Month with billing as follows:
•
Beginning on the first day required, a daily rate during that Week (7-day period beginning on the day of the week the equipment is first required or for subsequent months, the first day of accrual for that month), but not to exceed the Weekly rate for that Week.

•	The second Week of a rental again begins with the daily rate during the Week but not to exceed the Weekly rate for that Week.
•
Further Weeks of rental again begin as above, but once the monthly rate is accrued, the monthly rate is used. The equipment is then available for a Month (beginning on the day of the month first used and until reaching the same day of the following month, at which time the cycle of accrual begins again.

c.
If the physical use of the equipment in operating hours dictates required maintenance for the equipment including major overhauls (as designated in Exhibit 5.1-8 by AE-Constructor), for continuous use of the equipment for two shifts in one calendar day, Week, Month, AE-Constructor shall be reimbursed as if there were two pieces of equipment in use during that day, Week, Month.

d.
If the physical use of the equipment in operating hours dictates required maintenance for the equipment including major overhauls (as designated in Exhibit 5.1-8 by AE-Constructor), for intermittent use of the equipment for two shifts in one calendar day, Week, Month, AE-Constructor shall be reimbursed as follows:

For second shift work (after the first shift has been reimbursed based on Article C.1.a. and b. above) rental rates shall be at half of the hourly rental rate (the hourly rental rate is determined using the monthly rental rate from Exhibit 5.1-8 divided by 176 hours) times the actual hours of use on second shift. Therefore as examples (For these examples, assume equipment rates are [$*****]/day, [$*****]/week, [$*****]/month, and hourly rental rate is [$*****]):
•	Working 6 days per week, with actual work on second shift averaging 6 hours per day, (36 hours/week), reimbursement for a week would be [$*****] plus 36 hours times [$*****] times 50% or [$*****].
e.	AE-Constructor shall document actual billable time and appropriate billing rates for purposes of determining actual cost to FirstEnergy, including daily, weekly or monthly

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-12

documentation, as appropriate, signed by FirstEnergy’s Superintendent. If no pre-planned written agreement is reached relative to the appropriate documentation, then daily documentation (such as supplemental documentation incorporated with signed daily time sheets) is required. AE-Constructor shall maintain documentation acceptable to FirstEnergy’s Superintendent indicating equipment usage and idle time and/or equipment required to be on-site. This documentation shall be a minimum of daily, or as indicated in above referenced pre-planned written agreement.

2.
For AE-Constructor owned electrical tools meeting the requirements of this paragraph, not listed in Exhibit 5.1-8, or as determined by FirstEnergy, AE-Constructor shall be reimbursed at [*****%] of the daily, weekly and monthly rates contained in the latest edition of the"NECA Tool and Equipment Rental Schedules” (A Guide for Electrical Contractors or A Guide for Line Contractors), administered as in C.1.a., b., c., and d. above.

3.
For AE-Constructor owned construction equipment meeting the requirements of this paragraph, not listed in Exhibit 5.1-8 , or as determined by FirstEnergy, AE-Constructor shall be reimbursed at competitive regional rates no more than [*****%] of the AED Green Book of the daily, weekly and monthly rates contained in the latest edition of “The AED Green Book” published by Primedia Information Inc., San Jose, California (Refer to Exhibit 5.1-8) administered as in C.1.a.,b.,c., and d. above.

4.
For rented MAJOR EQUIPMENT from a third party, not a subsidiary or company which is in any way associated with the AE-Constructor, the AE-Constructor will be reimbursed at the direct cost (Invoice). No addidtional markup of the invoice cost for engine-driven equipment shall be allowed; with added mark-up (to be determined) to cover fuels and lubricants if such costs are not included in the equipment rental price. AE-Constructor shall endeavor to engage such third party rental company in the same form and manner as 2 above.

a.
AE-Constructor’s primary source for third party reimbursable rented or leased MAJOR EQUIPMENT should be with FirstEnergy’s “preferred supplier” United Rentals, under the Pantellos Collaborative Agreement for FirstEnergy. The AE-Constructor shall secure comparative rental rates whenever feasible. FirstEnergy’s “preferred supplier” shall be used unless the rental rate is, in the AE-Constructor’s opinion, not competitive or the “preferred supplier” is unable to satisfactorily supply the equipment. The AE-Constructor is to communicate these exceptions and the reasons to the Supply Chain Department representative in a reasonable time, but no later than 30 days after completion of the work.

Contact at United Rentals: Chris Britt, Branch Manager, cbritt@ur.com

Columbiana #A27      East Liverpool #A28
44691 State Route 14                                    16695 Lisbon Street
Columbiana, Ohio 44408                                East Liverpool, Ohio 43920
Phone: 330-482-1100                                     Phone: 330-385-5381
FAX: 330-482-1182                                        FAX: 330-385-7304

Estimated Cost for MAJOR EQUIPMENT may be pre-determined for a Subproject, including both owned and third-party rentals. The Estimated Cost shall be agreed upon by the parties, and becomes part of the “Target Construction Cost”.

If the parties, prior to the start of a Subproject (with equipment use greater than a month), agree (in writing) upon a fixed rental period for the Subproject, the rental amount shall be determined based on use of fractional month’s rental for any period in excess of full months.

All MAJOR EQUIPMENT must be authorized by FirstEnergy prior to being delivered to the jobsite and in no event shall the rental rates be higher than the rates paid in the locality for similar equipment.

FirstEnergy reserves the right to provide any MAJOR EQUIPMENT at any time during the term of this Contract. If provided, FirstEnergy will either provide or pay for all necessary fuel, lubricants and maintenance.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-12

D. By payment for:

1.	Wages and fringe benefits required by applicable union contract for craft labor up to and including the General Foreman.

2.
Payroll taxes, contributions to Federal and State Unemployment and Worker's (Workmen's) Compensation funds required to be made by the AE-Constructor for craft labor and Comprehensive General Liability and Employer's Liability Insurance (burdens).

In lieu of invoicing actuals, such payroll taxes, Federal and State Unemployment, Worker's Compensation funds and Comprehensive General Liability and Employer's Liability Insurance as required by the Contract terms may be charged at the Cumulative Adjustable Rate (CAR), as defined below, of Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] (Ohio) or of Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] (Pennsylvania) of the Wages (up to and including General Foreman) and adjusted (periodic adjustments to be determined) to reflect actual costs. In the event that FirstEnergy elects for the Contractor to provide $[******] million excess liability insurance in accordance with Article 12 of the Agreement, the Cumulative Adjustable Rate (CAR), as defined below, will be of Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] (Ohio) or, of Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] (Pennsylvania) of the Wages. Pursuant to the provisions of the Contract terms allowing FirstEnergy's access to AE-Constructor's records to review Contract cost, FirstEnergy shall have the right of access to records substantiating the actual cost of the various portions of the Cumulative Adjustable Rate, and FirstEnergy and AE-Constructor agree to make adjustments to actual costs (periodic adjustments to be determined), subject to audit (FirstEnergy's access) under the provisions as allowed for herein.

The Cumulative Adjustable Rate (CAR) shall be comprised and represent the sum of the components listed below (a., b., and c. or d.) with some components, or portions thereof, reimbursable based on actual costs incurred by the AE-Constructor, and other portions, or portions thereof, reimbursable and shall be adjusted (periodic adjustments to be determined) during the term of the Contract.

a.       FICA, FUTA, and SUTA

FirstEnergy will reimburse the AE-Constructor for FICA, Federal (FUTA) and State (SUTA) Unemployment at the Rate of [*****%] (Ohio) or [*****%] (Pennsylvania) of Wages (up to and including General Foreman). Upon receipt of notification of statutory changes in these rates, AE-Constructor shall notify FirstEnergy within 10 days of receipt of this notification for consideration by the parties of making changes in the CAR. The AE-Constructor shall provide a report, which reconciles the difference between the amount billed for FICA, FUTA and SUTA with the actual amount paid therefor, whether charges or credits, which shall be submitted to FirstEnergy along with an invoice or a check, with proper reconciliation of adjustments (periodic adjustments to be determined). The breakdown for the FICA, FUTA and SUTA percentage listed above is FICA [*****%]; FUTA [*****%] and SUTA [*****%] (Ohio) and [*****%] (PA).

b.	Comprehensive General Liability and Employer's Liability Insurance

The portion of the AE-Constructor's premiums that are directly related to the insurance required by FirstEnergy as per the Contract terms will be reimbursed to the AE-Constructor at [*****%] of the Wages; in the event that FirstEnergy elects for the Contractor to provide $[******] excess liability insurance, in accordance with Article 12 of the Agreement, the insurance required by FirstEnergy as per the Contract terms will be reimbursed to the AE-Constructor at [*****%] of the Wages. This percentage mark-up shall be adjusted (periodic adjustments to be determined) during the term of the contract. Premiums for additional insurance (other than as required by the Contract terms) as may be required by FirstEnergy and will be reimbursed at invoice cost.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-12

c.	Worker’s (Workmen’s) Compensation - State of Ohio

For work performed in the state of Ohio, the portion of the AE-Constructor's Workers' Compensation premiums that are directly related to the coverage required by FirstEnergy shall be reimbursed at of Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] (Ohio) of Wages. This percentage shall be based on the AE-Constructor’s actual premium rate in effect on July 1 immediately preceding the effective date of the Contract. The statutory percentage component of Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] for Ohio may be escalated/de-escalated, upon notification from the AE-Constructor, for any increase/decrease in the statutory Worker's Compensation (Manual Rate only) as modified by the AE-Constructor's Experience Modification Percentage (rate). The Experience Modification Rate, in effect on [*****] immediately preceding the effective date of the Contract shall be periodically adjusted during the term of the Contract. AE-Constructor shall provide evidence, acceptable to and agreed by FirstEnergy, of such escalation/de-escalation that directly affect such cost prior to such changes becoming effective. FirstEnergy shall be notified within 10 days of AE-Constructor’s receipt of Worker’s Compensation notice from the State of Ohio whether there is an increase, a decrease or no change. FirstEnergy and AE-Constructor shall then determine appropriate timing for adjustment of the CAR. The AE-Constructor shall provide a report, for any adjustments for past work (refunds/rebates/discounts/weekly wage caps/etc.), whether charges or credits, which shall be submitted to FirstEnergy along with an invoice or a check, with proper reconciliation of adjustments (periodic adjustments to be determined). The Manual rate and the Experience Modification Factor used to calculate the rate above are Manual Rate Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] for Ohio and Experience Modification Factor 1.00 for Ohio, plus statutory Administrative Costs and DWRF Costs of Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] for Ohio. Any escalation/de-escalation because of changes to the Experience Modification Factor shall be as mutually agreed by both FirstEnergy and AE-Constructor. Should the Manual Rate Code used as the Base Rate for premium cost calculation purposes be revised resulting in a lower Manual and total premium cost rate, the resulting change shall accrue to the benefit of FirstEnergy.

If AE-Constructor compliance for Workers' Compensation is provided under an acceptable (by the State Workers' Compensation Commission) self-insurance program, AE-Constructor shall submit evidence of such certification and the degree of self-insurance being undertaken. The effective rate as provided above for reimbursement under such self-insurance program shall be adjusted (periodic adjustments to be determined) during the term of the Contract.

If during the duration of the Contract the Contractor’s Ohio Worker’s Compensation status changes from the individual program to a group program, or from the group program to an individual program, then FirstEnergy shall be notified within 10 days of AE-Constructor’s receipt of such Worker’s Compensation notice from the State of Ohio. FirstEnergy and AE-Constructor shall then determine the necessary adjustments to the percentage markup for Ohio worker’s compensation and the appropriate timing for adjustment of the CAR.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-12

d.      Worker's (Workmen's) Compensation - Commonwealth of Pennsylvania

For work performed in the Commonwealth of Pennsylvania, the portion of the Contractor's Workers' Compensation premiums that are directly related to the coverage required by FirstEnergy shall be reimbursed at Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] (Pennsylvania) of Wages. This percentage shall be based on the AE-Constructor’s actual premium rate in effect on the first day of the month immediately preceding the effective date of the Contract. The statutory percentage component of Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] for Pennsylvania may be escalated/de-escalated, upon notification from the AE-Constructor, for any increase/decrease in the statutory Worker's Compensation (Manual Rate only) as modified by the AE-Constructor's Experience Modification Percentage (rate). The Experience Modification Rate in effect on the first day of the month immediately preceding the effective date of the Contract shall be adjusted (periodic adjustments to be determined) during the term of the Contract. AE-Constructor shall provide evidence, acceptable to and agreed by FirstEnergy, of such escalation/de-escalation that directly affect such cost prior to such changes becoming effective. FirstEnergy shall be notified within 10 days of AE-Constructor’s receipt of Worker’s Compensation notice from the insurance underwriters of current statutory Worker’s Compensation rates whether there is an increase, a decrease or no change. FirstEnergy and AE-Constructor shall then determine appropriate timing for adjustment of the CAR. Within 45 days of such receipt by AE-Constructor and within 45 days of the end of the project, any adjustments for past work (refunds/rebates/discounts/etc.), whether charges or credits, shall be submitted to FirstEnergy in the form of an invoice or a check, with proper reconciliation of adjustments (periodic adjustments to be determined). The Manual rate and the Experience Modification Factor used to calculate the rate above are Manual Rate Boiler Maker [*****%], Pipe Fitter [*****%], Electrician [*****%] for Pennsylvania and Experience Modification Factor [*****] for Pennsylvania. Any escalation/de-escalation because of changes to the Experience Modification Factor shall be as mutually agreed by both FirstEnergy and AE-Constructor. Should the Manual Rate Code used as the Base Rate for premium cost calculation purposes be revised resulting in a lower Manual and total premium cost rate, the resulting change shall accrue to the benefit of FirstEnergy.

3.
Overheads (excluding Fee/profit) include, but not limited to, offsite support personnel, automotive insurance premiums, home office expenses, transporting small tools and light construction equipment to and from the jobsite, etc. to be paid for at a rate of [$*****]/Hr of the Base Hourly Wages calculated as follows: the direct straight time labor rate per hour required by applicable labor contract for craft labor (up to and including General Foreman) multiplied by the number of hours worked, multiplied by [$*****]/Hr. , as noted above. The initial charge rate shall be in effect for the period January 1, 2005 through December 31, 2005. Commencing January 1, 2006, the initial charge rate will be adjusted annually per the annual Consumer Price Index - Urban Wage Earners and Clerical Workers, Washington - Baltimore, DC-MD-VA-WV (Nov 96 = 100). For example, if the average Index for the 12 months preceding October 2005 were [*****%], the 2006 rate effective for January 1, 2006 through December 31, 2006, would be [$*****]/Hr.

E.	Payment for small tools (that have an original cost of less than or equal to [$*****]) by one of the following methods as determined by FirstEnergy:

1.	[$*****] Craft Labor Hour Worked. (Does not include Superintendent, craft General Foreman and Foreman, office personnel time, and AE-Constructor’s other non-craft administrative personnel.)

2.
Pricing for Small Tools shall be adjusted annually at an escalation rate determined by the Bureau of Labor Statistics (BLS) Producer Price Index for “Material and Components for Construction”, commodity code [*****] (“BLS Index”). In the event that commodity code [*****] is discontinued, the next higher level series as published by BLS shall be used for escalation. The initial charge rate shall be in effect for the period January 1, 2005 through December 31, 2005. Commencing January 1, 2006, the initial charge rates will be adjusted annually. The BLS Index for the average of the twelve months preceding each October shall be used to determine the next year’s escalation. For example, if the average Index for the 12 months preceding October 2005 were [*****%], the 2006 rate effective for January 1, 2006 through December 31, 2006, would be [$*****]/Hr.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-12

3.  FirstEnergy may opt to furnish small tools.

F.
Payment for consumables (job supplies such as paper clips, tape, respirators, gloves, paper, soap, grinding wheels, saw blades, etc. as defined in Exhibit 5.1-9, Job Supplies) by one of the following methods as determined by FirstEnergy:

1.	[$*****] Craft Labor Hour Worked. (Does not include Superintendent, craft General Foreman and Foreman, office personnel time, and AE-Constructor’s other non-craft administrative personnel.)

2.
Pricing for Small Tools shall be adjusted annually at an escalation rate determined by the Bureau of Labor Statistics (BLS) Producer Price Index for “Material and Components for Construction”, commodity code [*****] (“BLS Index”). In the event that commodity code [*****] is discontinued, the next higher level series as published by BLS shall be used for escalation. The initial charge rate shall be in effect for the period January 1, 2005 through December 31, 2005. Commencing January 1, 2006, the initial charge rates will be adjusted annually. The BLS Index for the average of the twelve months preceding each October shall be used to determine the next year’s escalation. For example, if the average Index for the 12 months preceding October 2005 were [*****%], the 2006 rate effective for January 1, 2006 through December 31, 2006, would be [$*****]/Hr.

3.	FirstEnergy may opt to furnish small tools.

The payment for such items of Work as covered above shall be made as provided in the General Terms and Conditions for the Engineering, Procurement, and Construction.

FirstEnergy may authorize minor changes in the work not involving an adjustment in the [******] Price or [******] for Performance, which are consistent with the overall intent of the Contract.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-12

Example of Labor Costs
As of July 26, 2005

COST REIMBURSABLE WORK
BREAKDOWN OF COST OF LABOR (PF OH, 1st Shift)

1.   [*****%] published wage rate (plus taxable fringes @ [$*****])
      Pipe Fitter Journeyman Local 495                                                                                        [$*****]

a.   Base Hourly Wage Rate [*****%] published rate (plus taxable                                                 [$*****]

      fringes @ [$*****]) Pipe Fitter Journeyman

2.   Fringe benefit cost/MNHR* (Non Taxable Fringes)

      a.  Hours Worked (Includes $-______/HR Industry Funds**)                                                   [$*****]

      b. Hours Paid  (Includes $-______/HR Industry Funds**)                                                 [$*****]

3.   Insurance & Taxes (CAR) [*****%] of Wages (Hours Paid)                                                      [$*****]

4.   Overheads (excluding Fee) (Hours Worked)                                                                           [$*****]

5.   Payment for small tools (Hours Worked)                                                                               [$*****]

6.   Payment for consumables (Hours Worked)                                                                            [$*****]

7.   Total Cost Per Hour (First Shift)

a.  Straight (1a+2a+2b+3+4+5+6)                                                                                   [$*****]

b.  Premium (1a+2b+3)                                                                                                  [$*****]

                1. Time & one-half [(straight + .5 (premium)]                                                                [$*****]
                2. Double Time (straight + premium)                                                                           [$*****]

8.   Shift differential - Add to 1 above and recalculate
      3, 4, and 7 for 2nd and 3rd shift rates. If fringe
      benefits are affected by shift differential (i.e. fringes
      as a % of pay rate), items 2a. and 2b. may also
      need adjusted.

1.  2nd       [$*****]/HR
2.  3rd        [$*****]/HR

NOTE: (1) The AE-Constructor will be required to complete and submit the information above for all crafts used prior to the crafts beginning any Work.

All billing rate information to be sent to:
FirstEnergy Corp.
76 S. Main Street
Akron, OH 44308
ATTN: Peter F. Bertolo
        * As required by applicable union contract.
      ** Industry Funds, if applicable.
***Exclusive of the premium cost of [******] insurance, which shall be priced at an additional [*****%] of Wages paid.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-12

Example of Labor Costs
As of July 26, 2005

COST REIMBURSABLE WORK
BREAKDOWN OF COST OF LABOR (BM OH, 1st Shift)

1. [*****%] published wage rate (plus taxable fringes @ [$*****])
    Boiler Maker Journeyman Local 154                                                                                     [$*****]

    a. Base Hourly Wage Rate [*****%] published rate (plus taxable
        fringes @ [$*****]) Boiler Maker Journeyman                                                                     [$*****]

2. Fringe benefit cost/MNHR* (Non Taxable Fringes)

a. Hours Worked (Includes $______/HR Industry Funds**)                                           [$*****]

b. Hours Paid  (Includes $______/HR Industry Funds**)                                        [$*****]

3. Insurance & Taxes (CAR) [*****%] of Wages (Hours Paid)                                                       [$*****]

4. Overheads (excluding Fee)          (Hours Worked)                                                                [$*****]

5. Payment for small tools (Hours Worked)                                                                                [$*****]

6. Payment for consumables (Hours Worked)                                                                            [$*****]

7. Total Cost Per Hour (First Shift)

a. Straight (1a+2a+2b+3+4+5+6)                                                                                  [$*****]

b. Premium (1a+2b+3)                                                                                                 [$*****]

                1. Time & one-half [(straight + .5 (premium)]                                                              [$*****]
                2. Double Time (straight + premium)                                                                         [$*****]

8.  Shift differential - Add to 1 above and recalculate
     3, 4, and 7 for 2nd and 3rd shift rates. If fringe
    benefits are affected by shift differential (i.e. fringes
    as a % of pay rate), items 2a. and 2b. may also
    need adjusted.

               1. 2nd    [$*****]/HR
               2. 3rd    [$*****]/HR

NOTE:   (1) The AE-Constructor will be required to complete and submit the information above for all crafts used prior to the crafts beginning any Work.

All billing rate information to be sent to:
                      FirstEnergy Corp.
                      76 S. Main Street
                      Akron, OH 44308
                      ATTN: Peter F. Bertolo
       * As required by applicable union contract.
      ** Industry Funds, if applicable.
***Exclusive of the premium cost of $[******] million excess liability insurance, which shall be priced at an additional [*****]% of Wages paid.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 5.1-12

Example of Labor Costs
As of July 26, 2005

COST REIMBURSABLE WORK
BREAKDOWN OF COST OF LABOR (EL OH, 1st Shift)

1. [*****%] published wage rate (plus taxable fringes @ [$*****])
Electrician Journeyman Local 246                                                                                       [$*****]

a. Base Hourly Wage Rate 90% published rate (plus taxable
fringes @ [$*****]) Electrician Journeyman                                                                [$*****]

2. Fringe benefit cost/MNHR* (Non Taxable Fringes)

a. Hours Worked (Includes $ - ___/HR Industry Funds**)                                                    [$*****]

b. Hours Paid  (Includes $ - ___/HR Industry Funds**)                                                 [$*****]

3. Insurance & Taxes (CAR) [*****%] of Wages (Hours Paid)                                                              [$*****]

4. Overheads (excluding Fee) (Hours Worked)                                                                                [$*****]

5. Payment for small tools (Hours Worked)                                                                                       [$*****]

6. Payment for consumables (Hours Worked)                                                                                    [$*****]

7. Total Cost Per Hour (First Shift)

a. Straight (1a+2a+2b+3+4+5+6)                                                                                         [$*****]

b. Premium (1a+2b+3)                                                                                                        [$*****]

1. Time & one-half [(straight + .5 (premium)]                                                             [$*****]
2. Double Time (straight + premium)                                                                        [$*****]

8. Shift differential - Add to 1 above and recalculate
    3, 4, and 7 for 2nd and 3rd shift rates. If fringe
    benefits are affected by shift differential (i.e. fringes
    as a % of pay rate), items 2a. and 2b. may also
    need adjusted.

1. 2nd         [$*****]/HR
2. 3rd          [$*****]/HR

NOTE: (1) The AE-Constructor will be required to complete and submit the information above for all crafts used prior to the crafts beginning any Work.

                            All billing rate information to be sent to:
                               FirstEnergy Corp.
                               76 S. Main Street
                               Akron, OH 44308
                               ATTN: Peter F. Bertolo
       *   As required by applicable union contract.
       ** Industry Funds, if applicable.
***Exclusive of the premium cost of ${******] million excess liability insurance, which shall be priced at an additional [*****]% of Wages paid.

EXECUTION COPY
EXHIBIT 5.2(C)

CONTRACTOR’S INTERIM WAIVER AND RELEASE OF LIENS AND CLAIMS
UPON PROGRESS PAYMENT

STATE OF ______________________
COUNTY OF ____________________:

The undersigned, _____________________________ ("Contractor"), has been engaged by FirstEnergy Generation Corp. ("FirstEnergy"), to furnish certain materials, equipment, services, and/or labor for the project known as [Subproject #____ (the "Subproject")] of the W.H. Sammis Plant Air Quality Control Project (the "Project"), which is located in Stratton, Ohio, and more particularly described on Attachment A, attached hereto (the "Property"), pursuant to the General Terms and Conditions for Engineering, Procurement, and Construction, dated _______________, 2005 (the “Agreement”).

Upon receipt of the sum of $_____________________ (“Current Payment”), Contractor waives and releases all liens or claims of liens for labor and materials against FirstEnergy, the Subproject, the Project, and the Property, and any right against any labor and/or material bond with the exception of the bond obligations in Section 12.7 of the Agreement, “Security for Vendor Termination Costs” Contractor has or may have through the date of ____________________, 200__ (“Current Date”) arising out of Contractor's performance of work on the Subproject and the Project.

Contractor represents that all of its obligations, legal, equitable, or otherwise, through ____________________, 200__ (date of last prior invoice) relating to or arising out of its work on the Subproject or the Project have been fully satisfied, including, but not limited to obligations relating to:
•	Employees, laborers, materialmen and subcontractors employed by Contractor;
•	Labor, materials, equipment and supplies furnished by others to Contractor; and
•	Sales and use taxes, social security taxes, income tax withholding, unemployment insurance, privilege taxes, license fees, and any other taxes and obligations imposed by governmental authorities.

This Interim Lien Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Interim Lien Waiver, that it is fully informed with respect to the legal effect of this Interim Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Interim Lien Waiver in return for the payment recited above.

[NAME OF CONTRACTOR]

By:

Title

AFFIDAVIT
On this ____ day of _________________, 20____, before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that the information provided in this document is true and accurate, this document was signed under oath personally and on behalf of Contractor, and that this Affidavit was executed as a free act and deed of Contractor.

Notary Public
My term Expires (date): _________________

EXECUTION COPY
EXHIBIT 5.2(C)

SUBCONTRACTOR'S INTERIM WAIVER AND RELEASE OF LIENS AND CLAIMS
UPON PROGRESS PAYMENT

STATE OF ______________________
COUNTY OF ____________________:
OR OTHER JURISDICTION (where signing) __________________

The undersigned, ________________________, of ____________________________ ("Subcontractor") who has, under an agreement with ____________________________________ ("Contractor"), furnished certain materials, equipment, services, and/or labor for the project known as [Subproject #____ (the "Subproject")] of the W.H. Sammis Plant Air Quality Control Project (the "Project"), which is located in Stratton, Ohio, and more particularly described on Attachment A, attached hereto (the "Property").

Upon receipt of the sum of $_____________________ (“Current Payment”), the Subcontractor waives and releases any and all claims of lien for labor and materials against FirstEnergy Generation Corp. ("FirstEnergy"), Contractor, the Subproject, the Project, and the Property, at law, in contract, tort, equity or otherwise, and any and all liens or claims of liens or any right against any labor and/or material bond Subcontractor has or may have through the date of ____________________, 200__ (“Current Date”), arising out of Subcontractor's performance of work on the Subproject and the Project.

The Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of its work on the Subproject and the Project through ____________________, 200__ (date of last prior invoice) relating to or arising out of its work on the Subproject or the Project have been fully satisfied, including, but not limited to obligations relating to:
•	Employees, laborers, materialmen and subcontractors employed by the Subcontractor;
•	Labor, materials, equipment and supplies furnished by others to the Subcontractor; and
•	Sales and use taxes, social security taxes, income tax withholding, unemployment insurance, privilege taxes, license fees, and any other taxes and obligations imposed by governmental authorities.

This Interim Lien Waiver is freely and voluntarily given and the Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Interim Lien Waiver, that it is fully informed with respect to the legal effect of this Interim Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Interim Lien Waiver in return for the payment recited above.

[NAME OF SUBCONTRACTOR]

By:

Title:

AFFIDAVIT
On this ____ day of _________________, 20____, before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that the information provided in this document is true and accurate, this document was signed under oath personally and on behalf of Subcontractor, and that this Affidavit was executed as a free act and deed of Subcontractor.

Notary Public
My term Expires (date):_____________

EXECUTION COPY
EXHIBIT 6.3(A)

CONTRACTOR’S FINAL LIEN WAIVER

STATE OF ______________________
COUNTY OF ____________________:

The undersigned, _____________________________ ("Contractor"), has been engaged by FirstEnergy Generation Corp. ("FirstEnergy"), to furnish certain materials, equipment, services, and/or labor for the project known as [Subproject #____ (the "Subproject")] of the W.H. Sammis Plant Air Quality Control Project (the "Project"), which is located in Stratton, Ohio, and more particularly described on Attachment A, attached hereto (the "Property"), pursuant to the General Terms and Conditions for Engineering, Procurement, and Construction, dated _______________, 2005 (the “Agreement”).

In consideration of payment of the Contract Price, the Fee (as defined in the Agreement), and all other amounts due under the Agreement, Contractor waives and releases all liens or claims of liens for labor and materials against FirstEnergy, the Subproject, and the Property in respect of the Subproject, and any right against any labor and/or material bond Contractor has, may have had or may have in the future arising out of Contractor's performance of work on the Subproject.

Contractor represents that all of its payment obligations, legal, equitable, or otherwise, that are due as of the date hereof relating to or arising out of its work on the Subproject have been fully satisfied, including, but not limited to obligations relating to:
•	Employees, laborers, materialmen and subcontractors employed by Contractor;
•	Labor, materials, equipment and supplies furnished by others to Contractor (except for the disputed amounts specified in the Certificate of Final Completion); and
•	Sales and use taxes, social security taxes, income tax withholding, unemployment insurance, privilege taxes, license fees, and any other taxes and obligations imposed by governmental authorities.

This Final Lien Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Final Lien Waiver, that it is fully informed with respect to the legal effect of this Final Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Final Lien Waiver in return for the payment recited above.

[NAME OF CONTRACTOR]

By:

Title:

AFFIDAVIT
On this ____ day of _________________, 20____, before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that the information provided in this document is true and accurate, this document was signed under oath personally and on behalf of Contractor, and that this Affidavit was executed as a free act and deed of Contractor.

Notary Public
My term Expires (date): _______________

EXECUTION COPY
EXHIBIT 6.3(A)

SUBCONTRACTOR'S FINAL LIEN WAIVER

STATE OF ______________________
COUNTY OF ____________________:
OR OTHER JURISDICTION (where signing) __________________

The undersigned, ________________________, of ____________________________ ("Subcontractor") who has, under an agreement with ____________________________________ ("Contractor"), furnished certain materials, equipment, services, and/or labor for the project known as [Subproject #____ (the "Subproject")] of the W.H. Sammis Plant Air Quality Control Project (the "Project"), which is located in Stratton, Ohio, and more particularly described on Attachment A, attached hereto (the "Property").

In consideration of payment of the full amount of contract price owing to Subcontractor, the receipt of which is hereby acknowledged, the Subcontractor waives and releases any and all claims of lien for labor and materials against FirstEnergy Generation Corp. ("FirstEnergy"), Contractor, the Subproject, and the Property in respect of such Subproject, at law, in contract, tort, equity or otherwise, and any and all liens or claims of liens or any right against any labor and/or material bond Subcontractor has, may have had or may have in the future arising out of Subcontractor's performance of work on the Subproject.

The Subcontractor represents that all of its payment obligations, legal, equitable, or otherwise, relating to or arising out of its work on the Subproject have been fully satisfied, including, but not limited to obligations relating to:
•	Employees, laborers, materialmen and subcontractors employed by the Subcontractor;
•	Labor, materials, equipment and supplies furnished by others to the Subcontractor; and
•	Sales and use taxes, social security taxes, income tax withholding, unemployment insurance, privilege taxes, license fees, and any other taxes and obligations imposed by governmental authorities.

This Final Lien Waiver is freely and voluntarily given and the Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Final Lien Waiver, that it is fully informed with respect to the legal effect of this Final Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Final Lien Waiver in return for the payment recited above.

[NAME OF SUBCONTRACTOR]

By:

Title

AFFIDAVIT
On this ____ day of _________________, 20____, before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that the information provided in this document is true and accurate, this document was signed under oath personally and on behalf of Subcontractor, and that this Affidavit was executed as a free act and deed of Subcontractor.

Notary Public
My term Expires (date):___________________

EXECUTION COPY
EXHIBIT 6.3(C)

FINAL COMPLETION CERTIFICATE

__________________________________, a(n) ________________ corporation ("Contractor"), in accordance with Section 6.3(C) of the General Terms and Conditions for Engineering, Procurement, and Construction, dated __________________, 2005 (the "Agreement"), between Contractor and FirstEnergy Generation Corp., an Ohio corporation ("FirstEnergy"), does hereby certify that[, with respect to Subproject #___ of the W.H. Sammis Plant]:

1. Contractor has achieved Mechanical Completion of the Subproject;

2. Contractor has delivered to FirstEnergy a Final Lien Waiver, and Final Lien Waivers from each of its Subcontractors involved in the Subcontract, each in the form of Exhibit 6.3(A) to the Agreement;

3. Contractor has transferred to FirstEnergy all final documentation, records, Drawings and Specifications, and test reports required by the Agreement to be delivered to FirstEnergy.

4. Contractor has assigned or provided to FirstEnergy all warranties relating to the Subproject to the extent Contractor is required to do so under the Agreement;

5. Contractor has obtained all Contractor Permits required in connection with the performance of the Subproject;

6. Contractor has removed all Hazardous Substances brought onto, stored, used or located on the Site by Contractor or its Subcontractors in connection with the delivery, installation, or testing of the Subproject (unless the same have been permanently incorporated into the work in accordance with the Agreement and Applicable Law or unless the Parties have mutually agreed the same are required to support other on-going Contractor work);

7. Contractor has removed all its supplies, waste, materials, rubbish, and temporary facilities from the Site (except to the extent the Parties have mutually agreed the same are required to support other on-going Contractor work);

8. All Subcontractors have been finally paid, except for the disputed amounts listed below (but without limiting Contractor’s obligations under Article 14 and Section 6.4 of the Agreement.

Capitalized terms used herein which are not defined shall have the meaning ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, Contractor has caused this Notice of Final Completion to be duly executed and delivered this ____ day of ______________, 20____.

[NAME OF CONTRACTOR]

By:

Title:

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 6.5

SCHEDULE LIQUIDATED DAMAGES

SCHEDULE LIQUIDATED DAMAGES (Wrap Arrangement)

For each day after the Guaranteed Final Completion date, but prior to 12/31/2010 (the “NSR Consent Decree Date”), that the Final Completion of an AQC Unit is delayed, the Contractor shall pay FirstEnergy an amount equal to the amount of the liquidated damages provided in the contract between the OEM and the Contractor regardless of whether Contractor or its Subcontractors (including the OEM) are at fault (but except to the extent FirstEnergy or FE Vendors are at fault or the Guaranteed Final Completion Date is extended pursuant to a Change Order) and regardless of the ability of the Contractor to ultimately collect such liquidated damages from the OEM. Contractor shall use best efforts to obtain, in such OEM contract, a liquidated damages rate of {$******] for each megawatt of NDC (defined in Exhibit 7.2) on the affected Generating Unit for each day of delay prior to the NSR Consent Decree Date (e.g. for the 300 MW Sammis Unit 5, the rate would be {$******] per day of delay).

For each day after the NSR Consent Decree Date that the Final Completion of an AQC Unit is delayed, the Contractor shall pay FirstEnergy an amount equal to the amount of the liquidated damages provided in the contract between the OEM and the Contractor regardless of whether Contractor or its Subcontractors (including the OEM) are at fault (but except to the extent FirstEnergy or FE Vendors are at fault or the Guaranteed Final Completion Date is extended pursuant to a Change Order) and regardless of the ability of the Contractor to ultimately collect such liquidated damages from the OEM. Contractor shall use best efforts to obtain, in such OEM contract, a liquidated damages rate of {$******] for each megawatt of NDC on the affected Generating Unit for each day of delay after the NSR Consent Decree Date (e.g. for the 300 MW Sammis Unit 5, the rate would be {$******] per day of delay).

In addition, with respect to an AQC Unit, for each Outage Day (defined in Exhibit 7.2) beyond [******] days the Contractor uses during the Corrective Action Period (defined in Exhibit 7.2), the Contractor shall pay FirstEnergy the an amount equal to the amount of liquidated damages provided in the contract between the OEM and the Contractor regardless of whether Contractor or its Subcontractors (including the OEM) are at fault (but except to the extent FirstEnergy or FE Vendors are at fault or the Guaranteed Final Completion Date is extended pursuant to a Change Order) and regardless of the ability of the Contractor to ultimately collect such liquidated damages from the OEM. Contractor shall use best efforts to obtain, in such OEM contract, a liquidated damages rate of {$******] for each affected megawatt of NDC on the affected Generating Unit for each Outage Day (e.g. for the 300 MW Sammis Unit 5, the rate would be {$******] per Outage Day).

In addition, with respect to each Subproject or AQC Unit, in the event that Final Document Delivery has not been achieved by the date that Final Completion is achieved, Contractor shall pay FirstEnergy as liquidated damages {$******] per day until Final Document Delivery occurs.

SCHEDULE LIQUIDATED DAMAGES (FE Vendor Arrangement)

With respect to an AQC Unit, for each day after the Guaranteed Final Completion date, but prior to the NSR Consent Decree Date, that the Final Completion is delayed, but only for that portion of such delay caused by the Contractor, the Contractor shall pay FirstEnergy as Liquidated Damages {$******] for each megawatt of NDC on the affected Generating Unit for each day of delay (e.g. for the 300 MW Sammis Unit 5, the rate would be {$******] per day of delay) and for each day after the NSR Consent Decree Date that the Final Completion is delayed, but only for that portion of such delay caused by the Contractor, the Contractor shall pay FirstEnergy as liquidated damages {$******] for each megawatt of NDC on the affected Generating Unit for each day of delay (e.g. for the 300 MW Sammis Unit 5, the rate would be {$******]/day of delay).

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 6.5

In addition, with respect to an AQC Unit, for each Outage Day beyond [******] days the Contractor uses during the Corrective Action Period, the Contractor shall pay FirstEnergy as liquidated damages, but only for that portion of such Outage Days caused by the Contractor, {$******] for each megawatt of NDC on the affected Generating unit for each Outage Day (e.g. for the 300 MW Sammis Unit 5, the rate would be {$******] Outage Day of delay).

In addition, with respect to each Subproject or AQC Unit, in the event that Final Document Delivery has not been achieved by the date that Final Completion is achieved, Contractor shall pay FirstEnergy as Liquidated Damages {$******] per day until Final Document Delivery occurs.

The Parties anticipate that the Project Schedule for the Subproject associated with Generating Units 1 through 4 of the Sammis Plant will designate a separate Guaranteed Final Completion Date for each AQC Unit within that Subproject. At the election of FirstEnergy, the Project Schedule for the Subproject associated with Sammis Plant Generating Units 5, 6, and 7 will designate either a single Guaranteed Final Completion Date for all AQC Units within that Subproject, or separate Guaranteed Final Completion Dates for each AQC Unit within that Subproject (with an adequate time allowed between the Scheduled Mechanical Completion Dates established for Generating Units 5, 6, and 7).

Contractor’s liability for Schedule Liquidated Damages for AQC Units associated with Sammis Plant Generating Units 1 through 4 shall in no event exceed the amount of the [******] on the total Subproject.

The limitation on the amount of Schedule Liquidated Damages for the AQC Units associated with Sammis Plant Generating Units 5, 6, and 7 shall be determined during the Development Phase as follows:

i)
If FirstEnergy elects to designate a single Guaranteed Final Completion Date for all AQC Units within that Subproject, then the Parties will treat all such AQC Units as one Subproject for purposes of the application of Schedule Liquidated Damages, and the Project Schedule will include an adequate time allowed between the Scheduled Mechanical Completion Dates established for the AQC Units associated with Generating Units 5, 6, and 7. In such case, Contractor’s liability for the Schedule Liquidated Damages for the Subproject shall in no event exceed the amount of the [******] on the total Subproject.

ii)
If FirstEnergy elects to designate separate Guaranteed Final Completion Dates for each AQC Unit within that Subproject, then the Parties will treat such AQC Units separately for purposes of the application of Schedule Liquidated Damages. In such case, Contractor’s liability for the Schedule Liquidated Damages for each AQC Unit shall in no event exceed the amount of the [******] on that AQC Unit.

EXECUTION COPY
EXHIBIT 7.2

RELIABILITY STANDARD, PERFORMANCE GUARANTEES AND PERFORMANCE LIQUIDATED DAMAGES
RELIABILITY STANDARD

As a prerequisite for Final Completion of an AQC Unit such AQC Unit shall complete a reliability test consisting of a 30 consecutive day run (the “Reliability Standard”).

An AQC Unit shall be deemed to have successfully met the Reliability Standard if the following criteria (or such criteria as may be negotiated with the OEM during the Development Phase; Contractor shall use best efforts to obtain the criteria listed below in the contract between the OEM and Contractor are met:
1.
During the reliability test, the average outlet emission rate is 0.10 lb./MMBTU or less for SO2 with respect to AQC Units 5, 6, and 7 of the W.H. Sammis facility as measured by the AQC Unit CEMS. The acceptable average outlet emission rate with respect to AQC Units 1 - 4 will be determined during the Development Phase for that Subproject.

2.	The AQC Unit does not cause the associated Generating Unit output to be restricted during the duration of the test.
3.
No auxiliary, standby or temporary equipment or machinery is used during the performance of the test, unless otherwise approved by FirstEnergy (however, installed redundant, permanent plant equipment may be used during the test).

4.	The AQC Unit is operated in its normal mode of operation while the test is being conducted, which shall consist of;
(i)	the operation of the AQC Unit as a whole in accordance with the Specifications and the operating instructions supplied by the Contractor and approved by FirstEnergy during the Development Phase;
(ii)	the operation of all AQC Unit systems within the manufacturers’ specifications and without over-stressing or over-pressurizing any such systems; and
(iii)	the Generating Unit is operating on the range of fuels shown in Exhibit 7.2 -1.

The test shall be run by the Contractor utilizing FirstEnergy’s personnel by means of supervising and directing FirstEnergy’s supervisor(s); it being agreed by the parties that FirstEnergy’s personnel shall not be (or deemed to be) employees of the Contractor. However, the use of FirstEnergy’s personnel by the Contractor shall not relieve the Contractor of any liability or responsibility under this Agreement. FirstEnergy shall reasonably make available a set of operating spare parts for the Subproject available for Contractor’s use during the performance test. The operating spare parts inventory requirements will be established during the Development Phase.

In the event the Contractor fails to successfully meet the Reliability Standard after a test run, it shall promptly thereafter submit a plan to correct the work including an explanation of the reason for failure of the test, the tasks anticipated to correct the deficiencies, duration of the tasks and their critical path, the outages required and a cost estimate (the “Corrective Action Plan”). The Corrective Action Plan will be subject to timely and reasonable review and approval by FirstEnergy. Once the Corrective Action Plan is approved, the Contractor will execute the plan and re-perform the test. The Contractor shall repeat this procedure until the Reliability Standard has been met.

If, during the course of performing the test, the Generating Unit operation causes the Subproject to fail the test through no fault of the Contractor or the Subproject itself, the test will be suspended until the Generating Unit is returned to service. Once the AQC Unit is returned to service, the Contractor will continue the test counting from the day it had been suspended as if no interruption had occurred. Contractor will be given a day for day extension of the Corrective Action Period, if required, to complete such suspended test, and a Change Order to reflect adjustments to the Guaranteed Final Completion Date (and any other appropriate changes to the Changed Criteria) shall be completed.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 7.2

PERFORMANCE GUARANTEES (Wrap Arrangement)

Performance Guarantees for an AQC Unit under a Wrap Arrangement are as follows:

•	SO2 Emission Removal Rate Guarantee:
[******%] (or such amount as may be negotiated with the OEM during the Development Phase; Contractor shall use best efforts to obtain a [******%] SO2 emission removal rate guarantee in the contract between the OEM and Contractor.)

•	Auxiliary Power Guarantee:
To be set during the Development Phase for the Subproject but will include all new loads associated with a given Subproject and any modification of existing loads (e.g. fan upgrades etc.) for a Subproject. For purposes of the Auxiliary Power Guarantee, allocation of new and existing electric loads between the AQC Units will be established during the Development Phase.

All Performance Guarantees are to be met while the Generating Unit operates at its Net Demonstrated Capacity (which capacity FirstEnergy shall reasonably document for Contractor) as modified by the additional auxiliary loads related to the Subproject (“NDC”) with consumables meeting the criteria set forth in the Design Fuel range as defined in Exhibit 7.2 -1 and the Design Reagent range. FirstEnergy and Contractor will establish the Design Reagent range during the Development Phase for the Subproject. During the performance test, there should be no net increase in front half filterable PM emissions for AQC Units 6 & 7 between inlet and outlet of the new WFGD systems for units 6 and 7, using reference methods specified in 40 CFR Part 60, Appendix A, Method 5, or Method 5B, in support of FirstEnergy's commitments within the NSR Consent Decree.

PERFORMANCE GUARANTEES (FE Vendor Arrangement)

Performance Guarantees, Design Fuel range, and Design Reagent range under a FE Vendor Arrangement will be set between the OEM for each Subproject and FirstEnergy and coordinated with Bechtel. Contractor shall be liable with respect to such Performance Guarantees to the extent Contractor contributes to any performance shortfall.

CORRECTIVE ACTION PERIOD

For purposes of this Exhibit 7.2, the “Operation Date” with respect to an AQC Unit shall mean the date which is [******] days prior to the Guaranteed Final Completion Date. If the Contractor fails to meet any of the Performance Guarantees, excluding the Reliability Standard, by the Operation Date, Contractor will be permitted a [******] day period to correct deficiencies in the work (the “Corrective Action Period”). During the Corrective Action Period the Contractor will be allowed an aggregate of [******] days during which the Generating Unit may be taken out of service at Contractor’s request without schedule Liquidated Damages and during which Contractor shall have reasonably unimpeded access to the Subproject in order to correct any such deficiencies (“Outage Days”). Once FirstEnergy has reviewed and approved the Corrective Action Plan the Contractor will implement the plan. FirstEnergy may modify the dates of any Outage Days at FirstEnergy’s sole discretion; however, at the end of the Corrective Action Period, if Contractor has not met the Performance Guarantees and FE has not provided at least [******] Outage Days during the Corrective Action Period, an extension of the Corrective Action Period and the Guaranteed Final Completion Date will be granted in accordance with Section 9.2 to allow scheduling of additional Outage Days. The number of additional Outage Days will be equal to the lessor of (i) the number of Outage Days requested by Contractor and denied by FirstEnergy during the original Corrective Action Period, or (ii) the difference between [******] days and the number of Outage Days actually used by Contractor during the initial Corrective Action Period.

Contractor shall work diligently to minimize the length of any required extension of the Correction Period.

Prior to Final Completion, FirstEnergy will work with the Contractor to allow Contractor additional access to the AQC Unit during any outages that are not related to the Subproject. Such access shall be granted at FirstEnergy’s sole discretion. The AE/Constructor will pay Schedule Liquidated Damages for any Outage Days taken in excess of the permitted [*****] Outage Days as provided in Exhibit 6.5.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 7.2

Contractor shall use best efforts to obtain, in the contract between the OEM and Contractor, provisions for a Corrective Action Period and Outage Days similar to those provisions above. Contractor and FirstEnergy shall mutually determine the terms of the Corrective Action Period if the foregoing provisions cannot be obtained from an OEM.

PERFORMANCE LIQUIDATED DAMAGES (Wrap Arrangement)

•	SO2 Emission Removal Rate Guarantee:

The SO2 removal rate for an AQC Unit should be greater than or equal to the SO2 Emission Removal Rate Guarantee by the Guaranteed Final Completion Date. If the SO2 removal rate for an AQC Unit is less than the SO2 Emission Removal Rate Guarantee, the Contractor shall pay FirstEnergy, as Liquidated Damages, the liquidated damages provided in the contract between the OEM and the Contractor regardless of whether Contractor or its Subcontractors (including the OEM) are at fault (but except to the extent FirstEnergy or FE Vendors are at fault or the Performance Guarantee(s) has changed pursuant to a ChangeOrder) and regardless of the ability of the Contractor to ultimately collect such liquidated damages from the OEM. Contractor shall use best efforts to obtain, in such OEM contract, a liquidated damages rate of [$******] for each 0.1 percentage point by which the actual SO2 removal rate is less than the SO2 Emission Removal Rate Guarantee for each AQC Unit,

•	Auxiliary Power Guarantee:

The auxiliary power requirements for an AQC Unit should be less than or equal to the Auxiliary Power Guarantee by the Guaranteed Final Completion Date. If the auxiliary power requirements of an AQC Unit are greater than the Auxiliary Power Guarantee, the Contractor shall pay FirstEnergy, as Liquidated Damages, the liquidated damages provided in the contract between the OEM and the Contractor regardless of whether Contractor or its Subcontractors (including the OEM) are at fault (but except to the extent FirstEnergy or FE Vendors are at fault or the Performance Guarantee(s) has changed pursuant to a ChangeOrder) and regardless of the ability of the Contractor to ultimately collect such liquidated damages from the OEM. Contractor shall use best efforts to obtain, in such OEM contract, a liquidated damages rate of [$******] for each kilowatt by which the actual auxiliary power requirements of an AQC Unit, are greater than the Auxiliary Power Guarantee.

Contractor’s aggregate payment for all Performance Liquidated Damages for the Subproject conducted under the Wrap Arrangement is limited to the amount of the performance liquidated damages provided in the contract between the OEM (for purposes of clarification, it is anticipated that there will be only one (1) OEM for this Subproject) and the Contractor (subject to further limitation by the aggregate overall Liquidated Damages cap provided in such contract as applicable), regardless of whether Contractor or the OEM is at fault (but except to the extent FirstEnergy or FE Vendors are at fault or the Performance Guarantee(s) has changed pursuant to a Change Order) and regardless of the ability of the Contractor to ultimately collect such performance liquidated damages from the OEM, provided that, in the event such cap exceeds[$******], Contractor shall -be required to pay any amount in excess of [$******] in the cumulative aggregate only to the extent such excess is collected from the OEM. Contractor shall use best efforts to obtain, in such OEM contract, a liquidated damages aggregate payment cap of at least[$******].

PERFORMANCE LIQUIDATED DAMAGES (FE Vendor Arrangement)

•	SO2 Emission Removal Rate Guarantee:

The SO2 removal rate for an AQC Unit should be greater than or equal to the SO2 Emission Removal Rate Guarantee negotiated with the OEM by the Guaranteed Final Completion Date. If the SO2 removal rate for an AQC Unit is less than the SO2 Emission Removal Rate Guarantee, but only to the extent the Contractor contributes to such shortfall, the Contractor shall pay FirstEnergy, as liquidated damages, [$******] for each 0.1 percentage point (i.e., prorated for the extent the Contractor contributed to such shortfall) by which the AQC Unit’s actual SO2 removal rate is less than the SO2 Emission Removal Rate Guarantee.

CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
EXHIBIT 7.2

•	Auxiliary Power Guarantee:

The auxiliary power requirements for each AQC Unit should be less than or equal to the Auxiliary Power Guarantee by the Guaranteed Final Completion Date. If the auxiliary power requirements for an AQC unit are greater than the Auxiliary Power Guarantee, but only to the extent the Contractor contributes to such excess, the Contractor shall pay FirstEnergy as Liquidated Damages, [$******] for each kilowatt (i.e., prorated for the extent the Contractor contributed to such shortfall) by which the actual auxiliary power requirements of an AQC Unit are greater than the Auxiliary Power Guarantee.

The parties shall jointly develop a test procedure to reflect the above during the Development Phase of each Subproject.

EXECUTION COPY
EXHIBIT 7.2-1

DESIGN FUEL

Proximate Analysis (As Received)

	Design Fuel	Design Range
Moisture, wt.%	5.52	5.0 - 15.2
Volatiles, wt.%	37.27	33.0 - 38.0
Ash, wt.%	9.25	7.0 - 10.2
Fixed Carbon, wt.%	49.41	44.0 - 50.0
Sulfur, wt.%	2.57	1.2 - 2.7*
Heat Content, BTU/Lb.	12,962	11,100 - 13,000
SO2, Lb./MMBTU	4.00	2.00 - 4.15

* Uncontrolled SO2 Lb./MMBTU values will govern design guarantees, not the sulfur wt. % values.

This is FirstEnergy Reliable Information

EXECUTION COPY EXHIBIT 8.2

W.A. Sammis Plant AQC Project(s)	CSCO No.
Contracted Services Change Order and
Pricing Sheet

Issued To		P.O. No.

Contractor Representative	Location/Unit	Other No.

Initiated By					Date
Contr	FE Const	Engineering	Purchasing	Other
Extra Work/Field Change			Design Change	Scope Change
Price Before Work/Commence Upon Receipt of a Formal Change Order
Work Before Price/Schedule Urgent/Commence Work Upon Receipt of a Signed Notice to Proceed

Schedule Start Work, This CSCO:	Complete Work, This CSCO:

Schedule Impact:	Yes	No

Comments:

Estimated by:
Estimated Agreed Price: $		Date:		Contractor
FirstEnergy
Cost Reimbursable	T&M Not to Exceed		Firm Price
Other

Backcharge		To Whom	Contract/PO No.
Yes	No

Description of Work:

Drawings/Sketches Attached	Yes	NA	No	Previously Transmitted
Revised Specification Attached	Yes	NA	No	Previously Transmitted

Contractor to Coordinate All Work Through:	Phone:

Authorized By:	Date:

Copies to:      TBD